As filed with the Securities and Exchange Commission on December 13, 2005
                              Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 NS8 CORPORATION
                 (Name of Small Business Issuer in its Charter)

            Delaware                    7371                   13-4142621
(State or other jurisdiction of   (Primary Standard          (I.R.S. Employer
 incorporation or organization)   Industrial Class-       Identification Number)
                                    ification Code
                                        Number)

                                One Union Square
                        600 University Street, Suite 1525
                                Seattle, WA 98101
                                 (206) 331-4545

                                   Copies to:
                              Louis W. Zehil, Esq.
                                McGuireWoods LLP
                           1345 Avenue of the Americas
                                  Seventh Floor
                               New York, NY 10105
                                 (212) 548-2138

     Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434 under the Securities Act, please check the following box. [ ]


                                 CALCULATION OF REGISTRATION FEE

                                               Proposed Maximum         Proposed
Title of Each Class             Amount Being       Offering         Maximum Aggregate       Amount of
of Securities Being Registered  Registered   Price Per Share (1)   Offering Price (1)   Registration Fee*
------------------------------  -----------  --------------------  -------------------  ------------------

  Shares of Common Stock        375,000,000  $               0.05  $        18,750,000  $         2,006.25
------------------------------  -----------  --------------------  -------------------  ------------------

*Pursuant to Rule 457(p), the registration fee does not include $3,167.50 paid previously in connection with the registration of securities which remain unsold after the withdrawal of a registration statement, as described below. The registrant previously paid a filing fee in the amount of $3,167.50 with respect to a pre-effective registration statement filed of June, 10 2005 on Form SB-2 Registration No. 333-125693 and withdrawn by filing on December 6, 2005 a Form RW.

(1)  Estimated  for  purposes of computing the registration fee pursuant to Rule
457. For the purposes of this table, we have used the average of the closing bid and ask prices as of December 8, 2005.

The registrant hereby amends the registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that the registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This Prospectus is not an offer to sell, nor does it seek an offer to buy, these securities in any state where the offer or sale is not permitted.

The information in this Prospectus is not complete and may be changed. Neither the selling stockholder nor we may sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This Prospectus is not an offer to sell these securities, and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject  to  completion,  dated  December  13, 2005

                                   PROSPECTUS

                                 NS8 CORPORATION

                       375,000,000 shares of common stock

We have prepared this Prospectus to allow the selling stockholder, Cornell Capital Partners, LP, to sell up to an aggregate of 375,000,000 shares of our common stock. The shares of our common stock will be issued to Cornell Capital upon:

- conversion of approximately $3,164,000 of our 10% secured convertible debentures issued on November 14, 2005, and referred to as our 2005 debentures
- exercise of warrants to purchase our common stock issued in connection with the debentures.
- conversion of approximately $950,000 of secured convertible debentures issued in the second quarter of 2004, and referred to as our 2004 debentures

We will not receive any of the proceeds from the sale of common stock by the selling stockholder.

The selling stockholder has advised us that it will sell the shares from time to time in the open market, on the Over-the-Counter Bulletin Board, in privately negotiated transactions or a combination of these methods, at market prices prevailing at the time of sale, at prices related to the prevailing market prices, at negotiated prices, or otherwise as described under "Plan of Distribution." We will pay all expenses of registration incurred in connection with this offering, but the selling stockholder will pay all of its selling commissions, brokerage fees and related expenses.

Our common stock is quoted on the Over-the-Counter Bulletin Board under the symbol "NSEO." On December 8, 2005, the last reported sale price of our common stock was $0.05.

Brokers or dealers effecting transactions in these shares should confirm that the shares are registered under the applicable state law or that an exemption from registration is available.

These securities are speculative and involve a high degree of risk. Please refer to "Risk Factors" beginning on page 3.

THE SECURITIES AND EXCHANGE COMMISSION AND STATE SECURITIES REGULATORS HAVE NOT APPROVED OR DISAPPROVED OF THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                The date of this Prospectus is                 .


                                         TABLE OF CONTENTS

PROSPECTUS SUMMARY. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

RISK FACTORS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2

FORWARD-LOOKING STATEMENTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6

SUMMARY CONSOLIDATED FINANCIAL STATEMENTS . . . . . . . . . . . . . . . . . . . . . . . . . .   6

SELLING STOCKHOLDER . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8

USE OF PROCEEDS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9

PLAN OF DISTRIBUTION. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9

MANAGEMENT'S DISCUSSION AND ANALYSIS AND RESULTS OF OPERATIONS. . . . . . . . . . . . . . . .  10

DESCRIPTION OF BUSINESS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18

DESCRIPTION OF PROPERTY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE. . . . .  26

MANAGEMENT. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26

LEGAL PROCEEDINGS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS. . . . . . . . . . . . . .  35

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS. . . . . . . . . . . . . . . . . . . . . . . .  36

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S COMMON EQUITY AND OTHER STOCKHOLDER MATTERS  37

DESCRIPTION OF SECURITIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38

EXPERTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39

TRANSFER AGENT. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39

LEGAL MATTERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39

HOW TO GET MORE INFORMATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39

FINANCIAL STATEMENTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . F-1


                               PROSPECTUS SUMMARY

Introduction

The following is only a summary of the information, financial statements and notes included in this prospectus. You should read the entire prospectus carefully, including "Risk Factors" and our financial statements and the notes to the financial statements before making any decision regarding an investment in us.

We are a multimedia entertainment technology company based in Seattle, Washington, USA, with research and development facilities in Vancouver, British Columbia, Canada. We specialize in the development of server-based software technologies in the areas of smart encryption, content licensing and royalty distribution management, including interactive consumer experience viewing systems for Internet media on-demand applications for personal computers (PC), Internet Protocol television (IPTV) and other portable media devices. Our products are designed to ensure end-to-end security distribution and revenue management of content from creation to consumer delivery, using personal computers, IP set-top boxes, personal video recorders or other IP compatible media portal devices. We address the problems of the protection, distribution and management of content in digital environments through three proprietary, patent pending technology solutions:

-    Behavioral  Network  Management  Systems.  Our  console  designed  for
     ----------------------------------------
     multi-format encoding, distribution licensing, distribution management and media program scheduling of digital content for distribution over Internet protocol ("IP") networks.

-    Persistent  Media  Distribution  Security.  Our  NS8  Security  Protocol
     -----------------------------------------
     Integration ("Spi") provides embedded content security aimed at allowing our consumer to enforce consistent policies and practices throughout the Internet distribution and consumer usage cycle. We have designed our Spi-enabled files to lose usable integrity if tampered with in any way.

-    Non-Resident  Server  Based  Software Systems. Our NS8 Interactive Consumer
     ---------------------------------------------
     Programming and Shopping Guide is a video-on-demand ("VOD") programming and consumer interactive guide designed to allow for a complete portable media viewing experience that is capable of running on normal high-speed Internet lines.

The combination of these technologies constitutes a patent pending services distribution solution for content distribution via the Internet to a personal computer or an IP-based set-top box to a consumer's television. These technologies are composed of modular software modules that fortify security, speed, payment, compression, collaboration and content quality. These software modules can be applied as stand-alone solutions or combined to produce service portals for specific industry verticals.

We  are  a  development  stage  company  with  no  operating  revenues  to date.

Going  Concern

Our financial statements have been prepared on a "going concern" basis that contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. Our auditors have included an explanatory paragraph in their auditors' report, which references this matter. Management recognizes that we must generate capital and revenue resources to enable us to continue to operate. Ultimately, we must achieve profitable operations. We are planning to obtain additional capital from revenue generated from operations and through the sale of equity securities. Our realization of assets and satisfaction of liabilities in the normal course of business depends upon obtaining additional revenues and equity capital and ultimately achieving profitable operations. However, we cannot assure you that we will be successful in these activities. Should any of these events not occur, the accompanying financial statements will be materially affected.

About  Us

Our principal executive offices are located at One Union Square, 600 University Street, Suite 1525, Seattle, Washington 98101. Our telephone number is (206) 331-4545.

                                  RISK FACTORS

We are subject to various risks that may materially harm our business, financial condition and results of operations. You should carefully consider the risks and uncertainties described below and the other information described below before deciding to purchase our common stock. If any of these risks or uncertainties occur, our business, financial condition or operating results could be materially harmed. In that case, the trading price of our common stock could decline and you could lose part or all of your investment.

Risks  Related  to  Our  Business

We  have  had  no  profits  and  insignificant  revenues  since  inception.

We are a development stage company and have had no profits and insignificant revenues since commencement of operations in March 2000. For the years ended December 31, 2004 and 2003, we experienced a net loss of $9,781,920 and $3,925,394, respectively. For the nine months ended September 30, 2005 and 2004, our net loss was $6,230,566 and $8,761,666, respectively. Our accumulated deficit was $15,257,009 as of December 31, 2004 and $21,502,259 at September 30, 2005. Future losses are likely to occur, as we continue to spend money to pay for our operations without any significant revenue. We cannot assure you that we will be successful in generating any significant revenues or reaching or maintaining profitable operations. Accordingly, we may experience liquidity and cash flow problems. If our losses continue, our ability to operate may be severely impacted.

We  may  need to raise additional capital or debt funding to sustain operations.

We will require additional capital to sustain operations and we may need access to additional capital or additional debt financing to begin our sales. In addition, to the extent that we have a working capital deficit and cannot offset the deficit from profitable sales, we may have to raise capital to repay the deficit and provide more working capital to permit growth in revenues. We cannot assure that financing, whether from external sources or related parties, will be available on favorable terms. An inability to obtain adequate financing would result in the need to reduce the pace of, or cease, business operations. Any of these events could materially harm our business and may result in a lower stock price.

We  may  not  be  able  to  continue  as  a  going  concern.

Our consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. We have a history of operating losses that are likely to continue in the future. Our auditors have included an explanatory paragraph in their Independent Auditor's Report included in our audited financial statements for the year ended December 31, 2004 and 2003 to the effect that our significant losses from operations and our dependence on equity and debt financing raise substantial doubt about our ability to continue as a going concern. Our financial statements do not include any adjustments that might be necessary should we be unable to continue as a going concern.

We are subject to a working capital deficit, which means that our current assets on December 31, 2004 were not sufficient to satisfy our current liabilities, and as a result, our ability to continue operations is at risk.

As of December 31, 2004, the date of our most recent audited financial statements, we had a working capital deficit of $5,422,342, which means that our current liabilities as of that date exceeded our current assets by $1,422,342. Our working capital deficit at September 30, 2005 was $6,232,951. Current assets are assets that we expect to convert to cash within one year and, as a result, may be used to pay current liabilities as they become due. We had insufficient working capital meaning our current assets were insufficient to satisfy all of our current liabilities on December 31, 2004 and on June 30, 2005. Our ongoing operations must begin to provide sufficient revenues to improve our working capital position. If we are unable to become profitable we may have to raise additional capital or debt to fund the operations or curtail future plans.

We could fail to attract or retain key personnel, which could be detrimental to our operations.

Our success largely depends on the effort and abilities of key executive officers. The loss of the services of any of our key executive officers could materially harm our business because of the cost and time necessary to find and train a replacement. Such a loss would also divert management attention away from operational issues. We do not presently maintain key-man life insurance policies on any of our key executive officers. We also have other key employees who manage our operations, and if we were to lose their services, senior management would be required to expend time and energy to replace these employees and train the replacements. To the extent that we are smaller than our competitors and have fewer resources, we may not be able to attract a sufficient number and quality of staff.

Our new products, services and technologies may never generate revenue or become profitable.

We have made significant investments in research, development and marketing for new products, services and technologies. Revenue from new product and service investments may not be achieved for a number of years, if at all. Moreover, these products and services may never be profitable.

If we fail to adequately protect our intellectual property rights, competitors may use our technology and trademarks, which would weaken our competitive position and may result in the failure of our business.

Our success depends upon our proprietary technology. We rely on a combination of patent pending, copyright, trademark and trade secret rights, confidentiality procedures and licensing arrangements to establish and protect our proprietary rights. To date, we have filed two U.S. patent applications and one Patent Cooperation Treaty application with the U.S. Patent and Trademark Office, and the trademark applications described in the "Trademarks" subsection of the "Proprietary Technologies" section. As of this date, none of the trademark applications have been granted or rejected with the exception of the trademark "CANONLINE" which was granted by the Register of Trade-marks of Canada on September 13, 2005 to CanOnline Global Media, Inc., a subsidiary of the Company. It is possible that other companies could successfully challenge the validity or scope of our patents and that our patents may not be granted or provide a competitive advantage to us. As part of our confidentiality procedures, we generally enter into non-disclosure agreements with our employees, distributors and corporate partners and into license agreements with respect to our software, documentation and other proprietary information. Despite these precautions, third parties could copy or develop similar technology independently. The protection of our proprietary rights may not be adequate and our competitors could independently develop similar technology, duplicate our products, or design around patents and other intellectual property rights that we hold.

We  need  to  establish  and  maintain  strategic  and  licensing relationships.

Our success will depend in part upon our ability to establish and maintain licensing relationships with companies in related business fields, including but not limited to communications companies, owners of digital media content, DVD authoring facilities and replicators, consumer electronics hardware manufacturers, and CD-ROM mastering facilities and replicators. We believe that these relationships are needed to allow us access to manufacturing, sales and distribution resources. However, the amount and timing of resources to be devoted to these activities by such other companies are not within our control. We cannot assure you that we will be able to maintain our existing relationships or enter into beneficial relationships in the future, that other parties will perform their obligations as expected or that our reliance on others will not result in unforeseen problems. We cannot assure you that our potential licensees will not develop or pursue alternative technologies either on their own or in collaboration with others, including with our competitors. The failure of any of our current or future collaboration efforts would have a material adverse effect on our ability to introduce new products or applications and, as a result, would have a material adverse effect on our business, financial condition and results of operations.

We  face  intense  competition  from  better  funded  companies.

We face intense competition from better funded companies in the fields of Internet software services, digital security and asset management, and media distribution. We expect that competition will continue to intensify. Our competitors may develop products or services that are superior to ours or have greater market acceptance than we hope to obtain. If we are unable to compete successfully against our competitors our business and financial condition will be adversely affected.

A breach of customer confidential information could expose us to excessive liability.

Any breach of security relating to confidential information of customers could result in legal liability for us and a reduction in customer use or the total cancellation of their participation. We anticipate that we will receive highly confidential information from customers that will be stored in our internal or third-party computer systems. We anticipate that we will possess sensitive customer information or data for storage as part of our services, which could be valuable to competitors or other similar companies if misappropriated or accessed. We will enter into comprehensive customer services and confidentiality agreements with all expected customers. Our security procedures and protocols to protect the customer against the risk of inadvertent disclosure or intentional breach of security might fail, thereby exposing customers to the risk of disclosure of their confidential information.

Our common stock may be affected by limited trading volume and may fluctuate significantly, which may affect our shareholders' ability to sell shares of our common stock.

Prior to the date of this prospectus, there has been a limited public market for our common stock and there can be no assurance that a more active trading market for our common stock will develop. An absence of an active trading market could adversely affect our stockholders' ability to sell our common stock in short time periods, or possibly at all. Our common stock has experienced, and is likely to experience in the future, significant price and volume fluctuations, which could adversely affect the market price of our common stock without regard to our operating performance. In addition, we believe that factors such as quarterly fluctuations in our financial results and changes in the overall economy or the condition of the financial markets could cause the price of our common stock to fluctuate substantially. These fluctuations may also cause short sellers to enter the market from time to time in the belief that we will have poor results in the future. We cannot predict the actions of market participants and, therefore, can offer no assurances that the market for our stock will be stable or appreciate over time. The factors may negatively impact stockholders' ability to sell shares of our common stock.

Our common stock is traded on the over-the-counter bullentin board, which may not provide liquidity for our investors.

Our common stock is quoted on the Over-the-Counter Bulletin Board. The Over-the-Counter Bulletin Board is an inter-dealer, over-the-counter market that provides significantly less liquidity than the NASDAQ Stock Market or national or regional exchanges. Securities traded on the Over-the-Counter Bulletin Board are usually thinly traded, highly volatile, have fewer market makers and are not followed by analysts. The Securities and Exchange Commission's order handling rules, which apply to NASDAQ-listed securities, do not apply to securities quoted on the Over-the-Counter Bulletin Board. Quotes for stocks included on the Over-the-Counter Bulletin Board are not listed in newspapers. Therefore, prices for securities traded solely on the Over-the-Counter Bulletin Board may be difficult to obtain and holders of our common stock may be unable to resell their common stock at or near the original acquisition price, or any price.

Our common stock is deemed to be "penny stock," which may make it more difficult for investors to sell their shares due to suitability requirements.

Our common stock is deemed to be "penny stock" as that term is defined in Rule 3a51-1 promulgated under the Securities Exchange Act of 1934. This classification may reduce the potential market for our common stock by reducing the number of potential investors. This may make it more difficult for investors in our common stock to sell shares to third parties or to otherwise dispose of them. This could cause our stock price to decline. Penny stocks are stocks:

-    With  a  price  of  less  than  $5.00  per  share;
-    That  are  not  traded  on  a  "recognized"  national  exchange;
- Whose prices are not quoted on the NASDAQ automated quotation system (NASDAQ listed stock must still have a price of not less than $5.00 per share); or
- In issuers with net tangible assets less than $2.0 million (if the issuer has been in continuous operation for at least three years) or $10.0 million (if in continuous operation for less than three years), or with average revenues of less than $6.0 million for the last three years.

Broker/dealers dealing in penny stocks are required to provide potential investors with a document disclosing the risks of penny stocks. Moreover, broker/dealers are required to determine whether an investment in a penny stock is a suitable investment for a prospective investor.

Our products and services are subject to government regulations which, if changed, could adversely affect the availability of our products.

The laws and regulations that govern our business with respect to e-commerce and online content and data distribution are rapidly changing. The U.S. government and the governments of other states and foreign countries have attempted to regulate activities on the Internet. Evolving areas of law that are relevant to our business include privacy laws, proposed encryption laws, content regulation and potential sales and tax laws. Due to this rapidly evolving and uncertain regulatory environment, we cannot predict how such proposed or contemplated laws and regulations might affect our business. In addition, these uncertainties will make it difficult to ensure compliance with the laws and regulations governing the Internet. These laws and regulations could harm our overall growth by subjecting us to liability or forcing us to change our method of conducting and distributing our primary online services and product technologies.

Risks  Related  To  The  Offering

Future sales by our stockholders may negatively affect our stock price and our ability to raise funds in new stock offerings.

Sales of our common stock in the public market following this offering could lower the market price of our common stock. Sales may also make it more difficult for us to sell equity securities or equity-related securities in the future or at a price that our management deems acceptable. Of the 109,951,996 NS8 Corporation shares of our common stock issued and 7,100,522 unexchanged CGMI shares as of December 1, 2005, 32,949,359 shares are unrestricted and held by non-affiliates, and are freely tradable without restriction under the Securities Act. Affiliates hold 35,230,372 shares of our common stock. In connection with the 2004 debentures and 2005 debentures and the related warrants, we will issue an estimated 375,000,000 shares of common stock.

The selling stockholder intends to sell its shares of common stock in the market, which sales may cause our stock price to decline

Our 2004 debentures and 2005 debentures issued to Cornell Capital are convertible into shares of our common stock based on the trading prices of the common stock in the future. For example, the conversion price of the 2005 debentures on November 29, 2005 would have been $0.045 per share, and if the debenture holder were to have converted $500,000 principal amount of its 2005 debentures on that date, 11,111,112 shares of our common stock would have been issued to the debenture holder, which would represent 9.2% of our issued and outstanding common stock. A total of $3,163,430 of 2005 debentures were issued to the debenture holder, and the conversion price may be lower than $0.045 per share when the debenture holder converts the 2004 debentures and 2005 debentures. The debenture holder may not hold more than 9.9% of our common stock at any given time, and therefore, it will be required to sell our shares in the public market prior to converting additional 2004 debentures and 2005 debentures into common stock when it holds 9.9% of our outstanding common stock.

The conversion price of the 2004 debentures and 2005 debentures is adjusted based on the daily trading price of our common stock. If the trading price of the common stock is low when the conversion price of the debentures is determined, we would be required to issue a higher number of shares of common stock, which could cause substantial dilution to our stockholders. In addition, if the debenture holder converts its debentures and sells the common stock, this could result in an imbalance of supply and demand for our common stock and reduce its price. The further our stock price declines, the further the adjustment of the conversion price will fall and the greater the number of shares we will have to issue upon conversion. The selling stockholder intends to convert its 2004 debentures and 2005 debentures and to sell in the public market up to 375,000,000 shares of common stock being registered in this offering. Such sales are likely to cause the conversion price of the 2005 convertible debentures to fall and our stock price to decline.

Our obligations under the 2004 debentures and 2005 debentures are secured by all of our assets.

Our obligations under the debentures which we issued to Cornell Capital Partners are secured by all of our assets. As a result, if we default under the terms of the debentures, Cornell Capital Partners could foreclose its security interest and liquidate all of our assets. This would cause us to cease operations.

                           FORWARD-LOOKING STATEMENTS

Except for historical information, this report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and
Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements involve risks and uncertainties, including, among other things, statements regarding our business strategy, future revenues and anticipated costs and expenses. Such forward-looking statements include, among others, those statements including the words "expects," "anticipates," "intends," "believes" and similar language. Our actual results may differ significantly from those projected in the forward-looking statements. Factors that might cause or contribute to such differences include, but are not limited to, those discussed in the section "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Risk Factors". You should carefully review the risks described in other documents we file from time to time with the Securities and Exchange Commission. We caution you not to place undue reliance on the forward-looking statements, which speak only as of the date of this report. We undertake no obligation to publicly release any revisions to the forward-looking statements or reflect events or circumstances after the date of this document.

                            SUMMARY CONSOLIDATED FINANCIAL INFORMATION

                                         FOR YEAR ENDED    FOR YEAR ENDED     FOR THE       FOR THE
STATEMENTS OF OPERATIONS                  DECEMBER 31,       DECEMBER 31,      NINE          NINE
                                              2004              2003           MONTHS        MONTHS
                                                                               ENDED         ENDED
                                                                           September 30,   September 30,
                                                                                2005          2004
                                                                            (unaudited)   (unaudited)
                                        ----------------  ----------------  ------------   ---------
OPERATING EXPENSES:
  Research and development . . . . . .  $     1,079,824         1,382,000       687,761       818,941
  General and administrative expenses.        8,323,294         2,518,058     4,315,673     7,723,100
                                        ----------------  ----------------  ------------   ----------
    LOSS FROM OPERATIONS . . . . . . .       (9,403,118)       (3,900,058)   (5,003,434)   (8,542,041)
    TOTAL OTHER INCOME (EXPENSE) . . .         (378,802)          (25,336)   (1,241,816)     (219,625)
                                        ----------------  ----------------  ------------   ----------
    NET LOSS . . . . . . . . . . . . . $     (9,781,920)       (3,925,394)   (6,245,250)   (8,761,666)
                                        ================  ================  ============   ==========
    LOSS PER SHARE . . . . . . . . . .            (0.11)            (0.17)        (0.06)        (0.10)
                                        ================  ================  ============   ==========

BALANCE SHEET DATA                            September 30, 2005
                                                  (unaudited)

Current assets
  Cash and cash equivalents                      $      8,897
  Prepaid, consulting services                         53,150
  Prepaid, other                                       75,866
                                                 -------------

    Total current assets                              137,913
Property and equipment, net                           225,253
                                                 -------------

        Total assets                             $    363,166
                                                 =============
Current liabilities
  Accounts payable and accrued expenses          $    868,562
  Accrued payroll and related expenses              1,664,063
  Current portion of capital lease obligations          7,443
  Notes payable                                       475,000
  Notes payable - shareholders                      3,355,795
                                                 ------------

    Total current liabilities                       6,370,266

Capital lease obligations, net of current portion      -

Convertible debentures, net of debt
    discount of $927,451                              287,233
                                                 -------------

      Total liabilities                             6,657,499
                                                 -------------

Shareholders' deficit
  Preferred stock, $0.0001 par value
    5,000,000 shares authorized
    no shares issued and outstanding                   -
  Common stock, $0.0001 par value
    500,000,000 shares authorized
    104,768,315 shares issued and outstanding          10,477
  Additional paid-in capital                       15,223,351
  Accumulated other comprehensive loss                (26,500)
  Deficit accumulated in the development stage    (21,502,259)
                                                 -------------

      Total shareholders' deficit                  (6,294,931)
                                                 -------------
Total liabilities and shareholders' deficit      $    363,166
                                                =============

     SELLING  STOCKHOLDER

The selling stockholder, Cornell Capital, may from time to time offer and sell pursuant to this prospectus any or all of the shares of common stock to be issued upon conversion of the debentures or upon exercise of warrants issued in connection with the 2005 debenture.

The table below sets forth the name of the selling stockholder and the number of shares of common stock that the selling stockholder may offer pursuant to this prospectus. Except as set forth below, to our knowledge, the selling stockholder has not, or within the past three years has not had, any material relationship with us or any of our predecessors or affiliates.

The selling stockholder may from time to time offer and sell any or all of the shares under this prospectus. Because the selling stockholder may offer all or some of the common stock offered pursuant to this prospectus, we cannot estimate how may shares of common stock that the selling stockholder will hold upon consummation of any such sales.

Based upon the information provided to us by the selling stockholder, it is not a broker-dealer or affiliated with a broker-dealer. To our knowledge, the selling stockholder does not have agreements, arrangements or understandings with any other persons, either directly or indirectly to dispose of the common stock being registered.


                                    Shares Beneficially      Number of   Shares Beneficially
                                           Owned               Shares      Owned After the
Name and Address of Beneficial          Before the             Being          Offering
Owner                                    Offering             Offered
                                      Number   Percent (2)     Number      Number   Percent
----------------------------------  ---------  -----------  -----------  ---------  -------
Cornell Capital Partners, L.P. (3)  2,400,000        1.5%   375,000,000  2,400,000     1.5%
101 Hudson Street, Suite 3700
Jersey City, New Jersey  07302

(1)     Assumes  all  shares  of  common  stock  offered  hereby  are  sold.

(2) Applicable percentage of ownership is based on 159,063,415 shares of common stock outstanding as of December 1, 2005, together with securities exercisable or convertible into shares of common stock within 60 days of December 1, 2005, for each stockholder. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to securities exercisable or convertible into shares of common stock that are currently exercisable or exercisable within 60 days are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Note that affiliates are subject to Rule 144 and insider trading regulations - percentage computation is for illustration purposes only.

(3) Cornell Capital Partners, L.P. is the holder of the debentures. Control of Cornell Capital Partners is held by its general partner, Yorkville Advisors, LLC and all investment decisions are made by Yorkville Advisors, LLC as general partner. Mark Angelo, the managing member of Yorkville Advisors, LLC makes the investment decisions on behalf of and controls Yorkville Advisors, LLC. Cornell Capital Partners acquired all shares being registered in this offering in financing transactions with us. Those transactions are explained below:

2005  Debenture

On November 14, 2005, we closed on the sale of the $3,163,430 principal amount of secured convertible debentures issued to Cornell Capital Partners. Of the $3,163,430 paid to us for the debentures, $1,863,430 was previously paid to us in connection with promissory notes issued by us to Cornell Capital on May 27, 2005 and on June 9, 2005. The remainder of the purchase price of the debentures was paid in one installment of $500,000 on November 14, 2005 and another installment of $500,000 was paid on December 9, 2005, with one final installment of $300,000 to be paid on the fifth business day after the effective date of the registration statement of which this prospectus is a part.

The 2005 debentures carry an interest rate of 10%, have a term of three years and are convertible into common stock at the lower of $0.075 per share or 90% of the average of the three lowest volume weighted daily average prices of our common stock for the 30 days prior to the conversion.

The Company has also issued warrants to Cornell Capital to purchase 5,000,000 shares of common stock at an exercise price of $0.075 per share, 10,000,000 shares of common stock at an exercise price of $0.06 per share and 10,000,000 shares of common stock at an exercise price of $0.05 per share. The warrants expire on November 14, 2010.

2004 Debenture

In May 2004, the Company sold $1,500,000 of secured convertible debentures to Cornell Capital, of which approximately $950,000 remain outstanding. The 2004 debentures carry an interest rate of 5%, are due in May 2007 and are convertible into our common stock at the lower of $1.30 or 80% of the lowest closing bid price of the common stock during the five trading days immediately preceding the conversion date.

                                 USE OF PROCEEDS

We will not receive any proceeds from the sale of the shares of common stock offered by this prospectus.

                              PLAN OF DISTRIBUTION

We are registering the common stock covered by this prospectus on behalf of the selling stockholder. As used herein, "selling stockholder" includes donees and pledgees selling shares received from the named selling stockholder after the date of this prospectus. We will bear all costs, expenses and fees in connection with the registration of the common stock offered hereby. Brokerage commissions and similar selling expenses, if any, attributable to the sale of shares of common stock will be borne by the selling stockholder.

The selling stockholder and any of its pledgees, assignees and successors-in-interest may, from time to time, sell any or all of its shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholder may use any one or more of the following methods when selling shares:

- ordinary brokerage transactions and transactions in which the broker dealer solicits purchasers;
- block trades in which the broker dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
- purchases by a broker dealer as principal and resale by the broker dealer for its account;
- an exchange distribution in accordance with the rules of the applicable exchange;
-    privately  negotiated  transactions;
-    settlement  of  short  sales  created  after  the  date of this prospectus;
- broker dealers may agree with the selling stockholder to sell a specified number of such shares at a stipulated price per share;
-    a  combination  of  any  such  methods  of  sale;  and
-    any  other  method  permitted  pursuant  to  applicable  law.

The selling stockholder may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus. Broker dealers engaged by the selling stockholder may arrange for other brokers dealers to participate in sales. Broker dealers may receive commissions or discounts from the selling stockholder (or, if any broker dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling stockholder does not expect these commissions and discounts to exceed what is customary in the types of transactions involved. The selling stockholder may from time to time pledge or grant a security interest in some or all of the shares or common stock or warrants owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933 amending the list of selling stockholder to include the pledgee, transferee or other successors in interest as selling stockholder under this prospectus.

The selling stockholder also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The selling stockholder and any broker dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The selling stockholder has informed us that it does not have any agreement or understanding, directly or indirectly, with any person to distribute the common stock.

We have agreed to indemnify the selling stockholder against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

The selling stockholder, Cornell Capital Partners, was formed in February 2000 as a Delaware limited partnership. Cornell Capital Partners is a domestic hedge fund in the business of investing in and financing public companies. Cornell Capital Partners does not intend to make a market in our stock or to otherwise engage in stabilizing or other transactions intended to help support the stock price. Prospective investors should take these factors into consideration before purchasing our common stock.

Under the securities laws of certain states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. The selling stockholder was advised to ensure that any underwriters, brokers, dealers or agents effecting transactions on behalf of the selling stockholder is registered to sell securities in all fifty states. In addition, in certain states the shares of common stock may not be sold unless the shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

         MANAGEMENT'S DISCUSSION AND ANALYSIS AND RESULTS OF OPERATIONS

The following discussion and analysis should be read in conjunction with the Consolidated Financial Statements and related notes included elsewhere in this prospectus

Plan  Of  Operations

The year ended December 31, 2004 (the "2004 Period") represented a period of growth and maturity in our corporate environment and technology development.
During the 2004 Period, we focused on completing, refining and preparing our technologies toward a salable product line and reached the development targets that we established during our planning stage, bringing us closer to the commercialization of our products. We also prepared our corporate environment for customer fulfillment, deployment and support as we neared the end of our fiscal year and understood that within our corporate objectives, 2005 would mark our year of product commercialization.

As part of this commercialization process, we have put our company under a management refinement microscope to identify where our strengths are and where to enhance our weaknesses in order to assure a good preparation and successful deployment for our commercialization strategies in 2005. We took our business processes and established new development and sales fulfillment systems, customer deployment procedures and processes, and solidified our human resource requirements to ensure that we have the right personnel to compliment and support our go-to-market objectives.

We plan to continue our research and development activities to further facilitate the necessary refinements and enhancements to our iWaveTM product line to deliver a successful and supportable product line that can be delivered turn-key or in separate components for various commercial applications that might not require an entire iWaveTM Interactive system. We anticipate that this product flexibility will enable us to shorten our sales cycle, expand our value offering in certain niche or existing customer deployments and provide us with a greater opportunity to effect an immediate sale of our product line during our 2005 commercialization year.

In addition to our sales and marketing efforts in 2005, we plan to pursue further relationships with other technology providers, content owners and service providers in order to expand our sales capabilities and resale opportunities. We anticipate changes in the number of our employees during the next twelve months in order to support the anticipated growth and expected changes in our operations.

During the three months ended September 30, 2005, we made essential competitive and industry required feature refinements to our iWave Interactive Systems. We have successfully completed development on the Amino set-top box hardware for digital distribution of MPEG2 and H264 content using our proprietary iWave consumer interface. We believe that this will enable our iWave system to not only be accessible by personal and wireless computer devices, but through a television device as well.

In addition, we have completed necessary industry driven refinements to our digital media management and distribution system (LDMS) that will control the entire iWave system for a service provider through a single control system. We believe that this will add greater economic benefits, industry adoptive qualities and marketable differentiators to our iWave product above existing competitive and similarly compared platforms.

These competitive and industry required enhancements to our iWave system have been precipitated from industry standardization requirements and feedback from our content and service provider relationships. Since our plan is to market and license the iWave system to Internet service providers and telecommunication companies offering IP-television and Internet services, these changes enabled us to further refine and simplify our business model while enhancing the economic benefits of iWave to those target markets.

During the three months ended September 30, 2005, we completed the hardware (headend) requirements of our iWave Interactive Systems. This allows us to tangibly deliver our iWave system as a preconfigured headend to our target markets for commercial use after we have concluded essential commercial and standardization tests in a non-simulated environment. By the delivery of iWave in a preconfigured headend package, we are able to save our customers significant installation and integration costs normally inherent in such commercial deployments.

On September 29, 2005, we announced a pilot program with several broadband Internet service providers ("ISPs") to participate in the testing of our iWave Interactive Systems. These ISPs include Canyon Broadband, WisperTelecommunications, Inc., Tulsa Metro Net Network Services, Gladiator Network Services and OHH!TV. During this pilot program scheduled for early 2006, we plan to test and refine essential systems which could not be refined in a simulated commercial environment. We also plan to aggregate certain types of digital media in various distribution and high definition compression formats for testing over our internal and external SAVVIS network to a non-simulated consumer environment. In addition, we plan to obtain final service provider and consumer feedback information to complete our commercial benchmark assumptions of our hardware for full commercial deployment.

Contracts
---------

On August 4 2005, we entered into a Master Services Agreement with SAVVIS Communications Corporation ("SAVVIS") pursuant to which we will jointly deliver a secure, IP-based, entertainment-on-demand platform. Under the terms of the Agreement, SAVVIS will provide hosting and network services to store, manage and deliver digital content over the Internet. We intend that the resulting integrated solution will provide a secure, IP-based, direct to consumer, digital content-on-demand platform that will be marketed to local telephone companies and independent ISPs as "iWave Interactive Media Distribution System". This platform is intended to enable customers to securely deliver video-on-demand, music, games and digital content to PC-based media devices.

Results  Of  Operations

                     Years Ended December 31, 2004 and 2003

Research and development expenses for the 2004 Period, decreased by 21.9% to $1,079,824 from $1,382,000 during the year ended December 31, 2003 (the "2003 Period"). During the 2003 Period, we issued stock grants to research and development employees which resulted in significant compensation charges of $687,417. Conversely, during the 2004 Period, we issued stock options to research and development employees which resulted in minimal compensation charges for the stock options. During the 2004 Period, we employed approximately 19 employees for research and development activities compared to 16 employees in the 2003 Period. Wages and benefits for research and development personnel during the 2004 Period were $925,014 compared to $611,626 during the 2003 Period. The total research and development expense incurred during the 2004 fiscal year represents approximately 11.5% of our total operating expenses for the 2004 Period. The majority of these funds were utilized for the compensation of our research and development personnel, and $143,543 of this amount was spent on equipment relating to research and development activities. During the 2003 Period, $82,957 was spent on equipment relating to research and development activities.

General and administrative expenses for the 2004 Period increased by 330.5% to $8,323,294 from $2,518,058 during the 2003 Period. The increase resulted from hiring additional staff in each of the following areas: Executive, Operations, Sales and Marketing. During the 2004 Period, we employed approximately 16 employees for general and administrative activities, compared to 14 employees in the 2003 Period. Some of the additional staff members are executives who are compensated at a much higher level in comparison to the average employee. With this growth, our office space expanded from approximately 4,425 square feet during the 2003 Period to 6,405 square feet in 2004 Period. General operating expenses for our Operations also increased as a result of the expansion. During the 2004 Period, we hired a public relations firm, marketing company and various consultants to develop marketing strategies, along with operations and business strategies. As a result, the advertising, promotion and consulting expenses increased from $182,152 in the 2003 Period to $618,172 in the 2004 Period. In addition, certain consultants were granted options or warrants as specified in their consulting agreements. The compensation charge recognized for these options and warrants during the 2004 Period amounted to $3,541,400. Travel expenses for the 2004 Period were $277,144, up $125,265 from 2003 Period. This increase in travel resulted from meetings regarding bridge financing, in addition to marketing meetings and attendance at technology conferences. Fees for professional services in the 2004 Period were $1,427,889, approximately $1,268,948 higher than for the 2003 Period. This increase results from fees associated with our financing arrangements, legal fees attributed to corporate financing and securities filings, U.S. patent applications, trademarks, employee stock option agreements and other employment matters. Accounting expenses for audit fees and public reporting obligations also contributed to the increase in professional service expenses.

We generated sales of $0 and $27,594 during the 2004 Period and 2003 Period, respectively. The sales generated in the 2003 Period are classified as other income and are not related to our research and development activities.

Interest expense for the 2004 Period increased by 678.9% to $359,069 from $52,930 for the 2003 Period. We obtained additional funding to finance operations through the issuance of promissory notes with detachable warrants and convertible debentures which resulted in the increase in interest expense.

As a result of the foregoing, we incurred a net loss of $9,781,920, or $0.11 per share, during the 2004 Period, as compared to a net loss of $3,925,394, or $0.07 per share, during the 2003 Period. We incurred a loss from operations of $9,403,118 during the 2004 Period, as compared to a loss from operations of $3,900,058 during the 2003 Period.

                  Nine Months Ended September 30, 2005 and 2004

Research and development expenses were $687,761 and $818,941 respectively, during the nine-month periods ending September 30, 2005 (the "Nine-Month 2005 Period") and September 30, 2004 (the "Nine-Month 2004 Period). During the Nine-Month 2005 Period, we employed an average of 18 employees for research and development, compared to 20 employees in the Nine-Month 2004 Period. Wages and benefits for research and development personnel during the Nine-Month 2005 Period were $676,810 compared to $640,289 during the Nine-Month 2004 Period. The total research and development expense incurred during the Nine-Month 2005 Period represents approximately 13.75% of our total operating expenses for the Nine-Month 2005 Period. The majority of these funds were utilized for the compensation of our research and development personnel, and $10,950 of this amount was spent on equipment relating to research and development activities.

General and administrative expenses for the Nine-Month 2005 Period decreased to $4,315,674 from $7,723,100 during the Nine-Month 2004 Period. During the

Nine-Month 2005 Period, we employed approximately 14 employees compared to 16 employees in the Nine-Month 2004 Period. Wages and benefits for general and administrative personnel during the Nine-Month 2005 Period were $1,168,031 compared to $4,868,855 during the Nine-Month 2004 Period. The difference in general and administrative wages primarily results from compensation charges of $2,211,667 for stock grants and stock options issued to executive level employees. During the Nine-Month 2005 Period we expensed $2,103,846 in consulting fees compared to $1,674,617 during the Nine-Month 2004 Period. The difference in consulting fees primarily relates to compensation charges of $1,376,158 for certain consultants who were granted options or warrants as specified in their consulting agreements. In addition, we retained the services of several consultants who provided advisory services to the board of directors and marketing department. Our legal and accounting fees for the Nine-Month 2005 Period were $332,947 compared to $366,191 in the Nine-Month 2004 Period. During the Nine-Month 2005 Period, we incurred significant legal fees in relation to patent filings and corporate financing. As a result of corporate financing obtained in the Nine-Month 2004 Period, we incurred finance charges on debt and equity agreements of $155,000 compared to $56,750 in the Nine-Month 2005 period.

Interest expense for the Nine-Month 2005 Period increased to $1,036,533 from $210,817 during the Nine-Month 2004 Period. We obtained additional funding to finance operations through the issuance of promissory notes with detachable warrants and convertible debentures which resulted to the increase in interest expense.

We have incurred other expense for the Nine-Month 2005 Period of $205,283 as compared to other expense of $8,808 during the Nine-Month 2004 Period. We loaned Long Distance Billing Services, Inc. ("LDBS") $200,000 in the form of a promissory note during the first quarter of 2005. Subsequently, we were advised that LDBS filed for protection under Chapter 11 of the Bankruptcy Code. As a result, $200,000 provision for the impairment of the note receivable was recorded.

As a result of the foregoing, we have incurred a net loss of $6,245,250 or $0.06 per share during the Nine-Month 2005 Period, as compared to a net loss of $8,761,666 or $0.10 per share during the Nine-Month 2004 Period. We have incurred a loss from operations of $5,003,434 during the Nine-Month 2005 Period, as compared to a loss from operations of $8,542,041 during the Nine-Month 2004 Period.

We have financed our research and development activities to date with proceeds from the sale of our common stock, the issuance of convertible debentures, and loans from our officers and shareholders.

We have suffered recurring losses from operations and have an accumulated deficit from inception on June 18, 1999 to September 30, 2005 of $21,528,758 at September 30, 2005. Primarily as a result of our recurring losses and our lack of liquidity, we have received a report from our independent auditors that includes an explanatory paragraph describing the uncertainty as to our ability to continue as a going concern.

Additional cash is necessary to sustain operations both in the short and long term. Additional funding is expected to be obtained as new vehicles are currently being pursued. Our ability to meet operating and capital requirements depends upon financing from external sources and ability to generate revenues from the core technologies we have developed. We cannot assure that we will obtain sufficient financing to develop profitable operations prior to utilizing all of the current resources available to us. In addition, if we do not receive the funds in a timely manner or on a scale to meet our needs, we may be forced to curtail our operations.

Although we have defaulted under certain provisions of two convertible debentures issued to Cornell Capital in May and June 2004, a Security Agreement dated May 19, 2004 between us and Cornell Capital and promissory notes, amended and restated as of June 9, 2005 and issued to Cornell Capital, Cornell Capital did not take any action to declare an event of default under those arrangements. We terminated these finance arrangements and entered into new financing arrangements to replace the Convertible Debentures, the Security Purchase Agreement, the Security Agreement, the Promissory Notes issued to Cornell, and other financing documents. The Standby Equity Distribution Agreement entered into with Cornell Capital on May 19, 2004 was terminated by Cornell Capital and us on the closing of this transaction on November 14, 2005. As a result of the new financing arrangements with Cornell Capital, we are not in default under our financing agreements with Cornell Capital.

Liquidity  and  Capital  Resources

                                 Year ended December 31, 2004   Year ended December 31, 2003
                                 -----------------------------  -----------------------------
Sale of common stock             $                     400,000  $                   2,445,000
Sale of convertible debentures   $                   1,500,000  $                     600,000
Loans from officers/shareholder  $                   4,145,000  $                     400,000
Short term loans                 $                     100,000  $                     225,000

We have suffered recurring losses from operations and have an accumulated deficit of $15,257,009 at December 31, 2004. Primarily as a result of our recurring losses and our lack of liquidity, we have received a report from our independent auditors that includes an explanatory paragraph describing the uncertainty as to our ability to continue as a going concern.

                  Nine Months Ended September 30, 2005 and 2004

Sources  of  Funds                  For the Nine Months Ended September 30, 2005
Contribution  of  capital              $                                 34,386
Proceeds  from  issuance  of common    $                                395,398
Proceeds  from  notes  payable  -      $                              1,293,245
Proceeds  from  short  term  loans     $                                150,000

Although we defaulted under certain provisions of two convertible debentures issued to Cornell Capital in May and June 2004, a Security Agreement dated May 19, 2004 between us and Cornell Capital and promissory notes, amended and restated as of June 9, 2005 and issued to Cornell Capital, Cornell Capital did not take any action to declare an event of default under those arrangements. We terminated these finance arrangements and entered into new financing arrangements to replace the Convertible Debentures, the Security Purchase Agreement, the Security Agreement, the Promissory Notes issued to Cornell, and other financing documents. The Standby Equity Distribution Agreement entered into with Cornell Capital on May 19, 2004 was terminated on the closing of this transaction on November 14, 2005. As a result of the new financing agreements with Cornell Capital, we are no longer in default under our financing arrangements with Cornell Capital.

Financing  Activities

Our financing activities in the 2004 Period consisted of loans, the sale of secured convertible debentures and entering into a Standby Equity Distribution Agreement.

During  2004,  we  received  loans  for  various  parties,  including:

- During March 2004, a loan received from Turbo International, Inc. in the amount of $250,000. The loan was due on March 11, 2005 and bore interest at the rate of 10% per annum. The due date on the loan has been extended to September 11, 2005, and the rate of interest is 10% for the additional six months. Upon repayment of the loan to Turbo, we will issue to Turbo warrants to purchase 100,000 shares of our common stock.

- During April 2004, a loan received from 4Com Corporation in the amount of $150,000. The loan was due on July 25, 2004 and bore interest at the rate of 8.5% per annum. Upon the date of the loan with 4Com, we issued to 4Com warrants to purchase 75,000 shares of common stock at an exercise price of $0.61 per share with a term of two years from the date of issuance. The loan plus accrued interest was repaid in June 2004, and the warrants remain unexercised.

- During May 2004, a loan received from Turbo International, Inc. in the amount of $150,000. The loan is due on May 12, 2005 and bears interest at a rate of 10% per annum.

- During May 2004, a loan received from Martin Calvert, then a director of ours, for $95,000. The loan was initially due on May 13, 2005 and bore interest at the rate of 8% per annum, but on June 1, 2004, the loan plus accrued interest was fully paid to Martin Calvert. Pursuant to the terms of the loan, upon its repayment, we issued to Mr. Calvert warrants to purchase 47,500 shares of common stock at an exercise price equal to the market price of the shares on the date the warrants were issued with a term of two years from the date of issuance. The warrants remain unexercised and have an exercise price of $0.61 per share.

- During August 2004, a loan received from Ming Capital Enterprises, Inc. in the amount of $200,000. The loan is due on demand and bears interest at a rate of 10% per annum.

- In August 2004, a loan received from Martin Calvert, then a director, for $100,000. The loan was due on August 12, 2005 and bears interest at a rate of 9.5% per annum. Upon repayment of the loan to Martin Calvert, we issued to Mr. Calvert warrants to purchase 50,000 shares of our common stock at an exercise price equal to market price on the date the warrants are issued with a term of two years from the date of issuance. A portion of the loan plus accrued interest was repaid in September 2004. The balance remaining on the loan plus accrued interest was repaid in December 2004. The warrants were issued with an exercise price of $0.61 per share and remain unexercised.

- In September 2004, a loan received from Ming Capital Enterprises, Inc. in the amount of $175,000. The loan was due on September 7, 2005 and bears interest at a rate of 10% per annum. On May 20, 2005, the Company was granted an extension of this loan to December 8, 2005.

- During September 2004, received a loan received from Turbo International, Inc. in the amount of $175,000. The loan was due on September 24, 2005 and bears interest at a rate of 10% per annum. On May 20, 2005, the Company was granted an extension of this loan to December 23, 2005.

- In September 2004, a loan received from Aton Select Fund Limited in the amount of $100,000. The loan was due on September 27, 2005 and bears interest at the rate of 10% per annum. On May 20, 2005, the Company was granted an extension of this loan to December 26, 2005.

- On October 14, 2004, a loan received from Turbo International, Inc. in the amount of $175,000. The loan was due on October 14, 2005 and bears interest at the rate of 10% per annum. On May 20, 2005, the Company was granted an extension of this loan to January 12, 2006.

- On October 28, 2004, a loan received from Turbo International, Inc. in the amount of $175,000. The loan was due on October 28, 2005 and bears interest at the rate of 10% per annum. On May 20, 2005, the Company was granted an extension of this loan to January 26, 2006.

- On December 10, 2004, a loan received from Cornell Capital Partners in the amount of $2,500,000. The loan bears interest at the rate of 12% per annum and was due on July 1, 2005. As part of the Company's recently concluded 2005 debenture financing transaction with Cornell Capital, this loan was repaid and cancelled.

In May 2004, we entered into a $1.5 million Securities Purchase Agreement with Cornell Capital Partners for the sale of secured convertible debentures. On May

19, 2004, Cornell Capital Partners purchased $750,000 principal amount of the secured convertible debentures. On June 25, 2004, Cornell Capital Partners purchased the additional $750,000 principal amount of the secured convertible debenture after we filed, on June 22, 2004 a Form SB-2 registration statement relating to the shares of common stock resulting from the conversion of the secured convertible debenture. Approximately $950,000 of the 2004 debentures remain outstanding and are convertible into the common stock being registered in the registration statement of which this prospectus forms a part.

On May 19, 2004, we entered into a Standby Equity Distribution Agreement (the "2004 Equity Distribution Agreement") with Cornell Capital Partners. Under the 2004 Equity Distribution Agreement, we could issue and sell to Cornell Capital Partners common stock for a total purchase price of up to $20,000,000. The purchase price for the shares was equal to their market price, which was defined in the 2004 Equity Distribution Agreement as the lowest volume weighted average price of the common stock during the five trading days following the date we gave notice that we desired an advance. The amount of each advance was subject to an aggregate maximum advance amount of $750,000, with no advance occurring within seven trading days of a prior advance. Cornell Capital Partners received a one-time commitment fee of 925,234 shares of our common stock valued at $990,000. Cornell Capital Partners was paid a fee equal to 5% of each advance, which was retained by Cornell Capital Partners from each advance. The shares of common stock to be issued to Cornell Capital Partners under the 2004 Equity Distribution Agreement may be resold by Cornell Capital Partners under an effective registration statement filed by us with the Securities and Exchange Commission. Cornell Capital Partners will apply the proceeds from the sale of the shares issued under the 2004 Equity Distribution Agreement to the repayment of the loan. As of September 30, 2005, we issued an aggregate of 12,022,456 registered common shares to Cornell Capital Partners under the 2004 Equity Distribution Agreement. The 2004 Equity Distribution Agreement was terminated pursuant to the 2005 debenture financing with Cornell Capital which closed on November 14, 2005.

Our $2,500,000 promissory note to Cornell Capital Partners was amended and restated in June 2005. As a result of this amendment and restatement, all remaining requests for advances were released from escrow, and all escrowed shares were returned unissued to our transfer agent. The outstanding principal balance and accrued interest of the amended and restated promissory note is $1,518,290, which was due and payable to Cornell on July 1, 2005 and was paid out of the proceeds of the 2005 debenture financing which closed on November 14, 2005.

On June 9, 2005, we delivered a Promissory Note to Cornell Capital Partners in relation to a loan received from Cornell Capital Partners in the amount of $500,000. The principal on the loan and accrued interest was paid out of the proceeds of the 2005 debentures issued to Cornell Capital Partners on November 14, 2005. The loan had an interest rate of 12% per annum.

On November 14, 2005, we closed on the sale of the $3,163,430 principal amount of secured convertible debentures issued to Cornell Capital Partners. Of the $3,163,430 paid to us for the debentures, $1,863,430 was previously paid to us in connection with promissory notes issued by us to Cornell Capital on May 27, 2005 and on June 9, 2005. The remainder of the purchase price of the debentures was paid in one installment of $500,000 on November 14, 2005 and another installment of $500,000 was paid on December 9, 2005, with one final installment of $300,000 to be paid on the fifth business day after the effective date of the registration statement of which this prospectus is a part.

Our current cash on hand is projected to sustain operations until February 1, 2006. We anticipate receiving an additional $300,000 to be paid by Cornell Capital Partners on the fifth business day after the effective date of the registration statement of which this prospectus is a part. Our ability to meet operating and capital requirements depends upon financing from external sources, and the ability to generate revenues from the core technologies we have developed. We cannot assure you that we will obtain sufficient financing or develop profitable operations prior to utilizing all of the current resources available to us. In addition, if we do not receive the funds in a timely manner, we may be forced to curtail our operations.

On May 19, 2004, we entered into a Placement Agent Agreement with Newbridge Securities Corporation, a registered broker-dealer, in connection with the 2004 Equity Distribution Agreement. Pursuant to the Placement Agent Agreement, we paid a one-time placement agent fee of 9,346 restricted shares of common stock equal to approximately $10,000 based on our stock price on May 19, 2004. This agreement was terminated effective November 14, 2005.

With respect to the sale of these securities, all transactions were exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, and Regulation D promulgated under the Act. In each instance, the purchaser had access to sufficient information regarding us so as to make an informed investment decision. More specifically, we had a reasonable basis to believe that each purchaser was an "accredited investor" as defined in Regulation D of the Act and otherwise had the requisite sophistication to make an investment in the our securities.

The following table sets forth certain information concerning our contractual obligations and other commercial commitments as of December 31, 2004:

                                                                           Payments due by Period
                                                                           ----------------------

                                                      Less than l                         After 5
Contractual Obligations                       Total      Year      1-3 Years  4-5 Years    Years
Short Term Loans                             325,000    325,000
Loans from shareholders, net               3,790,106  3,790,106
Convertible Debenture, net                 1,160,716               1,160,716
Capital Lease Obligations                     15,880     10,010        5,870
Operating Leases                             555,829    226,858      328,971
Unconditional Purchase
 Obligations                                       -          -            -         -        -
Other Long Term
 Obligations                                       -          -            -         -        -
Total Contractual Cash
 Obligations                               5,847,531  4,351,974    1,495,557         -        -

                             Amount of Commitment Expiration Per Period
                             ------------------------------------------

Other Commercial                Total Amounts  Less than l      *          *      After 5
Commitments                       Committed       Year      1-3 Years  4-5 Years   Years
Lines of Credit
Standby Letters of Credit
Guarantees
Standby Repurchase Obligations
Other Commercial Commitments
Total Commercial Commitments

                             DESCRIPTION OF BUSINESS

Organization

We were incorporated under the name "Delivery Now Corp." in the State of Delaware on October 3, 2000.

Until December 17, 2003, we delivered envelopes by bike messengers and packages by van in the New York City metropolitan area through our wholly-owned subsidiary "BMW Messenger Services, Inc." ("BMW"). BMW received phone calls from customers seeking such deliveries and then dispatched its messengers via two-way radio to deliver the envelopes and packages via bicycle or van. BMW obtained these job orders through referrals from existing customers and through its sales force.

BMW was formed on September 23, 1999 in the State of New York and operated as an S Corporation from inception through October 3, 2000 when we acquired it. On October 3, 2000, we acquired 100% of BMW's common stock in exchange for 2,500,000 shares of our common stock. At the time of the transaction, Michael Conte was our sole stockholder.

On  December  17,  2003,  we  changed  our  name  to  "NS8  Corporation".

On December 18, 2003, we discontinued the messenger delivery service business in connection with the merger transaction described below.

Merger  with  CanOnline  Global  Media,  Inc.

On November 3, 2003, we entered in to an Agreement and Plan of Merger (the "Merger Agreement") with CanOnline Global Media, Inc. ("CanOnline"), a Washington corporation, and DLVN Acquisition, Inc. ("Acquisition Subsidiary"), a Delaware corporation. Acquisition Subsidiary was our wholly-owned subsidiary prior to the transaction.

On December 18, 2003, the transactions contemplated by the Merger Agreement closed, and a merger (the "Merger") was effected among us, CanOnline and Acquisition Subsidiary

Pursuant to the Merger Agreement, (i) Acquisition Subsidiary was merged into CanOnline, with CanOnline becoming the surviving corporation, (ii) the holders of the 66,670,346 shares of issued and outstanding CanOnline common stock exchanged their CanOnline common stock for shares of our common stock at a one for one ratio, receiving in the aggregate 66,670,346 shares of our common stock in exchange for their shares of CanOnline common stock, (iii) the holders of options to acquire an aggregate of 14,886,702 shares of CanOnline's common stock exchanged their options for options to acquire our common stock at a one for one ratio, receiving in the aggregate options to acquire 14,886,702 shares of our common stock, and the 100 shares of common stock of Acquisition Subsidiary issued and outstanding prior to the Merger were converted into 100 shares of CanOnline common stock, with CanOnline becoming our wholly-owned subsidiary.

Simultaneously with the closing of the Merger, we transferred all of the issued and outstanding stock of our wholly-owned subsidiary, BMW, to Michael Conte and Brian Seinwels in exchange for 24,950,000 shares of our common stock. Mr. Conte was our director, chief executive officer and president, and Mr. Seinwels was our vice president until the closing of the Merger. These shares were cancelled and restored to our authorized and unissued capital stock.

Prior to the Merger, our operations consisted primarily of the messenger delivery service conducted by BMW. This business is now wholly owned by Mr. Conte and Mr. Seinwels and is no longer operated by us.

Our  primary  operation  now  consists  of  the  operations  of  CanOnline.

The number of shares of our common stock exchanged for the CanOnline common stock was determined in arms-length negotiations between our board of directors and the board of directors of CanOnline. The negotiations took into account the value of CanOnline's financial position, results of operations, products, prospects and other factors relating to CanOnline's business. At the time of the Merger, there were no material relationships between CanOnline and us or any of our affiliates, any of our directors or officers or any associate of any of our officers or directors.

The number of shares of our common stock transferred to us in exchange for the BMW common stock was determined by our board of directors, which included Mr. Conte and Mr. Seinwels. This transaction was approved and ratified by the board of directors of CanOnline, which was independent with respect to this transaction.

The exchange of CanOnline shares for our shares was exempt from the registration requirements of the Securities Act of 1933, as amended, under section 4(2) of that Act.

General

We are a technology research and development company focused on creating software tools which secure, trace and record the distribution of intellectual property across Internet protocol based channels. Our mission is to facilitate the advanced distribution of on-demand options to the consumer. We believe this can be accomplished by concurrently addressing the security and licensing needs of content owners while also meeting the bandwidth delivery and revenue capture requirements of content distributors. Our software is delivered through normal high-speed Internet connections and does not require download or installation on resident computer systems. We developed it to use the Internet's extensive network and delivery capabilities without imposing excessive broadband, resident memory consumption or hardware limitations.

We operate through two wholly-owned subsidiaries, CanOnline Media Corporation ("CMC") and CanOnline. CMC was incorporated on June 18, 1999 and is a British Columbia corporation. CMC conducts all our proprietary technology research and development activities. CanOnline was incorporated on March 15, 2000 as a Washington corporation and is focused on the marketing, licensing and commercialization of the products and technology of CMC.

We  are  a  development  stage  company  with  minimal  revenues  to  date.

In this prospectus, we refer to information regarding the growth of high-speed Internet lines in the United States between homes and businesses from the U.S. Federal Communications Commission (the "FCC"), an independent U.S. government agency charged with regulating interstate and international communications by radio, television, wire, satellite and cable. We also refer to information regarding households in the United States that are capable of receiving video-on-demand from the Leichtman Research Group, Inc. (the "Leichtman Group"), a research and consulting firm independent of industry participants that specializes in the broadband, media and entertainment industries. We also refer to information from Yankee Group Research, Inc. ("Yankee Group"), a Boston based research products and consulting services firm primarily serving the telecommunications and wireless industry, the consumer, entertainment and media industry, and the information technology ("IT") hardware, software and services segments of the technology industry. We believe that all of the information in this Form SB-2 Registration Statement that is based on statements from the FCC, the Leichtman Group and the Yankee Group is independent and reliable.

Industry  Overview

In 2004, significant changes occurred within the competitive and technological business landscape of providing interactive broadband service to consumers, such as cable companies beginning to deploy voice services and traditional phone companies beginning to deploy video. We believe that these changes established a foundation for the convergence of services delivered over IP based networks. The business case for convergence now rests on the principles of lowering network equipment and infrastructure costs, network administration costs and overall costs associated with the delivery of services. We believe that IP networks are conducive to lowering delivery costs in that they can easily be scaled to provide a multitude of services and applications that can be bundled for sale to interactive broadband consumers.

Convergence has caused the telecommunications industry to expand its traditional focus by offering services to compete within the boundaries of cable and satellite service. Telecommunications operators are now diversifying their service offerings with local exchange, long-distance telephone, wireless, high-speed Internet and Internet video-on-demand services to remain competitive. At the same time, cable companies have been upgrading their digital networks with capacity to carry larger quantities of data at faster rates that allow them to offer additional services such as voice and video-on-demand ("VOD"). As a result, once disparate industries are now competing head-to-head by rapidly


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

rolling out overlapping services and applications to capture and keep their valuable subscribers.

According to the FCC, high-speed Internet lines between homes and businesses in the U.S. totaled 32.5 million in the second half of 2004. VOD has been a driving force for the adoption of advanced digital service packages delivered to the home. The Leichtman Group conducted surveys in December 2004 of households in four U.S markets. The Leichtman Group, which specializes in research and analysis on broadband, found that the percent of digital cable subscribers who have used VOD is now 50-69%, or roughly twice the rate found a year and a half ago. According to the Leichtman Group, there are currently 22 million VOD-capable households in the United States, a number it expects to grow to 32.2 million by 2008. A 2004 Yankee Group study found that the bundling of video, voice and data services increases average revenue per user, while decreasing churn.

The overall global entertainment and media industry is predicted to increase at a 7.3% compound annual growth rate to $1.8 trillion in 2009, according to PricewaterhouseCoopers' report: Global Entertainment and Media Outlook:
2005-2009.

We believe that broadband Internet and wireless technologies will elicit new spending that will account for a large portion of the total growth in the industry. There are an estimated 85 million Digital Subscriber Line (DSL) subscribers worldwide (InternetWorldStats.com), 500,000 IPTV subscribers (CitiGroup IPTV Report, July, 2005), and in the US, nearly 80% of homes have at least one PC (Ipsos-Insight, Motion research project, as reported by Rider Research, June, 2005). Cable Service Providers are delivering well over 100 million video-on-demand (VOD) streams per month (Source: Comcast, as reported in the Wall Street Journal, November, 2005). A recent Points North Group survey of over a thousand Internet users, found that 28% wanted to watch television shows on their PC's and laptops (as reported by the NY Times, November 14, 2005).

The growth in interactive advertising, and the increasing transition of males aged 13 to 24 to the Internet as a source of entertainment has solidified the attractiveness of broadband distribution opportunities. U.S. Online advertising spending was estimated at almost $10 billion in 2004, and is projected to grow to almost $20 billion by 2007. (Source: ZenithOpimedia, as reported by Economist.com, April 27, 2005). So-called 'rich media' ads featuring enhanced graphics and sound made up 39% of Internet ads for Fortune 500 companies in 2004 (Source: DoubleClick Releases Overview of Rich Media Market Trends, News Release, September 28, 2005).

Our  Products  and  Technologies
--------------------------------

Our  suite of software products addresses five growing concerns in the industry:
--------------------------------------------------------------------------------

1. The inability of current security systems used in digital media distribution to effectively protect or maintain the streaming quality of media as it is delivered through the Internet to televisions and PC's;

2. The inability of current media management and distribution systems to accurately account for proper usage and other consumer behavioural information as digital media is distributed by service providers to their consumers;

3. The inability of current media management and distribution systems to accurately capture revenue sharing allowances entitled to license holders every time digital media is consumed;

4. The inability of service providers using current media management and distribution systems to meet growing consumer demand for real-time access to digital media over television, personal computer and wireless devices; and

5. The inability of digital media owners to effectively maintain their ownership and assure their entitled licensing policies are enforced during the digital distribution of their media to consumer devices.

Our patent-pending technologies are comprised of software modules that seek to: enhance security during distribution and consumer use; simplify the management and distribution of content through dynamic visual interfaces; increase delivery


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

efficiency through normal broadband networks; automate the licensing process of content in a digital environment for multiple distribution by a content owner; ensure royalty and usage payment to all participating users; and provide overall quality of content to the consumer. These software modules can be applied as stand-alone server based solutions or combined to produce end-to-end consumer service portals.

The combined functionality of these technologies is offered in a comprehensive solution called iWave Interactive Systems. iWave is a product line that combines our proprietary security, behavioral network management systems, software architecture and server-based technologies for use by content owners, media distributors, digital storage facilities, digital asset management firms, interactive service providers, food delivery services and catalogue merchant retailers. iWave is able to provide these business sectors with a cost-efficient automation solution for processing distribution licenses, territorial viewing policies, consumer recording and transfer rights, payment collection and media usage auditing, service or merchandise ordering, and royalty management. iWave also offers an interactive consumer menu system that can integrate with existing middleware systems for on-demand functionality and provides automated private-label and brand management capabilities that can be accessed by consumers from their consumer television, personal and wireless computer devices.

Our  target  primary  customers
-------------------------------

We believe that customers for our products and services will include owners of entertainment and/or advertising content as well as the retail distributors of this content, multiple service operators ("MSOs") that sell direct to the consumer. MSOs include broadband internet service providers, telephone and satellite companies. There are potentially thousands of entertainment and advertising content owners around the world who can use our products and services. We are not bound by geographical restraints in the selling of our products and services. The market for retail distributors, while considerably smaller and defined by geography, is nonetheless a substantial market that is seeking competitive differentiators to sell value-added services to consumers. We believe that our products and services meet the demands of both market segments, and therefore, we will not depend upon one or a few major customers.

We  break  our  potential  customers  down  into  the  following  segments:

- Owners of entertainment content, including motion picture, television, specialty video, and animation for theatrical, television or DVD release or for viewing over the Internet;

- Advertising content owners and distributors, such as advertising firms that place commercial advertisements and other short-form video insertions directly to a consumer environment;

- Regional telecommunications companies offering broadband high-speed Internet and related digital services directly to their consumers;

- Independent Broadband high-speed Internet service providers that provide Internet services and digital storage facilities; and

- Medium to large retail merchandising companies wishing to extend sales channels and offer direct interactive commerce to consumers over a broadband operator's network.


Marketing
---------

Our business focus is to provide our iWave Interactive consumer distribution and advanced royalty management software platforms as a backbone to the VOD and interactive Internet environment of regional telecommunication companies. In addition, we seek to address, within its technological design, the ability to integrate with Internet Protocol Television (IPTV) as part of an integrated service offering for customers of those regional telecommunication companies.

We  intend  to  market  our  technologies  and  services  through:

- An enhanced partnership program through regional telecommunication companies;

- Through third-party hardware providers and partnerships as part of the service offering of those hardware companies; and

- Through re-sale networks primarily consisting of Internet service providers.

We intend to sell our systems in complete turn-key end-to-end systems or as independent systems to our various customer segments. Although each customer segment is independent of each other, we believe that our iWave system would integrate each segment toward a single or multiple service provider system that serves a large consumer base connected to the Internet.

We do not carry inventory for our iWave systems but rather intend to build each iWave system according to our client's requirements once we have been engaged to provide them with an interactive on-demand solution for their Internet services. In addition, we do not intend to carry inventory with respect to hardware provided by resale partnerships in order to offer their products to our customer base.

Our  business  model
--------------------

We  seek  to  generate  revenue  from  three  primary  sources:

- The sale and licensing of our software products to our target primary customer segments, including entertainment content owners, advertising firms, regional telecommunications companies, network management firms, Internet service providers ("ISPs") and retail merchants;

- The re-sale of hardware component products provided by third-party partners including server manufactures, set-top box manufactures and other IP-based consumer electronic products manufactured for converging regional telecommunications markets; and

- Revenue sharing with technology re-seller and joint-venture partners, such as content distribution firms, network management firms and ISPs.

According to our business plan, revenue will come principally from the sale, re-sale or partnered deployment of our following lines of products:

- iWave Interactive Service Provider Systems, a PC or IPTV-based VOD content, advertising and merchandise catalogue receiving, distribution and royalty management system for service providers;

- iWave Interactive Content Provider Systems, a PC or IPTV-based VOD content catalogue placement, distribution and royalty management system for content owners and distributors;

- iWave Interactive Advertiser Systems, a PC or IPTV-based interactive advertisement catalogue placement, distribution and consumer intelligence management system for advertising and media buying firms;

- iWave Interactive Retail Merchant Systems, a PC or IPTV-based interactive merchandise catalogue placement, distribution and transaction fulfillment management system for medium and large on-line retailers;

We expect to license our software products within multi-year licensing agreements negotiated and executed with primary customers, re-sellers and partners, which are comprised of the following fee categories:

- Annual variable technology licensing, software maintenance and custom integration fees;
-    Annual  security  maintenance,  monitoring  and  enforcement  fees;
-    Variable  "per  view"  consumer  usage  fees;
-    Variable  advertisement  placement  and  distribution  fees;  and
-    Variable  point-of-sale  commerce  fulfillment  fees.

We expect to negotiate and realize on a case-by-case basis revenue generated from third-party hardware component or service re-sales as well as from revenue-sharing agreements executed with partners.

Proprietary  Technologies

We currently have filed, through CanOnline, two U.S. patent applications and one Patent Cooperation Treaty application. These are:

- U.S. Patent Application filed on February 4, 2004 for "Method and Apparatus For Converting Objects Between Weakly And Strongly Typed Programming Frameworks";

- U.S. Patent Application filed on February 4, 2004 for "Method and Apparatus For Presenting Multimedia Content And For Facilitating Third Party Representation Of An Object";

- Patent Cooperation Treaty Application filed on February 4, 2004 for "Method and Apparatus For Converting Objects Between Weakly And Strongly Typed Programming Frameworks".

These applications claim priority to U.S. Provisional Patent Application No. 60/444,672, filed by CanOnline on February 4, 2003, titled "Method and Apparatus for Facilitating Third Party Representation Of An Object", which is incorporated in its entirety in the new filings.

We have also filed one provisional patent application with the United States Patent and Trademark Office, U.S. Provisional Patent Application filed on July 16, 2004 for "Method and System for Managing the Authorized Use of Digital Works".

These patent applications relate to new developments within the areas of non-resident software systems; automated coding architecture; digital media formatting, filtering, conversion and distribution technologies; encrypted signatures, processing, sampling, royalty and encoding methods; secure communications and collaboration systems; and business processes.

None of the above-mentioned patent applications have been granted, or rejected, at this time. All of these patent applications have been filed through CanOnline.

Trademarks

Certificate of Registration of Trade-mark No. 1181601 was issued by the Register of Trade-marks of Canada certifying that the trade-mark "CANONLINE" has been registered in Canada to CanOnline Global Media, Inc. on September 13, 2005 under registration number TMA647,899. In accordance with the provisions of the Trade-marks Act of Canada, this trade-mark is subject to renewal every 15 years from the registration date. On April 30, 2004, CanOnline filed an application for the trademark "SPI" with the United States Patent and Trademark Office. On June 1, 2004, CanOnline filed applications for two classes for the trademark "NS8" with the United States Patent and Trademark Office. On July 26, 2004, CanOnline filed two new applications for the trademarks "SECURITY PROTOCOL INTEGRATION" and "SECURE DIGITAL CONTENT DISTRIBUTION" with the United States Patent and Trademark Office.

During 2004, we also initiated applications, through CanOnline, to file the "NS8" trademark in Canada, China, the European Community and Japan, including:

- The application for registration of the "NS8" trademark filed, with the priority claim, in Canada on November 30, 2004;
- Separate applications filed in Classes 9 and 42, with priority claims, in China on November 29, 2004;
- The "NS8" trademark application filed in Classes 9 and 42, with the priority claim, in the European Community on December 1, 2004; and
- The "NS8" mark and logo filed as a composite mark in Classes 9 and 42 in Japan on December 1, 2004.

None of these applications have been granted, or rejected, at this time with the exception of the trade-mark "CANONLINE" that has been granted and registered in

Canada. We are currently pursuing the filing of other trademarks with the United States Patent and Trademark Office in relation to the development of its products and marketing initiatives.

Competition

Our products and technologies are part of a highly competitive marketplace covering the end-to-end delivery system of content from the content owner to the consumer. Within this delivery system, we compete in four primary areas. Each area contains multiple competitors including well-established companies such as Microsoft Corporation, Sony Corporation and Motorola, Inc., as well as medium-sized and start-up companies.

- Content Aggregation. Content aggregators gather content from multiple producers or owners for further distribution to the market. Primary competitors in this area include TVN Entertainment Corporation and iN DEMAND L.L.C., who aggregate content for existing VOD deployments. Starz Entertainment Group L.L.C. also offers aggregated programming obtained from major Hollywood studios.

- Digital Rights Management ("DRM"). DRM allows a vendor to control and restrict use of digital content as specified by the vendor. Typically the content is a copyrighted work to which the vendor holds specific rights. Cable-based multiple service operators ("MSOs") have relied primarily on set-top boxes with integrated conditional access systems to control digital rights for their content-on-demand services. The leading providers of set-top boxes are Motorola, Inc. and Scientific-Atlanta, Inc. Other companies offering DRM technologies to control distribution of digital content on-demand include Nagravision S.A, NDS Group Plc., and Widevine Technologies, Inc.

- Middleware and Electronic Program Guides ("EPG"). Most of the established and larger video server companies offer accompanying delivery management, back-office, and usage reporting software as part of their end-to-end video delivery system package. nCube Corporation licenses its office support software to third parties. Other widely deployed middleware/EPG system vendors include Microsoft Corporation (TV Foundation), Myrio Corporation, Minerva Networks, Inc., OpenTV Corporation, NDS Group Plc. and GemStar-TV Guide International, Inc.

Some competitors specialize within one or two specific areas, while others partner with other complimentary specialists and offer a complete solution to MSOs. This market sector has attracted top level technology providers because DRM and server-based software is the cornerstone of delivering digital content on-demand.

ezTel/LDBS  Transaction

On February 10, 2005, we entered into an Option Agreement with ezTel, LLC ("ezTel") pursuant to which we were granted an option to purchase 100% of all equity, membership and ownership interests in ezTel for $1,500,000. ezTel and its subsidiaries provide discount long-distance telephone services and wireless broadband Internet services. On July 30, 2002, ezTel and several of its subsidiaries filed for protection under Chapter 11 of the Bankruptcy Code. EzTel's bankruptcy proceeding is ongoing. The option to acquire ezTel was exercisable at our sole discretion, subject to confirmation of the Option Agreement by the Bankruptcy Court and confirmation of a revised Plan of Reorganization by the Bankruptcy Court in a final, non-appealable order.

As consideration for the Option Agreement, we advanced a $200,000 term loan due August 1, 2005 to Long Distance Billing Services, Inc. ("LDBS"), a wholly-owned subsidiary of ezTel. If we had chosen to acquire ezTel, ezTel was to first repay to us the amount of the term loan to LDBS plus all accrued interest. On February 22, 2005, LDBS filed for protection under Chapter 11 of the Bankruptcy Code. LDBS's bankruptcy proceeding is ongoing. Accordingly, we will not be exercising our option to acquire ezTel pursuant to the Option Agreement. Subsequently, in October 2005, we did receive a payment from LDBS in the amount of $50,000.00 and in November 2005, we did receive an additional $50,000 payment. Future payments from cash collateral may become available, but we cannot guarantee receipt of any such payments.

Government  Regulation

The market for VOD and other Internet-related business solutions is evolving. We anticipate that certain countries will be establishing new regulatory bodies and policies that might have an impact on current telecommunication policies generally and possibly in the new industry sector where we intend to operate. As an example, the United States Congress enacted the Digital Millennium Copyright Act in 1998 addressing the impact of new digital technologies on the distribution of content and related copyright infringement issues. Since December 1992, the government of the United Kingdom has been working on a Video-On-Demand Code of Practice to ensure there is adequate protection for users through self-regulatory processes. Similar initiatives have been pursued in Honk Kong since 1996. It is possible that similar practices might be adopted in various countries where we might operate. It is not possible at this time to properly evaluate the likely impact of any such governmental initiatives. However, due to the high degree of flexibility and scalability of our technologies, we do not anticipate that we will experience major problems in adapting our technologies and business practices to future government or industry regulations.

Research  and  Development

We expense all costs as incurred for research and development activities. For the years ended December 31, 2004 and 2003, the research and development costs were $1,079,824 and $1,382,000, respectively.

Employees

As of November 24, 2005, we had 26 full-time employees, consisting of Operations, Marketing and Research and Development. We intend to hire additional personnel as the development of our business makes such action appropriate. The loss of the services of key employees could have a material adverse effect on our business. Since there is intense competition for qualified personnel knowledgeable of our industry, we cannot assure you that we will be successful in retaining and recruiting needed personnel. Our employees are not represented by a labor union and are not covered by a collective bargaining agreement. We believe that we have good relations with our employees.

Potential  Litigation

Further to a loan by way of a secured Promissory Note made to Long Distance Billing Service, Inc. ("LDBS") of Brookneal, Virginia, which filed for Chapter 11 protection on February 22, 2005, we filed a Limited Objection and Motion to Lift the Automatic Stay, objecting to a request by LDBS that certain accounts be paid from funds held in its accounts and requesting repayment of our loan of $200,000. A hearing date of August 3, 2005 had been set for that motion. As a potential source of financing for LDBS had been identified, we agreed to postpone the hearing to permit us to pursue a possible settlement opportunity which might have allowed us to realize a partial repayment of the debt owed to us, however, that transaction has not been completed and we do not anticipate that it will complete. Subsequently, in October 2005, we did receive a payment from LDBS in the amount of $50,000.00 and in November 2005, we did receive an additional $50,000 payment. Future payments from cash collateral may become available, but we cannot guarantee receipt of any such payments.

                             DESCRIPTION OF PROPERTY

Our main office is located in Seattle, Washington in a 4,070 square foot facility at One Union Square, 600 University Street, Suite 1525. We lease this facility from a non-affiliated party for a base monthly rent of approximately $8,230. This lease expires on December 31, 2007. Our research and development activities and some administrative functions are located in Vancouver, British Columbia, Canada. We lease three facilities located at 1311 Howe Street, Vancouver, British Columbia, from a non-affiliated party, with an aggregate of approximately 5,805 square feet of leased space. We pay a base monthly rent of approximately $13,895 (Canadian), and our leases on these facilities expire on November 30, 2006. We do not own any real property. We have terminated, effective December 31, 2005, our lease of one of our facilities located at our Vancouver, British Columbia office having an area of 900square feet of leased space. We will then have an aggregate of approximately 4,905 square feet of leased space remaining at our Vancouver, British Columbia office facilities.

We have obtained directors' and officers' liability insurance and intend to obtain property and general liability insurance, intellectual property rights insurance and other insurance coverage in amounts deemed adequate and affordable by management in the future. We cannot assure you that any future claims will not exceed applicable insurance coverage. Furthermore, we cannot assure you that liability insurance will be available at a reasonable cost or that we will be able to maintain adequate levels of liability insurance in the future.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

Rogoff & Co., P.C. was the independent certifying accountant for Delivery Now Corp. for the fiscal years ended September 30, 2002 and 2003. Our acquisition of CanOnline Global Media, Inc. on December 18, 2003 is required to be accounted for as a reverse acquisition, with CanOnline Global Media, Inc. being treated as the acquiring company. The fiscal year of CanOnline Global Media, Inc., which is for years ending December 31, became our fiscal year as of December 18, 2003.

On January 14, 2004, Rogoff & Co., P.C. declined to stand for reappointment as our certifying accountant. We subsequently engaged Singer Lewak Greenbaum & Goldstein, LLP, 10960 Wilshire Boulevard, Suite 1100, Los Angeles, CA 90024 as our certifying accountant for the fiscal year ending December 31, 2003. Singer Lewak Greenbaum & Goldstein, LLP had been the certifying accountant for CanOnline Global Media, Inc. prior to the merger with CanOnline Global Media, Inc. The appointment of Singer Lewak Greenbaum & Goldstein, LLP was approved by our board of directors.

The reports of Rogoff & Co., P.C. on Delivery Now Corp.'s financial statements for the fiscal years ended September 30, 2002 and 2003, contained no adverse opinion or disclaimer of opinion, nor was either qualified or modified as to uncertainty, audit scope or accounting principle.

In connection with the audits of the fiscal years ended September 30, 2002 and 2003 and during the subsequent interim period preceding its declination, there were no disagreements between us and Rogoff & Co., P.C. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to its satisfaction, would have caused Rogoff & Co., P.C. to make reference to the subject matter of the disagreement in connection with its reports.

In connection with the audits of the fiscal years ended September 30, 2002 and 2003, and during the subsequent interim period preceding its dismissal, Rogoff & Co., P.C. did not advise us that:

- controls necessary for us to develop reliable financial statements did not exist;

- information had come to its attention that led it to no longer to be able to rely on our management's representations or made it unwilling to be associated with the financial statements prepared by management;

- there was a need to expand significantly the scope of its audit, or that information had come to its attention during such time periods that if further investigated might: (i) materially impact the fairness or reliability of either a previously issued audit report or the underlying financial statements, or the financial statements issued or to be issued covering the fiscal periods subsequent to the date of the most recent financial statements covered by an audit report, or (ii) cause it to be unwilling to rely on management's representations or be associated with our financial statements.

Prior to engaging Singer Lewak Greenbaum & Goldstein, LLP, we did not consult with it regarding the application of accounting principles to a specific or completed transaction or the type of audit opinion that might be rendered on our financial statements.

                                   MANAGEMENT

Directors serve until the next annual meeting of the stockholders, until their successors are elected or appointed and qualified or until their prior resignation or removal. Officers serve for such terms as determined by our board of directors. Each officer holds office until such officer's successor is elected or appointed and qualified or until such officer's earlier resignation or removal. No family relationships exist between any of our present directors and officers. We do not currently have an audit committee and, as a result, no financial expert serving on an audit committee.

Our executive officers, directors and key employees, their positions and their ages at December 5, 2005 are as follows:

Executive Officers, Directors
and Key Employees                Age   Position
-----------------------------------------------------------
Anthony Alda                      37    Chairman of the Board of Directors,
                                        Chief Executive Officer, President and
                                        Chief Technology Architect

Leslie J. Ames                    56    Senior Vice President, Legal
                                        Affairs, Secretary and Director

Brent R. Bysouth                  33    Chief Software Architect and
                                        Director

Ricardo Rosado                    38    Chief Financial Officer, Vice
                                        President of Product Management
                                        and Director

Melanie Thomson                   29    Chief Operating Officer

Michael W. Waage                  57    Director

William Kunzweiler                54    Director

Executive  Officers  and  Directors

Pursuant to the terms of the Merger Agreement, effective on December 18, 2003, the directors and senior officers of CanOnline became our directors and senior officers.

Anthony J. Alda is one of the founding principals of CanOnline, CMC and NS8 Corporation. From 1999 to 2002, Mr. Alda acted as head of business and product development. Mr. Alda currently devotes his full-time as the Chairman, President and Chief Executive Officer of NS8 Corporation and Chief Technology Architect of CanOnline and CMC. He is the principal business and technology architect of the Reelindie Global Network (RGN) (2001 to June 2003); principal creator of Security Protocol Integration (SPI) (designed in March 2000 and completed in September 2003); co-architect of NS8 (Non-Resident Software) designed in July 2002 and completed in June 2003; Morpheus Video on Demand EPG systems (November
2002); the Kaozz Entertainment Distribution Network launched in November 2003; and is co-architect of the NS8-DDN (Digital Distribution Network) Server Management and IPTV Distribution System (2004). Prior to CanOnline and NS8 Corporation, Mr. Alda managed his own management consulting firm from 1994 to 1998, and provided services to U.S. companies in the areas of management buyouts, corporate restructuring, and start-up business management.

Leslie J. Ames has served as Corporate Secretary to NS8 Corporation and its wholly-owned subsidiaries, CanOnline and CMC, since our inception. In March 2000, he was appointed to the Board of Directors of CanOnline, and to the position of Senior Vice President, Legal Affairs, and since December 18, 2003, Mr. Ames has also held those positions in NS8 Corporation. In June 2002, he accepted his appointment as General Legal Counsel to the CanOnline group of companies. Mr. Ames graduated from the University of British Columbia with a Bachelor of Arts Degree (BA) in May 1971 and received a Bachelor of Law Degree
(LLB) from the University of British Columbia in May 1978. Mr. Ames was a partner of the Vancouver, B.C. law firm of Liddle, Burns & Ames, Barristers & Solicitors, from 1989 until 1995. In 1995, he established Leslie J. Ames Law Corporation and has served as its President since that date.

Brent Bysouth is a founding principal and Director of CanOnline, and since December 18, 2003, he has also been a Director of NS8 Corporation. Mr. Bysouth continues to serve as a Director and President of our wholly-owned subsidiary

CMC, where all technology and product development is conducted. Mr. Bysouth oversees sensitive research and development of core integration applications being deployed on all our products. Mr. Bysouth is the principal developer, inventor and co-architect of several intellectual properties, including AOCA (Automated Object Code Architecture), SPi Member Distribution Security process and the integrated (AS) converters (the database conversion-adaptation system underlying NS8). Mr. Bysouth has over 10 years of information technology, program-engineering and analytical business experience. During the past several years, Mr. Bysouth has participated in and managed programming contracts for large Canadian corporations such as The Loewen Group Inc. (1997-1999), GE Capital (1996-1998), and Chevron Canada Ltd. (1994-1995). His expertise is primarily in the areas of object-oriented analysis, architecture and programming, specification management, development and test administration, and relational database design and implementation. Mr. Bysouth attended the University of British Columbia (Department of Geography) from 1990 to 1995.

Ricardo Rosado is a founding principal and Director of CanOnline and since December 18, 2003 has also been a Director of NS8 Corporation, as well as Chief Financial Officer. Mr. Rosado served as our Chief Operating Officer from November 2003 to November 26, 2004 and on that date resigned as Chief Operating Officer as part of our reorganization of our executive officers and assumed the role of Vice President of Product Management in addition to his responsibility as Chief Financial Officer. Mr. Rosado initially joined CMC as Head of Product Design in November 2000.He has contributed to many of our intellectual property claims in the areas of virtual collaborative environments, graphic rendering and video filtering applications. In October 2002, Mr. Rosado accepted the position of Chief Compliance Officer of intellectual properties until November 2003, when he was named interim Chief Operating Officer and Chief Financial Officer of CanOnline. Mr. Rosado brought to us over twelve years of multimedia, film and television production and direction; commercial broadcasting and management expertise. Prior to CanOnline, Mr. Rosado was one of the original founders of Videocomunicacion y Servicios SCP (Videocom's), a renowned multimedia production company in the southeast of Mexico, where he also performed as Director/Producer and Head of Multimedia Development. Mr. Rosado graduated in 1991 with a Bachelor of Arts in Communications Science from University of Mayab in his native Merida, Yucatan, Mexico. From 1994 to 1996, Mr. Rosado pursued graduate studies obtaining his Master's degree in Strategic Marketing from the University of Mayab/Anahuac. He is currently a Ph.D. Candidate in the part-time program at the University of British Columbia.

Melanie  Thomson  was  the  Director  of  Operations and Human Resources for NS8
Corporation and its subsidiaries CanOnline and CMC from March 2003 until her appointment in December 2004 as Chief Operating Officer. Ms. Thomson is responsible for operations management, human resources functions, inter-departmental communication and coordination, establishment and enforcement of corporate policies/procedures, and coordination of all SEC filings. From December 2002 to March 2003, Ms. Thomson held the position of Operations and Human Resources Manager. In that position, Ms. Thomson was responsible for the organization and management of administrative and human resources activities of NS8Corp and its subsidiaries. From August 2000 to January 2002, Ms. Thomson worked with Novus Telecom Group, Inc. located in British Columbia in the Legal and Human Resources Departments and was a contributor to the growth of Novus from start up to operational maturity. Ms. Thomson completed a Human Resource Management Certificate at the British Columbia Institute of Technology (BCIT) in 2002 and is currently enrolled at Simon Fraser University working toward a degree in Integrated Liberal and Business Studies.

Michael J. Waage joined CanOnline in October 1999 as an adviser to the Board of Directors to contribute to the areas of management development, sales and strategic partnerships. On March 15, 2000, Mr. Waage was appointed to the Board of Directors of CanOnline and served in this capacity until January 10, 2005. On December 18, 2003, Mr. Waage was appointed a Director of NS8 Corporation and continues to serve in this role. Since 1995, Mr. Waage has been the president of his own firm that provides consulting services in areas of mergers, acquisitions, corporate reorganizations and management consulting throughout the United States. He also served in a senior business development position of Advanced Technology Development for Honeywell from the period of 1987 to 1994. At Honeywell, he continued to provide service with respect to sensitive technology development for the United States Department of Defense and was awarded the Honeywell Top Performers Award in 1989. Prior to his business career, Mr. Waage served in the United States Air Force as a Senior Command Instructor and as a fighter pilot for the Air National Guard. Mr. Waage retired from the Air Force in 1995 as a Lieutenant Colonel, and received the Distinguished Meritorious Service Award in 1991. He was awarded a Masters Certificate of Jet Flight Instruction and has been a member in good standing with the United States Chamber of Commerce, Association of Old Crows (Electronic Warfare), American Institute of Aeronautics and Astronautics and U.S. Air Force Reserve Officers Association (past President). He has also been a member of the Alumni Board of Directors of Evangel University, where he received a Bachelor of Science degree in Mathematics & Physics (1970). Mr. Waage also holds a Masters

Degree (equivalent) from the U.S. Air Force (Management, Leadership, and Aviation-Aeronautics) (1990).

William Kunzweiler was appointed to the Board of Directors of the Company in August 2005. For the past five years, Mr. Kunzweiler has been involved in land development in Whistler, B.C. Canada. He holds a B.Sc. in Engineering from the University Of Notre Dame.

Code  of  Ethics

On December 23, 2004, our Board of Directors adopted a Code of Ethics for all directors, officers and employees of our Company.

Executive  Compensation

Summary  Compensation  Table

The following table sets forth certain information concerning the compensation paid to Anthony Alda, our current CEO, and the six other most highly compensated executive officers who earned at least $100,000 during the periods described below:



Summary  Compensation  Table

                                                                                        Long  Term  Compensation
                                                                                       -------------------------
                            Annual  Compensation                                         Awards        Payouts
                     ----------------------------------                                ------------  -----------
                                                                        Restricted     Securities
                                                         Other Annual      Stock       Underlying       LTIP        All other
Name &                   Year ended  Salary      Bonus    Compensation     Awards       Options/SARs     Payouts  Compensations
Principal Position      December 31,  ($)          ($)         ($)            ($)           (#)            ($)        ($)
Peter . . . . . . .          2004   153,241        -           -               -           300,000         -          -
Hogendoorn, . . . .          2003   191,964        -           -               -         1,000,000         -          -
President & CEO (1),(4)      2002      -           -           -               -               -           -          -


Anthony Alda, . . .          2004    256,562       -           -               -           370,000         -          -
Chairman of . . . .          2003    222,718       -           -               -         7,720,000(3)      -          -
the Board of. . . .          2002    154,958       -           -               -              -            -          -
Directors (1),(4)


Leslie J. Ames, . .          2004    209,186       -           -               -           400,000         -          -
Senior Vice . . . .          2003    200,413       -           -               -         1,250,000         -          -
President Legal . .          2002    102,500       -           -               -              -            -          -
Affairs and Secretary (4)


Brent Bysouth,. . .          2004    182,111       -           -               -            350,000         -          -
Chief Software. . .          2003    179,362       -           -               -          1,150,000(3)     -          -
Architect (2),(4) . .        2002    201,309       -           -               -                           -          -


Ricardo Rosado, . .          2004    173,022       -           -               -            350,000        -          -
Chief Financial . .          2003    168,643       -           -               -           1,050,000       -          -
Officer and Chief .          2002         -        -           -               -               -           -          -
Operations Officer.(4)


Thomas Routt                 2004    166,385              -           -              -    2,000,000             -         -
President and                2003       -                 -           -              -        -                 -         -
Co-Chief Architect           2002       -                 -           -              -        -                 -         -

Marc Strauch                 2004    104,167              -           -              -    1,500,000             -         -
Chief Marketing              2003       -                 -           -              -        -                 -         -
Officer                      2002       -                 -           -              -        -                 -         -

(1) Mr. Hogendoorn served as the Company's President through January 2004 and as CEO through June 2004.

(2) Mr. Alda was appointed CEO on July 15, 2004 and President on November 26, 2004.
(3) Phoenix Management Consulting Group, Inc., a British Columbia corporation ("Phoenix") holds options to purchase 1,750,000 of our shares. Brent Bysouth owns 100% of Phoenix. Anthony J. Alda has an option until January 1, 2009 to purchase 80% of Phoenix for $1,000. Assuming this option will be exercised for the purposes of this table, Mr. Alda is deemed to hold an option to purchase 1,400,000 of our shares and Mr. Bysouth is deemed to hold an option to purchase 350,000 of our shares, out of the 1,750,000 options held by Phoenix.
(4) Annual salary figures include wages accrued but not paid under executive employment agreements.
(5) Ricardo Rosado resigned as our Chief Operations Officer during 2005 and remains our Chief Financial Officer and a Director.
(6)  During  2005, Thomas Rout resigned as our President and Co-Chief Architect.
(7) These options were forfeited voluntarily by Mr. Strauch upon his resignation on February 18, 2005 and replaced with 525,000 options to purchase our shares.

Stock  Option  Plans

2001  Stock  Option  Plan

We adopted our 2001 stock option plan on June 29, 2001. The Plan provides for the grant of options intended to qualify as "incentive stock options", options that are not intended to so qualify or "non-statutory stock options" and stock appreciation rights. The total number of shares of common stock reserved for issuance under the plan is 5,000,000, subject to adjustment in the event of a stock split, stock dividend, recapitalization or similar capital change, plus an indeterminate number of shares of common stock issuable upon the exercise of "reload options" described below. We have not yet granted any options or stock appreciation rights under the plan.

The plan is presently administered by our board of directors, which selects the eligible persons to whom options shall be granted, determines the number of common shares subject to each option, the exercise price therefore and the periods during which options are exercisable, interprets the provisions of the plan and, subject to certain limitations, may amend the plan. Each option granted under the plan shall be evidenced by a written agreement between us and the optionee. Options may be granted to our employees (including officers) and directors and certain of our consultants and advisors.

The exercise price for incentive stock options granted under the plan may not be less than the fair market value of the common stock on the date the option is granted, except for options granted to 10% stockholders which must have an exercise price of not less than 110% of the fair market value of the common stock on the date the option is granted. The exercise price for non-statutory stock options is determined by the board of directors. Incentive stock options granted under the plan have a maximum term of ten years, except for 10% stockholders who are subject to a maximum term of five years. The term of non-statutory stock options is determined by the board of directors. Options granted under the plan are not transferable, except by will and the laws of descent and distribution.

The board of directors may grant options with a reload feature. Optionees granted a reload feature shall receive, contemporaneously with the payment of the option price in common stock, a right to purchase that number of common shares equal to the sum of (i) the number of shares of common stock used to exercise the option, and (ii) with respect to non-statutory stock options, the number of shares of common stock used to satisfy any tax withholding requirement incident to the exercise of such non-statutory stock option.

Also, the plan allows the board of directors to award to an optionee for each share of common stock covered by an option, a related alternate stock appreciation right, permitting the optionee to be paid the appreciation on the option in lieu of exercising the option. The amount of payment to which an optionee shall be entitled upon the exercise of each stock appreciation right shall be the amount, if any, by which the fair market value of a share of common stock on the exercise date exceeds the exercise price per share of the option.

2004  Stock  Option  Plan

We adopted our 2004 stock option plan on February 4, 2004. The Plan provides for the grant of "non-statutory stock options." The total number of shares of common stock reserved for issuance under the plan is 30,000,000, subject to adjustment in the event of a stock split, stock dividend, recapitalization or similar capital change. We have granted the following options to acquire shares to certain employees pursuant to the Plan as of October 31, 2005:

-     250,000  shares  at  an  exercise  price  of  $1.25  per  share
-     55,000  shares  at  an  exercise  price  of  $1.55  per  share
-     2,000,000  shares  at  an  exercise  price  of  $1.33  per  share
-     27,500  shares  at  an  exercise  price  of  $1.05  per  share
-     25,000  shares  at  an  exercise  price  of  $0.85  per  share
-     55,000  shares  at  an  exercise  price  of  $0.96  per  share
-     22,000  shares  at  an  exercise  price  of  $1.01  per  share
-     29,412  shares  at  an  exercise  price  of  $1.36  per  share
-     50,000  shares  at  an  exercise  price  of  $0.62  per  share
-     3,855,000  shares  at  an  exercise  price  of  $0.64  per  share
-     35,000  shares  at  an  exercise  price  of  $0.65  per  share
-     5,000  shares  at  an  exercise  price  of  $0.68  per  share
-     97,500  shares  at  an  exercise  price  of  $0.20  per  share
-     525,000  shares  at  an  exercise  price  of  $0.22  per  share
-     1,280,375  shares  at  an  exercise  price  of  $0.07  per  share
-     50,000  shares  at  an  exercise  price  of  $0.18  per  share
-     1,600,000  shares  at  an  exercise  price  of  $0.06  per  share
-     125,000  shares  at  an  exercise  price  of  $0.05  per  share

Option  Grants  In  Last  Fiscal  Year

The following table sets forth information concerning stock options granted to each of the executives named in the summary compensation table during the fiscal year ending December 31, 2004:


                                     Percentage of Total of
                  Number of Shares     Options Granted to
                     Underlying         Employees During      Exercise Price
   Name            Options Granted         Fiscal Year           Per Share     Expiration Date
Peter Hogendoorn        300,000               3.6%                $ .64         Dec. 15, 2009

Anthony Alda . .        370,000               4.4%                $ .64         Dec. 15, 2009

Leslie J. Ames .        400,000               4.8%                $ .64         Dec. 15, 2009

Brent Bysouth. .        350,000               4.2%                $ .64         Dec. 15, 2009

Ricardo Rosado .        350,000               4.2%                $ .64         Dec. 15, 2009


Options  Exercised  In  Last  Fiscal  Year  and  Fiscal  Year-End  Option Values

                                              Total Number
                     Options Exercised       Of Options Held       Value of Options
                    During Fiscal Year    as at Fiscal Year End   at Fiscal Year End
                   End December 31, 2004    December 31, 2004      December 31, 2004
Peter Hogendoorn                       0              1,300,000   $           598,000
Anthony Alda (2)                       0              8,090,000             3,721,400
Leslie J. Ames                         0            1,650,000(2)              759,000
Brent Bysouth (2)                      0            1,500,000(3)              690,000
Ricardo Rosado                         0              1,400,000               644,000

-------------------
(1) Based on the December 31, 2004, closing price for our common stock of $0.46 per share.
(2) Phoenix Management Consulting Group, Inc., a British Columbia, Canada corporation ("Phoenix") holds options to purchase 1,750,000 shares, of the Company. Brent Bysouth owns 100% of Phoenix. Anthony J. Alda has an option until January 1, 2009 to purchase 80% of Phoenix for $1,000. Assuming this option will be exercised for the purposes of this table, Mr. Alda is deemed to hold an option to purchase 1,400,000 of our shares and Mr. Bysouth is deemed to hold an option to purchase 350,000 of our shares, out of the 1,750,000 options held by Phoenix.

Director  Compensation  and  Committees

We have not paid and do not presently propose to pay compensation to any director for acting in such capacity, except for the grant of shares of common stock or options and reimbursement for reasonable out-of-pocket expenses in attending meetings. We do not have an audit committee.

The Board of Directors does not have a standing nominating committee. Nominations for election to the Board of Directors may be made by the Board of Directors or by any shareholder entitled to vote for the election of directors in accordance with our bylaws and Delaware law. Meetings may be held from time to time to consider matters for which approval of our Board of Directors is desirable or is required by law.

Executive  Compensation  Policies

Compensation of our executives is intended to attract, retain and award persons who are essential to the corporate enterprise. The fundamental policy of our executive compensation program is to offer competitive compensation to executives that appropriately rewards the individual executive's contribution to corporate performance. The Board of directors utilizes subjective criteria for evaluation of individual performance and relies substantially on our executives in doing so. The Board focuses on two primary components of our executives' compensation program, each of which is intended to reflect individual and corporate performance: base salary and long-term incentive compensation.

Executives' base salaries are determined primarily by reference to compensation packages for similarly situated executives of companies of similar size or in comparable lines of business with whom we expect to compete for executive talent and with reference to revenues, gross profits and other financial criteria. The Board also assesses subjective qualitative factors to discern a particular executive's relative value to the corporate enterprise in establishing base salaries.

It is the Board's philosophy that significant stock ownership by management creates a powerful incentive for executives to build long-term shareholder value. Accordingly, the board believes that an integral component of executive compensation is the award of equity-based compensation, which is intended to align executives' long-term interests with those of our shareholders. The board believes that option grants should be considered on an annual basis.

Employment  Agreements  with  Executive  Officers

NS8Corp has executed employment agreements with its top five executive officers. Below is a summary of the major terms of these employment agreements.

Anthony Alda, signed an employment agreement with Canonline Media Corporation ("CMC") to act as its Chief Research & Development Officer. The agreement does not have a termination date. The major terms are as follows: base salary of $84,000 CDN per year and a monthly personal expense account of $2,000. On November 1, 2005, Mr. Alda elected to waive his monthly personal expense account as part of the restructuring of the Company. On May 24, 2002, Mr. Alda signed an employment agreement with CanOnline Global Media, Inc. ("CGMI") to serve in the roles of Chief Technology Architect, Chairman of the Board of Directors, President and Chief Executive Officer. The agreement was assumed by the Company on December 18, 2003 when CGMI became a subsidiary of the Company. Mr. Alda continues to act as Chief Technology Officer and a director of CGMI. The agreement does not have a termination date. The major terms are as follows:
base salary $150,000 US per year; monthly car allowance and expenses of approximately $1,225; monthly personal expense account of $2,000; annual vacation travel expense of $6,000; relocation fees of $9,500 per month, if necessary. This agreement was voluntarily terminated on February 1, 2005. Mr. Alda continued to receive only his salary and monthly expenses while serving as President and Chief Executive Officer of the Company while a new management agreement was negotiated between Mr. Alda and the Board of Directors. On November 1, 2005, Mr. Alda elected to have his salary reduced to $90,000 USD per year and he also agreed to waive his monthly personal expense account as part of the restructuring of the Company. On November 30, 2005, the Board of Directors agreed to a two year employment agreement effective December 1, 2005, with Mr. Alda to continue to act as the Company's Chairman, Chief Technology Architect, President and Chief Executive Officer. This agreement provides for a salary of $150,000 per year and personal expenses of $2,000 per month, annual paid vacation of four weeks per year, and relocation fees, if necessary, at an amount to then be determined. The full salary and expense terms of this agreement will not take effect until the Company has sufficient funding to service those terms according to the agreement. The agreement automatically renews for an additional two years unless the Board determines otherwise or Mr. Alda resigns.

Brent Richard Bysouth signed an employment agreement with CanOnline Media Corp ("CMC") on December 1, 2004 to serve as its Chief Software Architect, President and a director. The agreement does not have a termination date. The major terms are as follows: base salary $105,000 CAD per year, monthly car allowance and expense of approximately $750 CAD, monthly personal expense account of $3,000 CAD, and an annual vacation allotment of 20 days. This agreement replaced the agreement Mr. Bysouth previously had with NS8 Corporation. On November 1, 2005, Mr. Bysouth elected to have his salary reduced to $94,500 CAD per year. Mr. Bysouth also elected to have all personal expenses under his current agreement waived as part of the capital restructuring of the Company.

Leslie J. Ames, Senior Vice President, Legal Affairs, Secretary and a director, signed an employment agreement with CanOnline Media Corp. on November 1, 2004. The agreement does not have a termination date. The major terms are as follows: base salary $125,000 CAD per year, monthly car allowance and expense of approximately $750 CAD, monthly personal expense account of $3,000 CAD, and annual vacation allotment of 20 days. This agreement replaced the agreement Mr. Ames previously had with NS8 Corporation. On November 1, 2005, Mr. Ames elected to have his salary reduced to $96,249 CAD per year. Mr. Ames also elected to have all personal expenses under his current agreement waived as part of the capital restructuring of the Company.

Ricardo Rosado, Chief Financial Officer, Vice President, Project Management and a director, signed an employment agreement with CanOnline Media Corp on December 1, 2004. The agreement does not have a termination date. The major terms are as follows: base salary $95,000 CAD per year, monthly car allowance and expense of approximately $750, monthly personal expense account of $2,000, and annual vacation allotment of 20 days. This agreement replaced the agreement Mr. Rosado previously had with NS8 Corporation. Mr. Rosado also elected to have all personal expenses under his current agreement waived as part of the capital restructuring of the Company.

Melanie Thomson, Chief Operating Officer, signed an employment agreement with CanOnline Media Corporation on November 26, 2004. The agreement does not have a termination date. The major terms are as follows: base salary of $84,000 CAD per year, monthly car allowance and expense of approximately $750, monthly personal expense account of $2,000, and an annual vacation allotment of 20 days. This agreement replaced the agreement Ms. Thomson previously had with NS8 Corporation. On November 1, 2005, Ms. Thomson also elected to have all personal expenses under her current agreement waived as part of the capital restructuring of the Company.

Peter Hogendoorn, our former CEO and President, signed an employment agreement with NS8Corp on January 15, 2003. In June 2004, the employment agreement was terminated and Mr. Hogendoorn became a consultant to the Company. For his consulting services, Mr. Hogendoorn receives $7,000 Canadian per month and reimbursement of business related expenses.

Dr. Thomas Routt resigned as Chief Scientist of NS8 Corporation effective January 21, 2005. As a consequence of Dr. Routt's resignation, his basic salary was paid until February 28, 2005 for a total of $22,500, and benefit coverage was provided until March 31, 2005. Dr. Routt retained his 2,000,000 stock options for the full term as specified in his Stock Option Agreement.

Michael Waage resigned as Senior Vice President, Global Sales and Marketing of NS8 Corporation effective January 10, 2005. As a consequence of Mr. Waage's resignation, his basic salary was paid up until March 15, 2005 for a total of $16,250, and benefit coverage was provided until March 31, 2005. In addition, Mr. Waage received options to purchase 97,500 shares of our common stock at an exercise price of $0.20 for a period of five years and retains the options granted to him as a director of the Company.

Marc Strauch resigned as Chief Marketing Executive of NS8 Corporation effective February 18, 2005. As a consequence of Mr. Strauch's resignation, the company agreed to pay one month of severance totaling $10,416.66 and continuation of employee benefits until March 31, 2005. In addition, Mr. Strauch voluntarily forfeited 1,500,000 stock options previously granted to him and in return was granted options to purchase 525,000 shares of our common stock at an exercise price of $0.22 for a period of five years.

William Kunzweiler entered into an Advisory Services Agreement with the Company effective April 14, 2005, expiring on April 14, 2007. For his services, Mr. Kunzweiler was granted 4,500,000 stock options exercisable to purchase common shares of the Company for a period of five years at $0.09 per share, vesting upon the date of grant. Mr. Kunzweiler was subsequently appointed to our Board of Directors on August 22, 2005.

                                LEGAL PROCEEDINGS

We are not aware of any pending or threatened legal proceedings that, if adversely determined, would have a material adverse effect on us nor are we aware of any proceeding that a government agency is contemplating initiating against us. We anticipate that we might be involved in certain Bankruptcy Court proceedings in connection with the $200,000 term loan that we advanced to LDBS. That loan is secured by a Security Agreement charging substantially all of the assets of LDBS. On February 22, 2005, LDBS filed for protection under Chapter 11 of the Bankruptcy Code. In October 2005, we received a payment from LDBS in the amount of $50,000.00 and in November 2005, we received an additional $50,000 payment. LDBS's bankruptcy proceeding is ongoing.

                             PRINCIPAL STOCKHOLDERS

The following table presents information known to us, as of December 1, 2005, relating to the beneficial ownership of common stock by:

- each person who is known by us to be the beneficial holder of more than 5% of our outstanding common stock;
-    each  of  our  named  executive  officers, directors and key employees; and
-    our  directors  and  executive  officers  as  a  group.

We believe that all persons named in the table have sole voting and investment power with respect to all shares beneficially owned by them, except as noted. Unless otherwise indicated, the address of each stockholder listed in the table is care of CMC, 200-1311 Howe Street, Vancouver, British Columbia, Canada V6Z 2P3.

Percentage ownership in the following table is based on 157,063,415 shares of common stock outstanding as of December 1, 2005. A person is deemed to be the beneficial owner of securities that can be acquired by that person within 60 days from December 1, 2005 upon the exercise of options, warrants or convertible securities. Each beneficial owner's percentage ownership is determined by dividing the number of shares beneficially owned by that person by the base number of outstanding shares, increased to reflect the shares underlying options, warrants or other convertible securities included in that person's holdings, but not those underlying shares held by any other person.

                                            OPTIONS
                               BASIC        VESTED       OPTIONS      PERCENT
NAME                        OUTSTANDING  (UNEXERCISED)  (UNVESTED)     TOTAL     OF CLASS
Brent Richard Bysouth (1)    11,903,105      1,150,000    350,000   13,403,105        8.4%

Anthony J. Alda (2)           9,748,300      7,720,000    370,000   17,838,300       11.2%

Martin L. Calvert(3) **       4,360,000      2,016,702    375,000    6,751,702        4.2%

Peter Hogendoorn(4)           8,707,143      1,000,000    300,000   10,007,143        6.3%

Leslie J. Ames (5)            3,060,000      1,250,000    400,000    4,710,000        3.0%

Thomas Routt**                               2,000,000               2,000,000        1.3%

Ricardo Rosado                2,545,667      1,050,000    350,000    3,945,667        2.5%

Michael Waage                 1,350,000        700,000    147,500    2,197,500        1.4%

                                            OPTIONS
                               BASIC        VESTED       OPTIONS      PERCENT
NAME                        OUTSTANDING  (UNEXERCISED)  (UNVESTED)     TOTAL     OF CLASS
Marc Strauch***                                525,000                 525,000          *

Melanie Thomson                 425,000                   380,000      805,000          *

David Aisenstat               5,814,286                              5,814,286        3.7%

William Kunzweiler            1,117,512      5,550,000               6,667,512        4.2%

Total of all Executive
Officers and Directors as
a Group (7 persons)          30,149,584     17,420,000  1,997,500   43,567,084       27.4%

(1) Phoenix Management Consulting Group, Inc., a British Columbia, Canada corporation ("Phoenix") owns 8,279,125 shares, and options to purchase 1,750,000 shares, of Registrant. Brent Bysouth owns 100% of Phoenix. Anthony J. Alda has an option until January 1, 2009 to purchase 80% of Phoenix for $1,000. Assuming this option will be exercised, currently Mr. Alda has voting control over 6,623,300 Registrant shares held by Phoenix, which is 80% of the 8,279,125 Registrant shares held by Phoenix. Additionally, Mr. Alda has an option to purchase 1,400,000 options held by Phoenix to purchase 1,750,000 shares of Registrant's shares, which is 80% of the options held by Phoenix. Mr. Bysouth has voting control over 1,655,825 Registrant shares held by Phoenix, which is 20% of the 8,279,125 Registrant shares held by Phoenix. Mr. Bysouth also owns 10,247,280 shares of Registrant directly.

(2) In addition to having voting control over 6,623,300 shares held by Phoenix, and the option to purchase 1,400,000 options held by Phoenix, Anthony J. Alda also has voting control over the following shares: 850,000 shares held by Anthony J. Alda in Trust for Brittany Billingsley; 525,000 shares held by Pat & Lutz Alda; 175,000 shares held by Tamara Billingsley; and 450,000 shares held by Euro Partners, Ltd. Mr. Alda also owns 1,125,000 shares of the company directly.

(3) This includes the following shares held by the three minor children of Martin Calvert, which Martin Calvert has voting control over: 20,000 shares held by Spencer Calvert; 20,000 shares held by Callahan Calvert; and 20,000 shares held by Christina Calvert.

(4) This includes the following shares held by the two minor children of Peter Hogendoorn, which Peter Hogendoorn has voting control over: 100,000 shares held by Molly Hogendoorn; 100,000 shares held by Thea Hogendoorn; and 500,000 shares held by Barbara Hogendoorn, Mr. Hogendoorn's wife.

(5)  This  includes  2,760,000  shares  held  by Leslie J. Ames Law Corporation.

SECURITIES  AUTHORIZED  FOR  ISSUANCE  UNDER  EQUITY  COMPENSATION  PLANS

We adopted our 2001 Stock Option Plan on June 29, 2001 authorizing 5,000,000 shares under the plan. We have not issued any options or rights under this plan.

We adopted our 2004 Stock Option Plan in February 2004, authorizing 30,000,000 shares under the plan. During 2004, we issued 8,289,412 options to purchase common shares under the plan to certain of our employees and consultants. None of these options have been exercised and 1,036,500 have been cancelled as a result of employment terminations. The balance of the options outstanding as of December 31, 2004 is 23,176,114.

The following table sets forth the securities that have been authorized under equity compensation plans as of December 31, 2004.


                                                                                NUMBER OF
                                                                               SECURITIES
                                       NUMBER OF                                REMAINING
                                    SECURITIES TO BE                          AVAILABLE FOR
                                      ISSUED UPON           WEIGHTED-        FUTURE ISSUANCE
                                      EXERCISE OF            AVERAGE          UNDER EQUITY
                                      OUTSTANDING       EXERCISE PRICE OF     COMPENSATION
                                        OPTIONS,           OUTSTANDING      PLANS (EXCLUDING
                                      WARRANTS AND          OPTIONS,           SECURITIES
                                         RIGHTS           WARRANTS AND        REFLECTED IN
                                          (A)                RIGHTS            COLUMN (A))
                                          (B)                  (C)
Equity compensation plans
 approved by security holders (1)
                                           23,176,114  $             0.377         11,823,886
Equity compensation plans
not approved by security holders
  NONE                             $                -                    0
TOTAL                                      23,176,114  $             0.377         11,823,886

(1)  Includes  our  2001  Stock  Option  Plan.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transactions  with  David  Aisenstat

David Aisenstat loaned CanOnline $100,000 on April 30, 2003, and $100,000 on May 27, 2003. Each loan is subject to 8% interest, and due on demand. On October 29, 2003, Mr. Aisenstat demanded repayment of $50,000. In Mr. Aisenstat's demand for repayment he agreed to accept 100,000 common shares of CanOnline for the principle amount of $50,000. Mr. Aisenstat's election to convert the debt to shares was agreed to and accepted by the Board of Directors of CanOnline. The balance of the two loans outstanding is $150,000 plus accrued interest. On December 20, 2004, we repaid the loans plus accrued interest. The total amount repaid was $171,106.85.

Transaction  with  Martin  Calvert

On May 13, 2004, Martin Calvert, then a director of ours, loaned us $95,000. The loan was initially due on May 13, 2005 and bore interest at the rate of 8% per annum, but on June 1, 2004, the loan plus accrued interest was fully paid to Martin Calvert in amount of $95,333.15. Pursuant to the terms of the loan, upon its repayment, we issued to Mr. Calvert warrants to purchase 47,500 shares of common stock at an exercise price of $0.61 per share. The warrants remain unexercised.

On August 12, 2004, Martin Calvert, then a director of ours, loaned us $100,000. The loan was due on August 12, 2005 with an interest rate of 9.5% per annum. Upon repayment of the loan to Martin Calvert, we issued to Mr. Calvert warrants to purchase 50,000 shares of our common stock at an exercise price equal to market price on the date the warrants are issued with a term of two years from the date of issuance. A portion of the loan plus accrued interest was repaid in September 2004. The balance remaining on the loan plus accrued interest was repaid in December 2004 which amounted to $27,108.21. The warrants were issued with an exercise price of $0.61 per share and remain unexercised.

With respect to the sale of these securities, all transactions were exempt from registration pursuant to Section 4(2) of the Securities Act of 1933 (the "1933 Act"). In each instance, the purchaser had access to sufficient information regarding the Company so as to make an informed investment decision. More specifically, NS8Corp had a reasonable basis to believe that each purchaser was an "accredited investor" as defined in Regulation D of the 1933 Act and otherwise had the requisite sophistication to make an investment in our securities.

We believe that the terms of the above transactions are commercially reasonable and no less favorable to us than we could have obtained from an unaffiliated third party on an arm's length basis. To the extent we may enter into any agreements with related parties in the future, the board of directors has determined that such agreements must be on similar terms.

     MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S COMMON EQUITY AND OTHER
                               STOCKHOLDER MATTERS

Our common stock began trading on the NASD Over-the Counter Bulletin Board ("OTCBB") on June 7, 2002 under the symbol "DLVN". Prior to June 7, 2002, there was no public trading market on which our common stock was traded. On December 22, 2003, our symbol changed to "NSEO" in connection with our name change from Delivery Now Corp. to NS8 Corporation. The following table sets forth, for the fiscal quarters indicated, the high and low bid prices per share of our common stock as reported on the OTCBB. The quotations reflect inter dealer prices, without retail mark-up, mark-down or commissions and may not represent actual transactions.

Year  Ending  December  31,  2003   High  Bid  Low  Bid
First  quarter                      $     .05  $    .05
Second  quarter                     $     .10  $    .05
Third  quarter                      $     .10  $    .10
Fourth  quarter                     $    1.70  $    .10

Year  Ending  December  31,  2004   High  Bid  Low  Bid
First  quarter                      $    1.70  $   1.04
Second  quarter                     $    1.38  $    .97
Third  quarter                      $    1.10  $    .83
Fourth  quarter                     $    1.14  $    .46

Year  Ending  December  31,  2005   High  Bid  Low  Bid
First  Quarter                      $    0.46  $   0.09
Second  Quarter                     $    0.38  $   0.07
Third  Quarter                      $    0.21  $   0.10
Fourth  Quarter  (as  of  12/02/05) $    0.11  $   0.04

Holders

On December 5, 2005, the closing price for our common stock was $0.044. At December 6, 2005, there were 122 shareholders of record holding NS8Corp stock and 21 holders of record holding unconverted CanOnline stock.

Options  and  Warrants

There are outstanding options and warrants to purchase a total of 39,510,328 shares of our our common equity as of December 1, 2005.

Equity  Compensation  Plans

On June 29, 2001, we adopted the 2001 Stock Option Plan. On February 4, 2004, we adopted the 2004 NS8 Corporation Employee Stock Option Plan. The Plan was amended in March, 2005. We do not have any other equity compensation plans as of the date of this report.

Shares  Eligible  for  Future  Sales

As of December 1, 2005, we had issued 109,951,996 shares of our common stock and there were 7,100,522 unexchanged CGMI shares. Of these shares, 32,949,359 shares are unrestricted and held by non-affiliates, and are freely tradable without restriction under the Securities Act. Non-affiliates currently hold

54,503,775 shares of our restricted common stock and affiliates hold 29,559,584 shares of our restricted common stock. These shares will be eligible for sale in the public market, subject to certain volume limitations and the expiration of applicable holding periods under Rule 144 under the Securities Act. In general, under Rule 144 as currently in effect, a person (or persons whose shares are aggregated) who has beneficially owned restricted shares for at least one year (including the holding period of any prior owner or affiliate) would be entitled to sell within any three-month period a number of shares that does not exceed the greater of one percent (1%) of the number of shares of common stock then outstanding or (2) the average weekly trading volume of the common stock during the four calendar weeks preceding the filing of a Form 144 with respect to such sale. Sales under Rule 144 are also subject to certain manner of sale provisions and notice requirements and to the availability of current public information about us. Under Rule 144(k), a person who is not deemed to have been an affiliate of us at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years (including the holding period of any prior owner except an affiliate), is entitled to sell such shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

Dividends

As of the date of this report, no cash dividends have been declared on our common stock. We presently intend to retain future earnings, if any, for use in our business and have no present intention to pay cash dividends on our common stock. In addition, the debentures we issued to Cornell Capital Partners prohibit the payment of dividends on our common stock without the prior written consent of the secured party to those debentures.

                            DESCRIPTION OF SECURITIES

General

Our Certificate of Incorporation was amended in June 2005 to increase our authorized capitalization to 505,000,000 shares, consisting of 500,000,000 shares of common stock, par value $0.0001 per share, and 5,000,000 shares of preferred stock, par value $0.0001 per share. As of December 1, 2005, there were 109,951,996 outstanding shares of common stock of NS8 Corporation and 7,100,722 shares of unconverted CGMI stock. None of the shares of the preferred stock have been issued and none are outstanding. Set forth below is a description of certain provisions relating to our capital stock. For additional information, please refer to our Articles of Incorporation and By-Laws and the Delaware statutes.

Common  Stock

Each outstanding share of common stock has one vote on all matters requiring a vote of the stockholders. There is no right to cumulative voting; thus, the holder of fifty percent or more of the shares outstanding can, if they choose to do so, elect all of the directors. In the event of a voluntary of involuntary liquidation, all stockholders are entitled to a pro rata distribution after payment of liabilities and after provision has been made for each class of stock, if any, having preference over the common stock. The holders of the common stock have no preemptive rights with respect to future offerings of shares of common stock. Holders of common stock are entitled to dividends if, as and when declared by our Board out of the funds legally available therefore. It is our present intention to retain earnings, if any, for use in our business. As a result, the payment of dividends on the common stock is unlikely in the foreseeable future.

Preferred  Stock

We are authorized to issue 5,000,000 shares of $0.0001 par value preferred stock, none of which is outstanding. The preferred stock, which is commonly known as "blank check preferred", may be issued by our Board of Directors with rights, designations, preferences and other terms, as may be determined by the Directors in their sole discretion, at the time of issuance.

Limitation  of  Liability:  Indemnification

Our Articles of Incorporation include an indemnification provision under which we have agreed to indemnify our directors and officers from and against certain claims arising from or related to future acts or omissions as one of our directors or officers Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, as a result, unenforceable.

Authorized  and  Unissued  Stock

The authorized but unissued shares of our common stock are available for future issuance without our stockholders' approval. These additional shares may be utilized for a variety of corporate purposes including but not limited to future public or direct offerings to raise additional capital, corporate acquisitions and employee incentive plans. The issuance of such shares may also be used to deter a potential takeover of us that may otherwise be beneficial to stockholders by diluting the shares held by a potential suitor or issuing shares to a stockholder that will vote in accordance with our Board of Directors' desires. A takeover may be beneficial to stockholders because, among other reasons, a potential suitor may offer stockholders a premium for their shares of stock compared to the then-existing market price. The existence of authorized but unissued and unreserved shares of preferred stock may enable the Board of Directors to issue shares to persons friendly to current management which would render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise, and thereby protect the continuity of our management.

                                     EXPERTS

The consolidated financial statements for the years ended December 31, 2003 and December 31, 2004 included in this prospectus, and incorporated by reference in the Registration Statement, have been audited by Singer Lewak Greenbaum & Goldstein LLP, independent auditors, as stated in their report appearing with the financial statements herein and incorporated by reference in the Registration Statement, and are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                                 TRANSFER AGENT

The transfer agent for our common stock is Continental Stock Transfer & Trust, Inc. Its address is 17 Battery Pl., 8th Fl. New York, NY 10004, and its telephone number is (212) 845-3212.

                                  LEGAL MATTERS

McGuireWoods, LLP, New York, New York, will pass upon the validity of the shares of common stock offered hereby.

                           HOW TO GET MORE INFORMATION

We have filed with the Securities and Exchange Commission in Washington, DC, a registration statement on Form SB-2 under the Securities Act of 1933 with respect to the shares we are offering. Prior to the effective date of the registration statement, we were subject to the information requirements of the Securities Exchange Act of 1934 (the "Exchange Act"). This prospectus does not contain all of the information set forth in the registration statement, as permitted by the rules and regulations of the SEC. Reference is hereby made to the registration statement and exhibits thereto for further information with respect to us and the shares to which this prospectus relates. Copies of the registration statement and other information filed by with the SEC can be inspected and copied at the public reference facilities maintained by the SEC in Washington, DC at 100 F Street, NE, Washington, DC 20549. In addition, the SEC maintains a World Wide Web site that contains reports, proxy statements and other information regarding registrants such as us which filed electronically with the SEC at the following Internet address: (http:www.sec.gov).

FINANCIAL  STATEMENTS

                                                                 NS8 CORPORATION
                                                   (A DEVELOPMENT STAGE COMPANY)
                                                                        CONTENTS
--------------------------------------------------------------------------------

                                                                            Page

INDEPENDENT  AUDITOR'S  REPORT                                              F-2

CONSOLIDATED  FINANCIAL  STATEMENTS

Consolidated  Balance  Sheet  for  the  year  ended
December  31  2004                                                          F-3

Consolidated  Statements  of  Operations  for  the  years
ended  December  31,  2004  and  2003  and  for  the  period
ended  June  18,  1999  (Inception)  to  December  31,  2004                F-4

Consolidated  Statements  of  Comprehensive  Loss  for  the
years  Ended  December  31,  2004  and  2003  and  for  the  period
ended  June  18,  1999  (Inception)  to  December  31,  2004                F-5

Consolidated  Statements  of  Shareholders'  Equity  (Deficit)
for  the  years  Ended  December  31,  2004  and  2003  and  for  the
period  ended  June  18, 1999 (Inception) to  December  31,  2004           F-6

Consolidated  Statements  of  Cash  Flows  for  the
years  Ended  December  31,  2004  and  2003  and  for  the  period
ended  June  18,  1999 (Inception) to  December  31,  2004             F-7 - F-8

Notes  to  Consolidated  Financial  Statements  (audited)             F-9 - F-38

Consolidated  Balance  Sheets  as  of  September 30, 2005 (unaudited)
and,  December  31,  2004  (audited)                                       F-39

Consolidated  Statements  of  Operations  for  the  three  months ended  September 30,  2005  and  September 30,  2004  (unaudited)
and  for  the  period  ended  June  18,  1999  (Inception)
to  September 30,  2005                                                    F-40

Consolidated  Statements  of  Comprehensive  Income  (Loss)  for
the  three  months  ended  September  30,  2005  and September 30, 2004
(unaudited)  and  for  the  period  ended  June  18,  1999  (Inception)
to  September 30,  2005                                                    F-41

Consolidated  Statements  of  Cash  Flows  for  the  three  months ended  September 30,  2005  and  September 30,  2004  (unaudited)
and  for  the  period  ended  June  18,  1999  (Inception)
to  September 30,  2005                                              F-42 - F-43

Notes  to  Consolidated  Financial  Statements  (unaudited)          F-44 - F-53

REPORT  OF  INDEPENDENT  REGISTERED  PUBLIC  ACCOUNTING  FIRM



To  the  Board  of  Directors
NS8  Corporation


We have audited the consolidated balance sheet of NS8 Corporation and subsidiaries (a developmental stage company) as of December 31, 2004, and the related consolidated statements of operations, comprehensive loss, shareholders' equity (deficit) and cash flows for each of the two years in the period ended December 31, 2004, and the period from June 18, 1999 (inception) to December 31, 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provided a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of NS8 Corporation and subsidiaries (a developmental stage company) as of December 31, 2004, and the results of their operations and their cash flows for each of the two years in the period ended December 31, 2004, and the period from June 18, 1999 (inception) to December 31, 2004, in conformity with U.S. generally accepted accounting principles.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered recurring losses from operations and has an accumulated deficit. This raises substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.



SINGER  LEWAK  GREENBAUM  &  GOLDSTEIN  LLP

Los  Angeles,  California
March  31,  2005

                                                                 NS8 CORPORATION
                                                   (A DEVELOPMENT STAGE COMPANY)
                                                      CONSOLIDATED BALANCE SHEET
                                                               December 31, 2004
--------------------------------------------------------------------------------

                                 ASSETS
Current assets
  Cash and cash equivalents                               $  1,562,040
  Prepaid, consulting services                               3,098,622
  Prepaid, other                                                85,804
                                                          -------------

    Total current assets                                     4,746,466

Property and equipment, net                                    174,395
                                                          -------------

        Total assets                                      $  4,920,861
                                                          =============

                  LIABILITIES AND SHAREHOLDERS' DEFICIT

Current liabilities
  Accounts payable and accrued expenses                   $    351,132
  Accrued payroll and related expenses                       1,695,020
  Current portion of capital lease obligations                   7,550
  Notes payable                                                325,000
  Notes payable - shareholders, net of debt discount
    of $9,894                                                3,790,106
                                                          -------------

    Total current liabilities                                6,168,808

Capital lease obligations, net of current portion                5,155

Convertible debentures, net of debt discount of $339,284     1,160,716
                                                          -------------

      Total liabilities                                      7,334,679
                                                          -------------

Commitments and contingencies

Shareholders' deficit
  Preferred stock, $0.0001 par value
    5,000,000 shares authorized
    no shares issued and outstanding                                 -
  Common stock, $0.0001 par value
    200,000,000 shares authorized
    86,310,975 shares issued and outstanding                     8,631
  Additional paid-in capital                                12,878,821
  Deferred compensation                                              -
  Accumulated other comprehensive loss                         (44,261)
  Deficit accumulated in the development stage             (15,257,009)
                                                          -------------

      Total shareholders' deficit                           (2,413,818)
                                                          -------------

        Total liabilities and shareholders' deficit       $  4,920,861
                                                          =============

   The accompanying notes are an integral part of these financial statements.


                                                                   NS8 CORPORATION
                                                     (A DEVELOPMENT STAGE COMPANY)
                                             CONSOLIDATED STATEMENTS OF OPERATIONS
                                    For the Years Ended December 31, 2004 and 2003
                                                                               and
                                     for the Period from June 18, 1999 (Inception)
                                                              to December 31, 2004
----------------------------------------------------------------------------------

                                                                        For the
                                                                      Period from
                                                                        June 18,
                                             For the Year Ended          1999
                                                 December 31,        (Inception) to
                                     ------------------------------   December 31,
                                           2004            2003          2004
                                     ----------------  ------------  -------------
Operating expenses
  Research and development           $     1,079,824   $ 1,382,000   $  2,678,896
  General and administrative               8,323,294     2,518,058     12,210,274
                                     ----------------  ------------  -------------

    Total operating expenses               9,403,118     3,900,058     14,889,170
                                     ----------------  ------------  -------------

Loss from operations                      (9,403,118)   (3,900,058)   (14,889,170)
                                     ----------------  ------------  -------------

Other (expense) income
  Other (expense) income                     (19,733)       27,594         56,189
  Interest expense                          (359,069)      (52,930)      (424,028)
                                     ----------------  ------------  -------------

    Total other expense                     (378,802)      (25,336)      (367,839)
                                     ----------------  ------------  -------------

Net loss                             $    (9,781,920)  $(3,925,394)  $(15,257,009)
                                     ================  ============  =============

Basic and diluted loss per share     $         (0.11)  $     (0.07)
                                     ================  ============

Weighted-average shares outstanding       88,208,761    58,900,389
                                     ================  ============

   The accompanying notes are an integral part of these financial statements.


                                                                  NS8 CORPORATION
                                                    (A DEVELOPMENT STAGE COMPANY)
                                   CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS
                                   For the Years Ended December 31, 2004 and 2003
                                                                              and
                                    for the Period from June 18, 1999 (Inception)
                                                             to December 31, 2004
----------------------------------------------------------------------------------


                                                                       For the
                                                                     Period from
                                                                       June 18,
                                            For the Year Ended          1999
                                                December 31,        (Inception) to
                                    ------------------------------   December 31,
                                          2004            2003          2004
                                    ----------------  ------------  -------------
Net loss                            $    (9,781,920)  $(3,925,394)  $(15,257,009)

Other comprehensive loss
  Foreign currency exchange losses           (9,001)      (37,934)       (44,261)
                                    ----------------  ------------  -------------

Comprehensive loss                  $    (9,790,921)  $(3,963,328)  $(15,301,270)
                                    ================  ============  =============

   The accompanying notes are an integral part of these financial statements.


                                                                                                                   NS8 CORPORATION
                                                                                                     (A DEVELOPMENT STAGE COMPANY)
                                                                         CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY (DEFICIT)
                                                                For the Period from June 18, 1999 (inception) to December 31, 2004
----------------------------------------------------------------------------------------------------------------------------------


                                                                                        Accumulated       Deficit
                                                                                           Other        Accumulated
                                                         Additional                    Comprehensive      in the
                               Common        Stock        Paid-In        Deferred         Income        Development
                             -----------  ------------  ------------
                               Shares        Amount       Capital      Compensation       (Loss)           Stage         Total
                             -----------  ------------  ------------  --------------  ---------------  -------------  ------------
Balance, June 18, 1999                -   $         -   $         -   $           -   $            -   $          -   $         -
                             (inception)
Issuance of shares for cash   4,130,000           413         5,203                                                         5,616
Conversion of debt to
  common stock               29,281,406         2,928        36,885                                                        39,813
Net loss                                                                                                    (31,905)      (31,905)
                             -----------  ------------  ------------  --------------  ---------------  -------------  ------------

Balance, December
31, 1999                     33,411,406         3,341        42,088               -                -        (31,905)       13,524
Exercise of stock options     2,000,000           200          (200)              -
Options granted
  for services                                                3,400                                                         3,400
Issuance of shares for
  services                       20,000             2         1,018                                                         1,020
Issuance of shares for cash   3,239,112           324       283,815                                                       284,139
Issuance of shares for                -
  offering costs                150,000            15        22,485                                                        22,500
Offering costs                  (33,242)                                                                                  (33,242)
Foreign exchange
  translation                                                                                   (681)                        (681)
Net loss                                                                                                   (232,829)     (232,829)
                             -----------  ------------  ------------  --------------  ---------------  -------------  ------------

Balance, December
31, 2000                     38,820,518   $     3,882   $   319,364   $           -   $         (681)  $   (264,734)  $    57,831
Conversion of debt to
  common stock                   35,667             4         5,346                                                         5,350
Exercise of options             450,000            45           (45)                                                            -
Issuance of shares for
  service                        50,000             5           195                                                           200
Buy-back of shares           (1,025,000)         (103)       (2,559)                                                       (2,662)
Foreign exchange
  translation                                                                                  5,873                        5,873
Net loss                                                                                                   (391,930)     (391,930)
                             -----------  ------------  ------------  --------------  ---------------  -------------  ------------

Balance, December
31, 2001                     38,331,185   $     3,833   $   322,301   $           -   $        5,192   $   (656,664)  $  (325,338)
Conversion of debt to
  common stock                7,923,448           793       151,507                                                       152,300
Issuance of shares for
  employee compensation       2,310,000           231        80,619         (56,000)                                       24,850
Cancellation of shares       (1,000,000)         (100)          100                                                             -
Foreign exchange
  translation                                                                                 (2,518)                      (2,518)
Net loss                                                                                                   (893,031)     (893,031)
                             -----------  ------------  ------------  --------------  ---------------  -------------  ------------

Balance, December
31, 2002                     47,564,633   $     4,757   $   554,527   $     (56,000)  $        2,674   $ (1,549,695)  $(1,043,737)
Conversion of debt           12,385,714         1,239       684,782                                                       686,021
Issuance of shares for cash   4,833,334           483     2,444,517                                                     2,445,000
Issuance of shares for                -
  employee compensation       3,720,000           372       947,933          56,000                                     1,004,305
Issuance of shares for
  services                      500,000            50        17,450                                                        17,500
Issuance of shares to
  pre-reverse
  merger shareholders        15,250,000         1,525        (1,525)                                                            -
Foreign exchange
  translation                                                                                (37,934)                     (37,934)
Net loss                                                                                                 (3,925,394)   (3,925,394)
                             -----------  ------------  ------------  --------------  ---------------  -------------  ------------

Balance, December
31, 2003                     84,253,681   $     8,426   $ 4,647,684   $           -   $      (35,260)  $ (5,475,089)  $  (854,239)
Issuance of shares for cash     597,544            60       399,940                                                       400,000
Issuance of shares for
  employee compensation               -                           -                                                             -
Issuance of shares for
  services                      525,170            52       546,947                                                       546,999
Issuance of shares for
  offering costs                934,580            93           (93)                                                            -
Offering costs                                              (21,000)                                                      (21,000)
Debt discount for valuation
  of warrants issued with
  notes payable                                             126,857                                                       126,857
Beneficial conversion
  feature on convertible
  notes payable                       -                     428,571                                                       428,571
Warrants issued for
  Services rendered                   -                   5,724,021                                                     5,724,021
Compensation charge for
  warrants issued "in the
  money" to non-employees             -                      20,000                                                        20,000
Options issued for
  services rendered                   -                     896,000                                                       896,000
Compensation charge for
  stock options issued "in
  the money" to employees             -                     110,100                                                       110,100
Foreign exchange
  translation                                                  (206)                          (9,001)                      (9,207)
Net loss                              -             -             -               -                -     (9,781,920)   (9,781,920)
                             -----------  ------------  ------------  --------------  ---------------  -------------  ------------

Balance, December
31, 2004                     86,310,975   $     8,631   $12,878,821   $           -   $      (44,261)  $(15,257,009)  $(2,413,818)
                             ===========  ============  ============  ==============  ===============  =============  ============

   The accompanying notes are an integral part of these financial statements.


                                                                           NS8 CORPORATION
                                                             (A DEVELOPMENT STAGE COMPANY)
                                                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                                 For the Years Ended December 31, 2004 and
                                                                                  2003 and
                                             for the Period from June 18, 1999 (Inception)
                                                                      to December 31, 2004
------------------------------------------------------------------------------------------

                                                                                For the
                                                                              Period from
                                                                               June 18,
                                                   For the Year Ended            1999
                                                       December 31,          (Inception) to
                                             ------------------------------    December 31,
                                                 2004            2003            2004
                                             ------------  ----------------  -------------
Cash flows from operating activities
  Net loss                                   $(9,781,920)  $    (3,925,394)  $(15,257,009)
  Adjustments to reconcile net loss to net
    cash used in operating activities
      Depreciation and amortization               51,183            26,343         95,394
      Compensation charge for
        in-the-money stock options               110,100                          110,100
      Compensation charge for
        in-the-money warrants                     20,000                           20,000
      Accretion of warrants issued as
        a debt discount                          117,138                          117,138
      Accretion of interest issued as
        a debenture discount                      89,287                           89,287
      Issuance of stock for services             547,000            17,500        565,720
      Issuance of stock for compensation               -         1,004,305      1,029,155
      Issuance of warrants for compensation    5,724,021                        5,724,021
      Options granted for services               896,000                 -        899,400
      (Increase) decrease in
        Accounts receivable                            -                 -              -
        Prepaid expenses and other
          current assets                      (3,143,801)          (62,686)    (3,217,658)
      Increase (decrease) in
        Accounts payable and accrued
          expenses                               206,087             8,820        382,153
        Accrued payroll                          476,304           611,366      1,728,252
                                             ------------  ----------------  -------------

Net cash used in operating activities         (4,688,601)       (2,319,746)    (7,714,047)
                                             ------------  ----------------  -------------

Cash flows from investing activities
  Purchase of property and equipment            (116,691)          (90,760)      (220,768)
                                             ------------  ----------------  -------------

Net cash used in investing activities           (116,691)          (90,760)      (220,768)
                                             ------------  ----------------  -------------

Cash flows from financing activities
  Payments on notes payable                  $         -   $        (1,967)  $          -
  Proceeds from notes payable                          -                 -              -
  Proceeds from convertible debentures         1,500,000           600,000      2,100,000
  Proceeds from issuance of common
    stock                                        400,000         2,445,000      3,157,254
  Proceeds from loans from officers/
    shareholders                               4,145,000           400,000      5,017,650
  Payments on loans from officers/
    shareholders                                (495,000)          (70,361)      (565,361)
  Proceeds from short term loans                 100,000           225,000        325,000
  Payments for redemption of shares                    -                 -         (2,662)
  Offering costs                                 (21,000)                -        (54,242)
  Payments on convertible debentures                   -          (400,000)      (400,000)
  Payments on capital lease obligations           (4,880)          (24,573)       (32,075)
                                             ------------  ----------------  -------------

Net cash provided by financing activities      5,624,120         3,173,099      9,545,564
                                             ------------  ----------------  -------------

Effect of exchange rate changes
  on cash                                        (13,449)          (37,934)       (48,709)
                                             ------------  ----------------  -------------

Net increase in cash and cash
  equivalents                                    805,379           724,659      1,562,040

Cash and cash equivalents,
  beginning of period                            756,661            32,002              -
                                             ------------  ----------------  -------------

Cash and cash equivalents,
  end of period                              $ 1,562,040   $       756,661   $  1,562,040
                                             ============  ================  =============
Supplemental disclosures of
  cash flow information

  Interest paid                              $    92,422   $         6,849   $    118,043
                                             ============  ================  =============

   The accompanying notes are an integral part of these financial statements.

                                                                 NS8 CORPORATION
                                                   (A DEVELOPMENT STAGE COMPANY)
                                           CONSOLIDATED STATEMENTS OF CASH FLOWS
                             For the Years Ended December 31, 2004 and 2003, and
              for the Period from June 18, 2000 (Inception) to December 31, 2004
--------------------------------------------------------------------------------


Supplemental schedule of non-cash investing and financing activities During the year ended December 31, 2004, the Company completed the following:

- The Company issued 525,170 shares of common stock for services rendered valued at $546,999.
- The Company issued 934,580 shares of its common stock as offering costs pursuant to a Standby Equity Distribution Agreement.
- The Company recorded a debt discount in the amount of $126,857 for the valuation of warrants issued with notes payable.
- The Company issued 7,439,504 warrants for services rendered valued at $5,724,021.
- The Company issued 1,700,000 stock options for services rendered valued at $896,000.
- The Company recorded a beneficial conversion feature on convertible notes payable of $428,571.
- The Company recorded compensation of $20,000 for warrants issued "in the money" to non-employees.
- The Company recorded a compensation charge of $110,100 for stock options issued "in the money" to employees.

NOTE  1  -  ORGANIZATION  AND  LINE  OF  BUSINESS

CanOnline Global Media, Inc. ("CGMI") was formed in the state of Washington on March 15, 2000. On September 12, 2000, CGMI entered into a Share Consideration, Assignment, and Transfer Agreement, whereby it acquired all of the outstanding common stock of CanOnline Media Corporation ("CMC") in exchange for an aggregate of 38,405,517 shares of newly issued common stock. For accounting purposes, the transaction has been treated as a recapitalization of CMC, with CMC as the accounting acquirer (reverse acquisition). Accordingly, the financial statements of CGMI reflect the historical financial statements of CMC from its incorporation on June 18, 1999 in Vancouver, British Columbia, Canada, and the operations of CGMI subsequent to September 12, 2000. CGMI did not have any assets or liabilities at the date of the acquisition and did not have any operations prior to the acquisition. Therefore, pro forma information is not presented.

On December 18, 2003, CGMI closed a merger agreement with Delivery Now Corp., a Delaware corporation and publicly traded company (the "Parent"), and DLVN Acquisition Co., a Delaware corporation and wholly owned subsidiaries of the Parent (the "Merger Sub"). Delivery Now Corp. was incorporated in the state of Delaware on October 3, 2000. As part of the reverse merger, on December 17, 2003, Delivery Now Corp. changed its fiscal year end from September 30 to December 31 and changed its name to NS8 Corporation ("NS8").

NS8, CGMI and CMC (collectively, the "Company") design and produce online business applications in the areas of streaming software, digital media rights, data-content management, audio-video communications, and corporate collaboration systems.

NOTE  2  -  GOING  CONCERN

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern. During the year ended December 31, 2004, the Company incurred a net loss of $9,781,920 and had negative cash flows from operations of $4,688,601. In addition, the Company had an accumulated deficit of $15,257,009 at December 31, 2004. These factors raise substantial doubt about the Company's ability to continue as a going concern.

Recovery of the Company's assets is dependent upon future events, the outcome of which is indeterminable. Management plans to continue to provide for its capital needs during the year ended December 31, 2005 by issuing debt and equity securities and by the continued development of its products. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classification of liabilities that might be necessary should the Company be unable to continue in existence.

NOTE  3  -  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES

Principles  of  Consolidation
-----------------------------
The consolidated financial statements include the accounts of NS8 and its wholly owned subsidiaries, CGMI and CMC. All significant inter-company accounts and transactions are eliminated in consolidation.

Development  Stage  Enterprise
------------------------------
The Company is a development stage company as defined in Statement of Financial Accounting Standards ("SFAS") No. 7, "Accounting and Reporting by Development Stage Enterprises." The Company is devoting substantially all of its present efforts to establish a new business, and its planned principal operations have not yet commenced. All losses accumulated since inception have been considered as part of the Company's development stage activities.

Comprehensive  Loss
-------------------
The Company utilizes SFAS No. 130, "Reporting Comprehensive Income." This statement establishes standards for reporting comprehensive income (loss) and its components in a financial statement. Comprehensive income (loss) as defined includes all changes in equity (net assets) during a period from non-owner sources. Examples of items to be included in comprehensive income (loss), which are excluded from net income (loss), include foreign currency translation adjustments, minimum pension liability adjustments, and unrealized gains and losses on available-for-sale securities.

Cash  and  Cash  Equivalents
----------------------------
For the purpose of the statements of cash flows, the Company consider all highly liquid investments purchased with original maturities of three months or less to be cash equivalents.

Property  and  Equipment
------------------------
Property and equipment are stated at cost. The Company provides for depreciation and amortization using the double-declining method over estimated useful lives of five to seven years. Expenditures for maintenance and repairs are charged to operations as incurred while renewals and betterments are capitalized. Gains or losses on the sale of property and equipment are reflected in the statements of operations.

Fair  Value  of  Financial  Instruments
---------------------------------------
The Company's financial instruments include cash and cash equivalents, prepaid expenses and other current assets, accounts payable and accrued expenses, and accrued payroll. The fair value of these financial instruments are representative of their carrying amounts due to their short maturities.

NOTE  3  -  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES  (Continued)

Advertising  Costs
------------------
The company expenses advertising costs as incurred. For the years ended December 31, 2004 and 2003, advertising costs were $181,099, and $103,427 respectively.

Software  Development  Costs
----------------------------
Pursuant to the provisions of SFAS No. 86, "Accounting for the Costs of Computer Software to Be Sold, Leased or Otherwise Marketed," we capitalize internally developed software and software purchased from third parties if the related software product under development has reached technological feasibility or if there are alternative future uses for the purchased software. These costs are amortized on a product-by-product basis typically over the estimated life of the software product using the greater of the ratio that current gross revenue for a product bears to the total of current and anticipated future gross revenue for that product or the straight-line method over the remaining estimated economic life of the product. At each balance sheet date, we evaluate on a product-by-product basis the unamortized capitalized cost of computer software compared to the net realizable value of that product. The amount by which the unamortized capitalized costs of a computer software product exceed its net realizable value is written off. At December 31, 2004, all costs incurred to internally development our software had been expensed.

Stock-Based  Compensation
-------------------------
SFAS No. 123, "Accounting for Stock-Based Compensation," as amended by SFAS No.148, "Accounting for Stock-Based Compensation-Transition and Disclosure," defines a fair value based method of accounting for stock-based compensation. However, SFAS No. 123 allows an entity to continue to measure compensation cost related to stock and stock options issued to employees using the intrinsic method of accounting prescribed by Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees." Entities electing to remain with the accounting method of APB Opinion No. 25 must make pro forma disclosures of net income and earnings per share as if the fair value method of accounting defined in SFAS No. 123 had been applied. The Company has elected to account for its stock-based compensation to employees under APB Opinion No. 25 using the intrinsic value method.

NOTE  3  -  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES  (Continued)

-------------------------
If the Company had elected to recognize compensation expense based upon the fair value at the grant date for awards under its plan consistent with the methodology prescribed by SFAS No. 123, the Company's net loss and loss per share would be reduced to the pro forma amounts indicated below for the years ended December 31, 2004 and 2003:


                                                        2004           2003
                                                    -------------  ------------
  Net loss
    As reported                                     $ (9,781,920)  $(3,925,394)
    Add stock based employee compensation
      expense included in net income, net of tax                             -
    Deduct total stock based employee compensation
      expense determined under fair value method
      for all awards, net of tax                      (1,697,040)     (446,601)
                                                    -------------  ------------

        Pro forma                                   $(11,478,960)  $(4,371,995)
                                                    =============  ============

                                                            2004          2003
                                                    -------------  ------------
  Loss per common share
    Basic - as reported                             $      (0.11)  $     (0.07)
    Basic - pro forma                               $      (0.13)  $     (0.07)
    Diluted - as reported                           $      (0.11)  $     (0.07)
    Diluted  pro forma                              $      (0.13)  $     (0.07)

For purposes of computing the pro forma disclosures required by SFAS No. 123, the fair value of each option granted to employees and directors is estimated using the Black-Scholes option-pricing model with the following weighted-average assumptions for the year ended December 31, 2004: dividend yield of 0%; expected volatility of 100%; risk-free interest rate of 3.15%; and expected life of five years. The weighted-average fair value of options granted during year ended December 31, 2004 for which the exercise price equals the market price on the grant date was $1.273, and the weighted-average exercise price was $1.273. The weighted-average fair value of options granted during year ended December 31, 2004 for which the exercise price is less than the market price on the grant date was $1.37, and the weighted-average exercise price was $1.321. The weighted-average fair value of options granted during year ended December 31, 2004 for which the exercise price is greater than the market price on the grant date was $1.311, and the weighted-average exercise price was $1.479.

NOTE  3  -  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES  (Continued)

Loss  Per  Share
----------------
The Company utilizes SFAS No. 128, "Earnings per Share." Basic loss per share is computed by dividing loss available to common shareholders by the weighted-average number of common shares outstanding. Diluted loss per share is computed similar to basic loss per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. Common equivalent shares are excluded from the computation if their effect is anti-dilutive.

The following potential common shares have been excluded from the computation of diluted net loss per share for the periods presented because the effect would have been anti-dilutive.


                                2004        2003
                             ----------  ----------
  Options outstanding under
    the Company's stock
    option plans             23,176,114  14,886,702
  Warrants                    9,112,001           -

Research  and  Development
--------------------------
Research  and  Development  costs  are  charged  to  operations  as  incurred.

Income  Taxes
-------------
The Company utilizes SFAS No. 109, "Accounting for Income Taxes," which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each year-end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

Foreign  Currency  Translation
------------------------------
Assets and liabilities in foreign currencies are translated at the exchange rate prevailing at the balance sheet date. Revenues and expenses are translated at the exchange rate prevailing at the transaction date, and the resulting gains and losses are reflected in the statements of operations. Gains and losses arising from translation of a subsidiary's foreign currency financial statements are shown as a component of shareholders' equity (deficit) as accumulated other comprehensive income (loss).

NOTE  3  -  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES  (Continued)

Estimates
---------
The preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Concentrations  of  Credit  Risk
--------------------------------
Financial instruments which potentially subject the Company to concentrations of credit risk consist of cash and cash equivalents. The Company places its cash and cash equivalents with high credit, quality financial institutions. At times, such cash and cash equivalents may be in excess of the Federal Deposit Insurance Corporation insurance limit of $100,000. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk on cash and cash equivalents.

Impact  of  Recent  Accounting  Pronouncements
----------------------------------------------

In November 2004, the FASB issued SFAS No. 151,"Inventory Costs". SFAS No. 151 amends the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material (spoilage) under the guidance in ARB No. 43, Chapter 4,"Inventory Pricing". Paragraph 5 of ARB No. 43, Chapter 4, previously stated that "under some circumstances, items such as idle facility expense, excessive spoilage, double freight, and rehandling costs may be so abnormal as to require treatment as current period charges" This Statement requires that those items be recognized as current-period charges regardless of whether they meet the criterion of "so abnormal." In addition, this Statement requires that allocation of fixed production overheads to the costs of conversion be based on the normal capacity of the production facilities. This statement is effective for inventory costs incurred during fiscal years beginning after June 15, 2005. Management does not expect adoption of SFAS No. 151 to have a material impact on the Company's financial statements.

In December 2004, the FASB issued SFAS No. 152,"Accounting for Real Estate Time-Sharing Transactions". The FASB issued this Statement as a result of the guidance provided in AICPA Statement of Position (SOP) 04-2,"Accounting for Real Estate Time-Sharing Transactions". SOP 04-2 applies to all real estate time-sharing transactions. Among other items, the SOP provides guidance on the recording of credit losses and the treatment of selling costs, but does not change the revenue recognition guidance in SFAS No. 66,"Accounting for Sales of Real Estate", for real estate time-sharing transactions. SFAS No. 152 amends Statement No. 66 to reference the guidance provided in SOP 04-2. SFAS No. 152 also amends SFAS No. 67, "Accounting for Costs and Initial Rental Operations of Real Estate Projects", to state that SOP 04-2 provides the relevant guidance on accounting for incidental operations and costs related to the sale of real estate time-sharing transactions. SFAS No. 152 is effective for years beginning after June 15, 2005, with restatements of previously issued financial statements prohibited. This statement is not applicable to the Company.

In December 2004, the FASB issued SFAS No. 153, "Exchanges of Nonmonetary Assets," an amendment to Opinion No. 29,"Accounting for Nonmonetary Transactions". Statement No. 153 eliminates certain differences in the guidance in Opinion No. 29 as compared to the guidance contained in standards issued by the International Accounting Standards Board. The amendment to Opinion No. 29 eliminates the fair value exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. Such an exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. SFAS No. 153 is effective for nonmonetary asset exchanges occurring in periods beginning after June 15, 2005. Earlier application is permitted for nonmonetary asset exchanges occuring in periods beginning after December 16, 2004. Management does not expect adoption of SFAS No. 153 to have a material impact on the Company's financial statements.

In December 2004, the FASB issued SFAS No. 123(R),"Share-Based Payment". SFAS 123(R) amends SFAS No. 123,"Accounting for Stock-Based Compensation", and APB Opinion 25,"Accounting for Stock Issued to Employees." SFAS No.123(R) requires that the cost of share-based payment transactions (including those with employees and non-employees) be recognized in the financial statements. SFAS No. 123(R) applies to all share-based payment transactions in which an entity acquires goods or services by issuing (or offering to issue) its shares, share options, or other equity instruments (except for those held by an ESOP) or by incurring liabilities (1) in amounts based (even in part) on the price of the entity's shares or other equity instruments, or (2) that require (or may require) settlement by the issuance of an entity's shares or other equity instruments. This statement is effective for the Company as of the first interim period or fiscal year beginning after December 15, 2005. Management is currently assessing the effect of SFAS No. 123(R) on the Company's financial statements.


NOTE  4  -  PROPERTY  AND  EQUIPMENT

Property  and  equipment  at  December  31,  2004  consisted  of  the following:

     Computer  equipment  and  software               $     155,797
     Furniture  and  equipment                               79,655
     Vehicles                                                27,113
     Leasehold  improvements                                  8,958
                                                      -------------
                                                            271,523
     Less accumulated depreciation and amortization          97,128
                                                      -------------

          Total                                       $     174,395
                                                      =============

Depreciation and amortization expense was $50,327, $26,343, and $94,538 for the years ended December 31, 2004 and 2003 and the period from June 18, 1999 (inception) to December 31, 2004, respectively.

NOTE  5  -  NOTES  PAYABLE

Amounts  due  under  notes  payable  include  the  following:

- Short term loans for gross proceeds of $225,000. The loans earn interest at 8% per annum, and the principal and any unpaid interest are payable on demand.

- Promissory note agreement for gross proceeds of $100,000. The note earns interest at 10% per annum, and the principal and any unpaid interest is due September 27, 2005.

Future minimum payments under these notes payable at December 31, 2004 were as follows:


Year Ending                            Notes
December 31,                          Payable
------------------------------------  --------
2005                                  $376,885
2006                                         -
2007                                         -
2008                                         -
2009                                         -
    Thereafter                               -
                                      --------

                                       376,885
  Less amount representing interest     51,885
                                      --------

    Notes Payable                     $325,000
                                      ========

Interest expense was $32,638, $2,040, and $34,678 for the years ended December 31, 2004 and 2003 and the period from June 18, 1999 (inception) to December 31, 2004, respectively.

NOTE  6  -  CONVERTIBLE  DEBENTURES:  RELATED  PARTY

During May and June 2004, the Company issued two convertible secured debentures in the amount of $750,000 each to one Investment Company for a total price of $1,500,000. The convertible debentures bear interest at 5.0% per annum and mature on May 19, 2007 and June 25, 2007. The debentures are secured by all of the assets of the Company.

The secured debentures are convertible into the Company's common stock at the holder's option any time up to maturity at a conversion price equal to the lower of:
     - 120% of the closing bid price of the common stock as of the closing date, or
     - 80% of the lowest closing bid price of the common stock during the five trading days immediately preceding the conversion date.

At maturity, the Company has the option to either pay the holder the outstanding principal balance and accrued interest or to convert the debenture into shares of common stock at a conversion price similar to the terms described above. The Company has the right to redeem the debenture upon three business days notice for 120% of the amount redeemed. Upon such redemption, the holder shall receive warrants equal to 50,000 shares of common stock for each $100,000 redeemed pro rata.

Each warrant entitles the holder to purchase one share of the Company's common stock at an exercise price equal to 120% of the closing bid price of the common stock on the closing date. The warrant shall have "piggy-back" and demand registration rights and shall survive for two years from the closing date. If the Company elects to redeem a portion or all of the debentures prior to maturity the amount allocated to the warrants as a debt discount will be calculated and recognized as an expense at that time.

NOTE  6  -  CONVERTIBLE  DEBENTURES:  RELATED  PARTY  (Continued)

In accordance with generally accepted accounting principles, the difference between the conversion price and the Company's stock price on the date of issuance of the notes was calculated at $428,571 and is considered to be interest expense. It will be recognized in the statement of operations during the period from the issuance of the notes to the maturity date of the notes. The Company recognized interest expense of $89,287 in the accompanying statements of operations for the year ended December 31, 2004.

Future minimum payments under these debentures at December 31, 2004 were as follows:

Year Ending                             Notes
December 31,                           Payable
------------------------------------  ----------
2005                                  $        -
2006                                           -
2007                                   1,725,000
2008                                           -
2009                                           -
    Thereafter                                 -
                                      ----------

                                       1,725,000
  Less amount representing interest      225,000
                                      ----------

    Total                             $1,500,000
    Less discount                        339,284
                                      ----------

        Convertible debenture         $1,160,716
                                      ==========

Interest expense was $42,021, $25,503, and $67,524 for the years ended December 31, 2004 and 2003 and the period from June 18, 1999 (inception) to December 31, 2004, respectively.

NOTE  7  -  COMMITMENTS  AND  CONTINGENCIES

Leases
------
The Company leases its facilities under various non-cancelable operating leases, which require monthly payments ranging from $150 to $8,230 and expire through December 2007. In addition, the Company leases various equipment under capital lease obligations, which require monthly payments ranging from $301 to $470, bear interest at approximately 20% per annum, and expire through May 2006.

Future minimum lease payments under these non-cancelable operating and capital lease obligations at December 31, 2004 were as follows:


Year Ending                           Operating   Capital
December 31,                            Leases     Leases
------------------------------------  ----------  --------
2005                                  $  226,858  $ 10,010
2006                                     220,899     5,870
2007                                     108,072         -
                                      ----------  --------

                                         555,829    15,880
                                      ==========
  Less amount representing interest                  3,175
                                                ----------

                                                    12,705
  Less current portion                               7,550
                                                ----------

    Long-term portion                           $    5,155
                                                ==========

Rent expense was $164,992, $119,997, and $327,996 for the years ended December 31, 2004 and 2003 and the period from June 18, 1999 (inception) to December 31, 2004, respectively.

NOTE  7  -  COMMITMENTS  AND  CONTINGENCIES  (Continued)

------
Leased capital assets included in property and equipment at December 31, 2004 were estimated to be as follows:

     Computer  equipment                $     23,128
     Vehicles                                 27,113
                                        ------------

                                              50,241
     Less  accumulated  depreciation          36,480
                                        ------------

          Total                         $     13,761
                                        ============

Depreciation expense for assets under capital leases was $5,454, $12,143, and $33,852 for the years ended December 31, 2004 and 2003 and the period from June 18, 1999 (inception) to December 31, 2004, respectively.

Employment  Agreements
----------------------
The Company has entered into employment agreements with its Chief Executive Officer ("CEO"), Chief Scientist, Chief Marketing Officer, Chief Software Architect, Chief Operating Officer, Chief Financial Officer, and Senior Vice
President, Legal Affairs, for annual base salaries of $214,537, $180,000, $125,000, $80,672, $64,537, $69,147, and $96,038, respectively. The CEO's annual compensation is comprised of two separate Employment agreements, one is held with NS8 and the other is held with CMC. The CEO's Employment agreement with NS8 has a termination without cause severance payment of 36 months of salary, which at December 31, 2004 would be $450,000. The CEO's CMC Employment agreement along with the other officers who reside in Vancouver, British Columbia are protected by the British Columbia Employment Standards Act, which entitles them to one week of compensation for each year of service with the Company. Each of these employment agreements do not have termination dates.

Litigation
----------
The Company may become involved in certain legal proceedings and claims which arise in the normal course of business. Management does not believe that the outcome of any such matter will have a material effect on the Company's financial position or results of operations.

NOTE  8  -  SHAREHOLDERS'  DEFICIT

Preferred  Stock
----------------
The Company has 50,000,000 authorized shares of non-voting preferred stock with a $0.0001 par value. The preferred stock may be issued in series, from time to time, with such designations, rights, preferences, and limitations as the Board of Directors may determine by resolution. The Company did not have any preferred stock issued and outstanding at December 31, 2004.

Common  Stock
-------------
During the year ended December 31, 2004, the Company completed the following transactions:

- In November 2004, the Company issued 5,597,544 common shares to Cornell Capital Partners through the Equity Distribution Agreement valued at $400,000.

-     In  October  2004,  the  Company  issued  500,000 common shares to Maximum
Ventures in connection with financial advisory services rendered valued at $510,000.

- During October 2004, the Company filed a SB-2 registration statement with the Securities and Exchange Commission for the purpose of registering 33,746,226 shares for sale. The shareholders consist of Cornell Capital Partners who intends to sell up to 28,297,379 shares of common stock, 18,691,589 of which are under the Equity Distribution Agreement, 8,680,556 of which are under the Convertible Secured Debenture (the "Secured Debenture") and 925,234 of which were received from NS8Corp as a one-time commitment fee under the Equity Distribution Agreement. In addition to Cornell Capital Partners, the other stockholders selling shares under this offering are Newbridge Securities Corporation ("Newbridge"), who intends to sell up to 9,346 shares and MVI, who intends to sell up to 5,439,501 shares.

-------------
-     In  May  2004,  the  Company  entered  into an Standby Equity Distribution
Agreement ("SEDA") with Cornell Capital Partners. Under the agreement the Company may issue and sell to Cornell Capital common stock for a total purchase price of up to $20,000,000. The purchase price for the shares is equal to their market price, which is defined in the SEDA as the lowest volume weighted average price of the common stock during the five trading days following the date notice is given by the Company that it desires an advance. The amount of each advance is subject to an aggregate maximum advance amount of $750,000, with no advance occurring within seven trading days of a prior advance. Cornell Capital received a one-time commitment fee of 925,234 registered shares of the Company's common stock valued at $990,000 which has been recorded as an offering cost in the accompanying financial statements. Cornell Capital is paid a fee equal to 5% of each advance, which is retained by them from each advance. On May 19, 2004, the Company entered into a Placement Agent Agreement with a registered broker-dealer in connection with the SEDA. Pursuant to the Placement Agent Agreement, the Company paid a one-time placement agent fee of
9,346  restricted  shares  of     the  Company's  common  stock  valued  at
$10,000.

- In January and February 2004, the Company entered into employment agreements with its President and its Chief Marketing Officer at annual salaries of $180,000 and $125,000, respectively. In addition, each officer was granted 2,000,000 restricted, unregistered shares of common stock and options to purchase 2,000,000 and 1,500,000 shares of common stock, respectively, at exercise prices equal to the Company's stock price on the date of the employment agreement. The stock vests over one year from the date of employment agreements. The Company recorded deferred compensation of $5,460,000 for the value of the shares. In November 2004, the employees voluntarily forfeited their stock grants, 4,000,000 shares were returned to the Company.

- issued 25,170 shares of common stock to a third party for services rendered valued at $37,000.

- recorded compensation cost of $110,100 for the value of stock options granted to employees at exercise prices less than the Company's stock price on the date of grant

-------------
During the year ended December 31, 2003, the Company completed the following transactions:

- issued 2,100,000 shares of common stock for cash totaling $495,000. Offering costs were not incurred in connection with this transaction.

- issued 1,166,667 units for an aggregate of cash proceeds of $1,750,000. This offering is being conducted pursuant to Regulation D and Regulation S as adopted by the Securities and Exchange Commission pursuant to the Securities Act of 1933. Each unit consists of two shares of the Company's common stock and one warrant to purchase one share of the Company's common stock at a purchase price of $1.50 per unit. The warrants vest immediately and expire two years from the date of grant. As offering costs, the Company issued warrants exercisable into 233,333 shares of the Company's common stock at an exercise price of $1. The warrants vest immediately and expire two years from the date of grant. The value of the warrants was determined to be immaterial.

- issued 400,000 shares of common stock for cash proceeds of $200,000. This offering is being conducted pursuant to Regulation D as adopted by the Securities and Exchange Commission pursuant to the Securities Act of 1933.

- issued 3,720,000 shares of common stock valued at $1,004,305 to employees of the Company as compensation. Between October 2002 and October 2003, certain employees of CGMI were granted shares by CGMI's Board in recognition of exemplary service. The Company did not have a stock ownership plan at the time of any of the stock grants. The shares vested over 18 months from the grant date. One of the terms of the vesting of the shares was that all shares would immediately become vested if more than 50% of the voting shares of CGMI were sold or transferred or otherwise disposed of to an individual or entity. This transfer of voting control was deemed to have occurred when Delivery Now Corp. acquired 100% of the outstanding shares of CGMI on December 18, 2003 and the vesting of the shares was accelerated so that the shares were fully vested on that date.

- issued 500,000 shares of common stock to a third party for services rendered valued at $17,500.

- issued 12,385,714 shares of common stock for the conversion of loans from officers/shareholders and accrued interest payable totaling $686,021

-------------
During the year ended December 31, 2002, the Company completed the following transactions:

- issued 7,923,448 shares of common stock for the conversion of a note payable of $152,300.

- between October and December 2002, the Company issued 2,310,000 shares of common stock valued at $80,850 to employees of the Company in recognition of exemplary service. The shares vest over 18 months from the grant date. The
Company recognized $24,850 in compensation expense during the year ended December 31, 2002 for the vested portion of the shares issued and recorded deferred compensation of $56,000 for the value of the unvested portion of the shares issued.

- canceled 1,000,000 shares of common stock that were transferred to a Board advisor as a result of terminating this individual's position on the Board.

During the year ended December 31, 2001, the Company completed the following transactions:

- issued 50,000 shares of common stock to a third party for services rendered valued at $200.

- issued 35,667 shares of common stock for the conversion of a note payable of $5,350.

-     redeemed  1,025,000  shares  of  common  stock  in  exchange  for  $2,662.

- issued 450,000 shares of common stock upon the exercise of stock options on a cashless basis.

-------------
During the year ended December 31, 2000, the Company completed the following transactions:

- issued 20,000 shares of common stock to a third party for services rendered valued at $1,020.

- issued 2,000,000 shares of common stock upon the exercise of stock options on a cashless basis.

- granted 500,000 stock options as payment for services rendered by third parties valued at $3,400.

- issued 3,239,112 shares of common stock for cash totaling $284,139. Offering costs consisting of cash of $10,742 and 150,000 shares of common stock valued at $22,500 were incurred in connection with these transactions.

During the period from June 18, 1999 (inception) to December 31, 1999, the Company completed the following transactions:

- issued 29,281,406 shares of common stock for the conversion of notes payable to officers of $39,813.

- issued 4,130,000 shares of common stock for cash totaling $5,616. Offering costs were not incurred in connection with this transaction.

Employee  Stock  Options
------------------------
The following summarizes the stock options transactions under the stock option plans:


                                     Weighted-
                                      Average
                                   Stock Options   Exercise
                                    Outstanding      Price
                                   --------------  ---------
  Outstanding, December 31, 2003      14,886,702   $   0.035
      Granted                          4,342,500   $   1.345
                                   --------------

  Outstanding, March 31, 2004         19,229,202   $   0.331
      Cancelled                         (537,500)  $   1.271
      Granted                            205,912   $   1.017
                                   --------------

  Outstanding, June 30, 2004          18,897,614   $   0.312
      Cancelled                          (50,000)  $   1.028
      Granted                            350,000   $   0.973
                                   --------------

  Outstanding, September 30, 2004     19,197,614   $   0.322
      Cancelled                          (66,500)  $   0.893
      Granted                          4,045,000   $   0.641
                                   --------------

  Outstanding, December 31, 2004      23,176,114   $   0.377
                                   ==============

  Exercisable, December 31, 2004      16,514,694   $   0.164
                                   ==============

                                      Options Outstanding              Options Exercisable
                                 ----------------------------    -------------------------------
                                    Weighted
                    Number           Average         Weighted          Number          Weighted
  Range of      Outstanding at      Remaining         Average      Exercisable at       Average
Exercise         December 31,      Contractual       Exercise       December 31,       Exercise
Prices              2004              Life             Price            2004             Price
-------------  ----------------  ----------------  ------------  -------------------  ----------
$0.035-$1.00        19,061,702              3.42       $0.1708           14,900,452     $0.0358
$1.00 - $1.55        4,114,412              4.12       $1.3324            1,614,242     $1.3520
               ----------------  ----------------  ------------  -------------------  ----------

                    23,176,114              3.54        $0.377           16,514,694      $0.164
               ================  ================  ============  ===================  ==========

------------------------
The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options, which do not have vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions, including the expected stock price volatility. Because the Company's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

Warrants
--------
On May 18, 2004, NS8 entered into an Exclusive Advisory Agreement with Maximum Ventures, Inc. ("MVI"). Based in New York, MVI specializes in business strategy and corporate advisory services for emerging growth companies. Pursuant to the agreement, MVI agreed to act as a business advisor to NS8 with respect to equity and debt financings, strategic planning, mergers and acquisitions, and business development activities. Upon the execution of the agreement, NS8 issued to MVI warrants to purchase 5,439,501 shares of common stock, which equaled 4.99% of the shares of NS8 common stock then outstanding, on a fully diluted basis. The warrants were issued with an exercise price of $2.00 per share and a term of five years from the date of issuance. The Exclusive Advisory Agreement with MVI has a term of one year. The Company recorded a prepaid expense of $4,134,021 for the value of the warrants. The Company recorded consulting expense of $2,583,764 for the value of the warrants earned during the twelve months ended December 31, 2004. During December 2004, due to fluctuations in the price of the Company's common stock all warrants outstanding were re-priced to an exercise price of $0.61 per share. The Company did not record any adjustments to consulting expense as a result of the warrant re-pricing.

NOTE  9  -  INCOME  TAXES

The provision for income taxes differs from the amount that would result from applying the federal statutory rate for the years ended December 31, 2004 and 2003 as follows:


                                                  2004    2003
                                                 -------  -------
  Statutory regular federal income benefit rate  (34.0)%  (34.0)%
  State income taxes, net of federal benefit       (5.8)    (5.8)
  Change in valuation allowance                    39.7     39.6
  Other                                             0.1      0.2
                                                 -------  -------

    Total                                              %       - %
                                                 =======  =======

The components of the deferred income tax assets (liabilities) at December 31, 2004 were as follows:

     Net  operating  loss  carry-forwards     $     4,127,200
     State  taxes                                    (435,500)
     Accrued  payroll                                 799,800
                                                      -------

                                                    4,491,500
     Valuation  allowance                          (4,491,500)
                                                   -----------

          Total                               $             -
                                              ================

The valuation allowance increased by approximately $2,347,000 during the year ended December 31, 2004. As of December 31, 2004, the Company had net operating loss carryforwards for federal and state income tax purposes of approximately $12,139,000 and $12,139,000, respectively. The net operating loss carryforwards begin expiring in 2020 and 2010, respectively. The utilization of net operating loss carryforwards may be limited due to the ownership change under the provisions of Internal Revenue Code Section 382 and similar state provisions.

NOTE  10  -  RELATED  PARTY  TRANSACTIONS

Notes  Payable  -  Shareholders
-------------------------------
Loans from officers/shareholders at December 31, 2004 consisted of loans from several officers/shareholders to finance the Company's operations. At December 31, 2004, $3,790,106 was due to the officers/shareholders. Various due dates and interest rates are stated below for the year ended December 31, 2004.

Note  and  Warrant  to  Shareholder
-----------------------------------
On December 10, 2004, the Company entered into a promissory note agreement with Cornell Capital for gross proceeds of $2,500,000. The note earns interest at 12% per annum, and the principal and any unpaid interest is due June 30, 2005. As disclosed in the Shareholder's Deficit section, the Company had previously entered into a Standby Equity Distribution Agreement ("SEDA") with Cornell Capital, pursuant to which the Company agreed to sell shares of its common stock to the Cornell Capital. The shares of common stock to be issued to Cornell Capital under the SEDA may be resold by Cornell under an effective registration statement filed by the Company with the Securities and Exchange Commission on November 1, 2004. Cornell Capital will apply the proceeds from the sale of the shares issued under the SEDA to the repayment of the loan.

The Company agreed to escrow twenty-four requests for advances under the SEDA in an amount not less than $100,000 and one request for an advance in an amount not less than $197,808, and has issued 5,000,000 shares of the Company's Common Stock to David Gonzalez, Esq., to be held in escrow subject to the terms of the loan.

The escrowed shares are only an estimation of the shares of the Company's common stock necessary to repay the principal amount and interest due on the loan as the actual number of shares to be issued is based on a Variable Weighted Average Price ("VWAP") calculation. In the event that proceeds from the sales of the escrowed shares are insufficient to repay all amounts due to Cornell Capital, Irrevocable Transfer Agent Instructions have been provided to the Company's transfer agent, Continental Stock Trust & Transfer, reserving the balance of the SEDA shares and authorizing the issuance to David Gonzalez, Esq., to be held in escrow subject to the terms of the loan, such number of shares of the Company's common stock so that the proceeds of the sale of such shares shall be sufficient to repay all amounts due on the loan. The Company has classified the amount as a liability at December 31, 2004 in accordance with SFAS 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity, as the obligation will be settled by issuing a variable number of the Company's equity shares.

NOTE  10  -  RELATED  PARTY  TRANSACTIONS  (Continued)

-----------------------------------
On October 28, 2004, the Company entered into a promissory note agreement with a shareholder for gross proceeds of $175,000. The note earns interest at 10% per annum, and the principal and any unpaid interest is due October 28, 2005.

On October 14, 2004, the Company entered into a promissory note agreement with a shareholder for gross proceeds of $175,000. The note earns interest at 10% per annum, and the principal and any unpaid interest is due October 14, 2005.

On September 24, 2004, the Company entered into a promissory note agreement with a shareholder for gross proceeds of $175,000. The note earns interest at 10% per annum, and the principal and any unpaid interest is due September 24, 2005.

On September 9, 2004, the Company entered into a promissory note agreement with a shareholder for gross proceeds of $175,000. The note earns interest at 10% per annum, and the principal and any unpaid interest is due September 9, 2005.

On August 23, 2004, the Company entered into a promissory note agreement with a shareholder for gross proceeds of $200,000. The note earns interest at 10% per annum, and the principal and any unpaid interest is due August 23, 2005.

On August 12, 2004, the Company entered into a promissory note agreement and a warrant agreement with a shareholder to purchase 50,000 shares of the Company's common stock for gross proceeds of $100,000 earning interest at 9.5% per annum. During September 2004, $75,000 plus accrued interest was repaid and in December 2004 the balance of the note plus accrued interest was repaid, the warrants remain unexercised.

Each warrant entitles the holder to purchase one share of the Company's common stock at an exercise price equal to the closing market price per share on the warrant issue date, and expires two years from the date of issuance. The Company allocates the proceeds received from debt or convertible debt with detachable warrants using the relative fair value of the individual elements at the time of issuance. The amount allocated to the warrants as a debt discount was calculated at $20,319 and will be recognized as interest expense over the period until the note matures or is converted. Because the debt was settled prior to the maturity date, the company recognized the entire $20,319 as interest expense during the year ended December 31, 2004. During December 2004, due to fluctuations in the price of the Company's common stock all warrants outstanding were re-priced to an exercise price of $0.61 per share. The Company did not record any adjustments to the interest expense as a result of the warrant re-pricing.

NOTE  10  -  RELATED  PARTY  TRANSACTIONS  (Continued)

-----------------------------------
On May 13, 2004, the Company entered into a promissory note agreement and a warrant agreement with a shareholder to purchase 47,500 shares of the Company's common stock for gross proceeds of $95,000 earning interest at 8% per annum. The note plus accrued interest was repaid in June, 2004, the warrants remain unexercised.

Each warrant entitles the holder to purchase one share of the Company's common stock at an exercise price equal to the closing market price per share on the warrant issue date, and expires two years from the date of issuance. The Company allocates the proceeds received from debt or convertible debt with detachable warrants using the relative fair value of the individual elements at the time of issuance. The amount allocated to the warrants as a debt discount was calculated at $20,781 and will be recognized as interest expense over the period until the note matures or is converted. Because the debt was settled prior to the maturity date, the company recognized the entire $20,781 as interest expense during the quarter ended June 30, 2004. During December 2004, due to fluctuations in the price of the Company's common stock all warrants outstanding were re-priced to an exercise price of $0.61 per share. The Company did not record any adjustments to the interest expense as a result of the warrant re-pricing.

On May 12, 2004, the Company entered into a promissory note agreement with a shareholder for gross proceeds of $150,000. The note earns interest at 10% per annum, and the principal and any unpaid interest is due May 12, 2005.

On April 26, 2004, the Company entered into a promissory note agreement and a warrant agreement with a shareholder to purchase 75,000 shares of the Company's common stock for gross proceeds of $150,000 earning interest at 8.5% per annum. The note plus accrued interest was repaid in June, 2004, the warrants remain unexercised.

Each warrant entitles the holder to purchase one share of the Company's common stock at $1.00 per share, and expires two years from the date of issuance. The Company allocates the proceeds received from debt or convertible debt with detachable warrants using the relative fair value of the individual elements at the time of issuance. The amount allocated to the warrants as a debt discount was calculated at $34,170 and will be recognized as interest expense over the period until the note matures or is converted. Because the debt was settled prior to the maturity date, the company recognized the entire $34,170 as interest expense during the quarter ended June 30, 2004. During December 2004, due to fluctuations in the price of the Company's common stock all warrants outstanding were re-priced to an exercise price of $0.61 per share. The Company did not record any adjustments to the interest expense as a result of the warrant re-pricing.

NOTE  10  -  RELATED  PARTY  TRANSACTIONS  (Continued)

-----------------------------------
On March 11, 2004, the Company entered into a promissory note agreement and a warrant agreement with a shareholder to purchase 100,000 shares of the Company's common stock for gross proceeds of $250,000. The note earns interest at 10% per annum, and the principal and any unpaid interest is due on March 11, 2005.

Each warrant entitles the holder to purchase one share of the Company's common stock at $1.00 per share, and expires two years from the date of issuance. The Company allocates the proceeds received from debt or convertible debt with detachable warrants using the relative fair value of the individual elements at the time of issuance. The amount allocated to the warrants as a debt discount was calculated at $51,587 and will be recognized as interest expense over the period until the note matures or is converted. In the event the debt is settled prior to the maturity date, an expense will be recognized based on the difference between the carrying amount and the amount of the payment. The Company recognized $41,693 as interest expense related to the accretion of the debt discount during the year ended December 31, 2004.

Future minimum payments under these notes payable at December 31, 2004 were as follows:


Year Ending                             Notes
December 31,                           Payable
------------------------------------  ----------
2005                                  $4,109,349
2006                                           -
2007                                           -
2008                                           -
2009                                           -
    Thereafter                                 -
                                      ----------

                                       4,109,349
  Less amount representing interest      309,349
                                      ----------
  Total                                3,800,000
  Less discount                            9,894
                                      ----------
    Notes Payable- shareholders       $3,790,106
                                      ==========

Interest expense was $76,400, $18,977, and $95,727 for the years ended December 31, 2004 and 2003 and the period from June 18, 1999 (inception) to December 31, 2004, respectively.

NOTE  11  -  CONTRACTS

In November 2004, the Company entered into a consulting services agreement with Peter Hogendoorn. The services to be performed by Mr. Hogendoorn include shareholder communications, market and finance consultation, international finance correspondence, and any other duties as assigned by Company management. The term of the consulting services agreement is one year ending November 1, 2005, unless terminated by Mr. Hogendoorn or the Company on 30 days notice. Mr. Hogendoorn will be paid a consulting fee of $7,000 CAD per month. The Company and Mr. Hogendoorn both acknowledge and affirm that Mr. Hogendoorn had previously executed an Employment Agreement with the Company, and all previous Employment Agreements are implied and explicitly deemed cancelled and void as of August 6, 2004. All accrued wages due to Mr. Hogendoorn prior to the cancellation date will be paid on a pro rata basis at the discretion of the Board of Directors as such funds become available.

In November 2004, the Company entered into an addendum to the QED Management ("QED") consulting services agreement. The Company engaged two consultants from QED to perform the roles and responsibilities of Chief Executive Advisor and Chief Advisor Finance. The consulting fees payable to QED for the two consultants are as follows:

- Chief Executive Advisor - Consulting fee of $15,833 per month, monthly personal expense allowance and car allowance of $2,000 and $700 respectively, 2,000,000 options to purchase the Company's common stock at an exercise price of $0.37 per share for a period of five years; however, the 2,000,000 options will be held in trust by the Company until September 2, 2005.

- Chief Finance Advisor - Consulting fee of $17,076.96 for the period of November 15, 2004 to December 16, 2004, monthly personal expense allowance and car allowance of $2,000 and $700 respectively.

In October 2004, SRG LLC asserted a claim against the Company based on a professional consulting agreement dated December 2003. Under the agreement, SRG LLC was granted options to acquire 250,000 shares of common stock at an exercise price of $0.50 per share. SRG LLC had certain piggyback registration rights in the event that the Company filed a registration statement for the sale of common stock.

The Company terminated the agreement on the grounds of failure of consideration, non-performance and material breach in June 2004. SRG LLC claimed that it was entitled to have the shares underlying the option included in the registration statement filed by the Company on June 22, 2004. In October 2004, the Company agreed to settle all of SRG LLC's claims for a cash payment of $70,000, SRG LLC released the Company from all liabilities and the stock options were cancelled effective as of December 2003.

The original consulting agreement with QED was entered into during September 2004. The services to be performed by QED as outlined in the original consulting agreement include consultation, special projects and representation of the Company concerning strategy development, execution and business development. The term of the consulting services agreement is two years, unless terminated by QED or the Company on 30 days notice. The September 2004 consulting agreement provided $10,000 per month in consideration for QED's services, and subject to the conditions of the agreement 350,000 stock options to purchase the Company's common stock. The Company will grant QED the options, as follows:

- 225,000 options issued upon execution of the consulting services agreement, at an exercise price of $1.01 per share. The options were issued on September 1, 2004, and vest fully upon grant with a term of five years. The value of the options is $173,250 and is included in prepaid expenses and other current assets. Compensation expense will be recognized over the life of the consulting services (two years).

- 125,000 options to be issued one year and one day after the agreement date, at an exercise price equal to the market price of the stock on the issue date. The options will vest fully upon grant with a term of five years. The value of these options will be assessed on the grant date which is one year and one day after the agreement date.

On September 1, 2005, subject to the satisfactory completion of established work objectives the Company will pay QED a lump sum of $12,000 and the monthly fee will increase to $11,000 for the duration of the agreement.

During September 2004, the company entered into a Letter of Understanding with Lifelong Educational Properties Inc. ("LEAP"). LEAP agreed to assist the Company with the marketing and sales of the Company's products in certain countries in Europe, Asia and Latin America. The term of the agreement is two years, and continues thereafter until terminated by either party on 90 days notice.

In consideration for LEAP's services, the Company will pay LEAP $20,000 per month, $10,000 in cash and $10,000 as an accrual of debt. The debt accrual will be paid when the Company has adequate capital from revenues or financing transactions. At the election of LEAP, the debt accrual may be paid with Company common stock. LEAP will also earn commissions of 7% of sales it completes and 5% of compensation realized from strategic partnerships it arranges. The Company also issued to LEAP warrants to purchase 2,000,000 shares of the Company's common stock. The exercise price is $1.03 per share for 1,000,000 of the warrants and $1.13 per share for 1,000,000 of the warrants. The warrants were issued on October 7, 2004, and have a term of five years. The Company recorded a prepaid expense of $1,590,000 for the value of the warrants. The Company recorded consulting expense of $198,750 for the value of the warrants earned during the twelve months ended December 31, 2004. During December 2004, due to fluctuations in the price of the Company's common stock all warrants outstanding were re-priced to an exercise price of $0.61 per share. The Company did not record any adjustments to consulting expense as a result of the warrant re-pricing.

NOTE  12  -  SUBSEQUENT  EVENTS

Option  Agreement
-----------------
On February 10, 2005, the Company entered into an Option Agreement with ezTel, LLC ("ezTel") pursuant to which the Company was granted an option to purchase 100% of the equity interests of ezTel for a purchase price of $1,500,000 (the "Option"). The Option is exercisable at the sole discretion of the Company, subject to confirmation of the Option by the Bankruptcy Court and confirmation of a revised Plan of Reorganization by the Bankruptcy Court in a final, non-appealable order. The Company is under no obligation to exercise the Option. If the Company chooses to exercise the Option, the Company's obligation to close its purchase of the equity interest in ezTel will be subject to fulfillment of certain conditions, including but not limited to:

(i) Completion of due diligence satisfactory to the Company in its sole discretion;

(ii) Receipt of all necessary third party consents, including (x) approval by the Bankruptcy Court and the confirmation of the Plan discussed above and (y) the consent and waiver of certain negative covenants by one of the Company's lenders and investors; and

-----------------

(iii) Repayment of the Loan discussed below. If the Company acquires ezTel, the Company intends to enter into a management agreement with Patric Boggs, the president and chief executive officer of ezTel, pursuant to which Mr. Boggs would provide management services to ezTel.

As consideration for the Option, the Company advanced a Term Loan (the "Loan") in the amount of $200,000 to Long Distance Billing Services, Inc., a wholly-owned subsidiary of ezTel ("LDBS") pursuant to a Promissory Note, Security Agreement and Deed of Covenants. The Loan is in the principal amount of $200,000, contains customary events of default and provides for an annual rate of interest equal to 12%.

The entire principal balance and any accrued interest on the Loan is due and payable on August 1, 2005. Following any default under the terms of the Loan, the Company may elect to (i) declare the Note due and payable, and/or (ii) increase the rate of interest payable under the Loan by three percent (3.00%) per annum. LDBS's obligations under the Loan are secured by a pledge of all of the assets of LDBS, and the Company will have all the rights and remedies available upon default to a secured party under the Uniform Commercial Code. LDBS will use the proceeds of the Loan only for working capital, payment of outstanding tax liabilities and other costs and expenses approved by the Company in writing. Although the Promissory Note evidencing the Loan was dated as of February 3, 2005, the Loan proceeds were not advanced to LDBS until the Option was executed on February 10, 2005.

On February 22, 2005 LDBS filed for protection under Chapter 11 of the Bankruptcy Code. The Company anticipates taking appropriate action to protect its collateral security. LDBS's bankruptcy proceeding is ongoing. Accordingly, at this time we do not anticipate exercising our option to acquire ezTel pursuant to the Option Agreement. We cannot assure you that the term loan to LDBS will be repaid.

Notes  Payable
--------------
On February 28, 2005, the company received an extension on the $250,000 promissory note due on March 11, 2005. The due date of the promissory note was extended six months to September 11, 2005, the interest rate remains 10% per annum.

Stock  Options
--------------
In February 2005, the Company granted stock options to purchase 50,000 shares of common stock to certain employees

Employee  Resignations
----------------------
On February 18, 2005 the Chief Marketing Officer of the Company resigned. As a consequence of the resignation, the Company agreed to pay one month of severance totaling $10,416.66, and continuation of employee benefits until March 31, 2005. The stock option agreement received by the employee on February 20, 2004 for 1,500,000 stock options was rescinded and replaced with a new stock option agreement for 525,000 options.

----------------------
On January 21, 2005 the Chief Scientist of the Company resigned. As a consequence of the resignation, the Company agreed to pay one and one half months of severance totaling $22,500, and continuation of employee benefits until March 31, 2005. The employee will retain their 2,000,000 stock options for the full amount of the remaining term in accordance with the Stock Option Agreement.

On January 10, 2005, as part of a corporate reorganization the Company terminated the Senior Vice President, Global Sales and Marketing of NS8 and CanOnline Global Media Inc. In addition, the individual was also given notice of termination as a Director of CanOnline Global Media Inc.; however, the individual will continue to act as a Director of NS8. As a consequence of the termination, the Company agreed to pay two and one half months of severance totaling $16,250, and continuation of employee benefits until March 31, 2005. In addition, Mr. Waage will receive options to purchase 97,500 shares of the Company's common stock at an exercise price of $0.20 per share.

Contracts
---------
On March 15, 2005 30 days advance written notice of termination were given to QED Management. As per the terms of the consulting agreement, QED shall receive compensation for any earned but unpaid compensation plus additional compensation for the 30 days notice period at the compensation rate then in effect plus expenses submitted by QED within 30 days of the date of termination. QED shall be paid all amounts owing pursuant to the consulting agreement within 10 days of receipt of the expense statement or invoice.

Conversion  of  Convertible  Debenture
--------------------------------------
As of March 11, 2005, the Company received three conversion notices from Cornell Capital totaling $200,000 which represents a conversion under the terms of the Convertible Debenture. The Company issued 1,495,536 free trading shares to Cornell Capital at an average price of $0.13 per share. The Convertible Debenture outstanding is $1,300,000 plus accrued interest less the remaining debt discount for warrants.

Conversion  of Promissory  Note
-------------------------------
On January 10, 2005, Cornell Capital began converting their escrow requests for advances under the SEDA into the Company's common stock. As of March 21, 2005 Cornell has converted $550,000 into 2,375,127 common shares. The balance of the promissory note outstanding is $1,950,000 plus accrued interest.

The Company agreed to escrow twenty-four requests for advances under the SEDA in an amount not less than $100,000 and one request for an advance in an amount not less than $197,808, and has issued 5,000,000 shares of the Company's Common Stock to David Gonzalez, Esq., to be held in escrow subject to the terms of the loan.

On February 24, 2005, the joint disbursement instructions on the promissory note were revised. Beginning March 14, 2005, the advance notices and stock disbursements schedule was amended, and the advance amounts were amended to $50,000 per advance.

On March 1, 2005, the balance of the shares available under the Standby Equity Distribution agreement dated May 19, 2004 were issued to David Gonzalez, Esq., to be held in escrow subject to the terms of the loan. The number of common shares issued were 13,094,045.

Contribution  of  Capital
-------------------------
During January 2005, Anthony Alda made a contribution of capital in the amount of $34,386.

                                                                 NS8 CORPORATION
                                                   (A DEVELOPMENT STAGE COMPANY)
                                                      CONSOLIDATED BALANCE SHEET
                                             September 30, 2005 (unaudited) and,
                                                     December 31, 2004 (audited)
--------------------------------------------------------------------------------

                                ASSETS             Sept. 30,         Dec. 31,
                                                      2005             2004
                                                 ------------     ------------

Current assets
  Cash and cash equivalents                      $      8,897      $ 1,562,040
  Prepaid, consulting services                         53,150        3,098,622
  Prepaid, other                                       75,866           85,804
                                                 -------------    ------------

    Total current assets                              137,913        4,746,466
Property and equipment, net                           225,253          174,395
                                                 -------------    ------------

        Total assets                             $    363,166     $  4,920,861
                                                 =============    ============

                 LIABILITIES AND SHAREHOLDERS' DEFICIT

Current liabilities
  Accounts payable and accrued expenses          $    868,563     $    351,132
  Accrued payroll and related expenses              1,664,063        1,695,020
  Current portion of capital lease obligations          7,443            7,550
  Notes payable                                       475,000          325,000
  Notes payable - shareholders                      3,355,795        3,790,106
                                                -------------     ------------

    Total current liabilities                       6,370,864        6,168,808

Capital lease obligations, net of current portion       -                5,155

Convertible debentures, net of debt discount
    of $912,767 ($1,200,000 in default)               287,233        1,160,716
                                                -------------      -----------

      Total liabilities                             6,658,097        7,334,679
                                                -------------      -----------
Commitments and contingencies

Shareholders' deficit
  Preferred stock, $0.0001 par value
    5,000,000 shares authorized
    no shares issued and outstanding                       -                 -
  Common stock, $0.0001 par value
    500,000,000 shares authorized
    104,768,315 shares issued and
    Outstanding                                        10,477           8,631
  Additional paid-in capital                       15,223,351      12,878,821
  Accumulated other comprehensive loss                (26,500)        (44,261)
  Deficit accumulated in the development stage    (21,502,259)    (15,257,009)
                                                 -------------    ------------

      Total shareholders' deficit                  (6,294,931)     (2,413,818)
                                                 -------------    ------------
Total liabilities and shareholders' deficit       $    363,166    $  4,920,861
                                                 =============    ============

The  accompanying  notes  are  an  integral  part of these financial statements.


                                                                                             NS8 CORPORATION
                                                                               (A DEVELOPMENT STAGE COMPANY)
                                                                       CONSOLIDATED STATEMENTS OF OPERATIONS
                             For the Three and Nine Months Ended September 30, 2005 and 2004 (unaudited) and for the Period from June 18, 1999 (Inception) to September 30, 2005 (unaudited)
------------------------------------------------------------------------------------------------------------

                                                                                                 For the
                                                                                               Period from
                                                                                                 June 18,
                                       For the Three Months Ended   For the Nine Months Ended      1999
                                             September 30,                September 30,       (Inception) to
                                      ---------------------------  --------------------------  September 30,
                                          2005           2004          2005          2004          2005
                                      -------------  ------------  ------------  ------------  -------------
Operating expenses
  Research and development            $    203,269   $   235,100   $   687,761   $   818,941   $  3,276,491
  General and administrative               749,078     3,145,273     4,315,673     7,723,100     16,616,113
                                      -------------  ------------  ------------  ------------  -------------

    Total operating expenses               952,347     3,380,373     5,003,434     8,542,041     19,892,604
                                      -------------  ------------  ------------  ------------  -------------

Loss from operations                      (952,347)   (3,380,373)   (5,003,434)   (8,542,041)   (19,892,604)
                                      -------------  ------------  ------------  ------------  -------------

Other income (expense)
  Other expense                             (1,534)      (10,952)     (205,283)       (8,808)      (149,094)
  Interest expense                        (278,327)      (90,258)   (1,036,533)     (210,817)    (1,445,876)
                                      -------------  ------------  ------------  ------------  -------------

    Total other income (expense)          (279,861)     (101,210)   (1,241,816)     (219,625)    (1,594,970)
                                      -------------  ------------  ------------  ------------  -------------

Net loss                              $ (1,232,208)  $(3,481,583)  $(6,245,250)  $(8,761,666)  $(21,487,575)
                                      =============  ============  ============  ============  =============

Basic and diluted loss per share      $      (0.01)  $     (0.04)  $     (0.06)  $     (0.10)
                                      =============  ============  ============  ============

Weighted-average shares outstanding    103,246,761    89,213,431    96,360,664    88,146,914
                                      =============  ============  ============  ============

The  accompanying  notes  are  an  integral  part of these financial statements.


                                                                                                   NS8  CORPORATION
                                                                                   (A  DEVELOPMENT  STAGE  COMPANY)
                                                                  CONSOLIDATED  STATEMENTS  OF  COMPREHENSIVE  LOSS
                                    For the Three and Nine Months Ended September 30, 2005 and 2004 (unaudited) and for the Period from June 18, 1999 (Inception) to September 30, 2005 (unaudited)
-------------------------------------------------------------------------------------------------------------------


                                                                                                        For the
                                                                                                      Period from
                                                                                                        June 18,
                                              For the Three Months Ended  For the Nine Months Ended       1999
                                                     September 30,               September 30,       (Inception) to
                                              --------------------------  --------------------------  September 30,
                                                  2005          2004          2005          2004          2005
                                              ------------  ------------  ------------  ------------  -------------
Net loss                                      $(1,232,208)  $(3,481,583)  $(6,245,250)  $(8,761,666)  $(21,487,575)

Other comprehensive income (loss)
     Foreign currency exchange income (loss)       22,794        (2,602)       17,762           165        (26,499)
                                              ------------  ------------  ------------  ------------  -------------

Comprehensive loss                            $(1,209,414)  $(3,484,185)  $(6,212,803)  $(8,761,501)  $(21,514,073)
                                              ============  ============  ============  ============  =============


The  accompanying  notes  are  an  integral  part of these financial statements.


                                                                                NS8 CORPORATION
                                                                  (A DEVELOPMENT STAGE COMPANY)
                                                          CONSOLIDATED STATEMENTS OF CASH FLOWS
                          For the Nine Months Ended September 30, 2005 and 2004 (unaudited) and for the Period from June 18, 1999 (Inception) to September 30, 2005 (unaudited)
-----------------------------------------------------------------------------------------------

                                                                                     For the
                                                                                   Period from
                                                                                     June 18,
                                                      For the Nine Months Ended        1999
                                                             September 30         (Inception) to
                                                      --------------------------   September 30
                                                          2005          2004           2005
                                                      ------------  ------------  --------------
Cash flows from operating activities
  Net loss                                            $(6,245,250)  $(8,761,666)  $(21,502,259)
  Adjustments to reconcile net loss to net
    cash used in operating activities
      Depreciation and amortization                        50,345        27,527        145,739
      Compensation charge for
        stock options issued below fair value               1,250       110,000        111,350
      Compensation charge for
        warrants issued below fair value                                                20,000
      Accretion of warrants issued as
        as debt discount                                    9,894        86,366        127,032
      Interest on conversion features                     655,507        53,572        744,794
      Issuance of stock for services                                     37,000        565,720
      Issuance of stock for compensation                              3,406,667      1,029,155
      Issuance of warrants for compensation                           1,529,023      5,724,021
      Options granted for services rendered               478,125       173,250      1,377,525
      (Increase) decrease in
        Prepaid expenses and other
          current assets                                1,288,836      (217,860)    (1,928,822)
      Increase (decrease) in
        Accounts payable and accrued expenses             486,274        31,764      2,596,679
                                                      ------------  ------------  -------------

Net cash used in operating activities                  (3,275,019)   (3,150,020)   (10,989,066)
                                                      ------------  ------------  -------------


                                                                                     For the
                                                                                   Period from
                                                                                     June 18,
                                                      For the Nine Months Ended        1999
                                                             September 30         (Inception) to
                                                      --------------------------   September 30
                                                          2005          2004           2005
                                                      ------------  ------------  --------------
Cash flows from investing activities
  Purchase of property and equipment                     (101,203)      (34,013)      (321,971)
                                                      ------------  ------------  -------------

Net cash used in investing activities                    (101,203)      (34,013)      (321,971)
                                                      ------------  ------------  -------------

Cash flows from financing activities
  Contribution of capital                                  34,386             -         34,386
  Payments on notes payable                                     -             -              -
  Proceeds from notes payable                                   -       350,000              -
  Proceeds from convertible debentures                          -     1,500,000      2,100,000
  Proceeds from issuance of common stock                  395,398             -      3,552,652
  Proceeds from notes payable - related party           1,293,245     1,045,000      6,310,895
  Payments on notes payable - related party               (62,450)     (320,000)      (627,811)
  Proceeds from short term loans                          150,000             -        475,000
  Payments for redemption of shares                             -             -         (2,662)
  Offering costs                                                -             -        (54,242)
  Payments on convertible debentures                            -             -       (400,000)
  Payments on capital lease obligations                    (5,262)       (6,983)       (37,337)
                                                      ------------  ------------  -------------

Net cash provided by financing activities               1,805,317     2,568,017     11,350,881
                                                      ------------  ------------  -------------

Effect of exchange rate changes
  on cash                                                  17,762        (5,467)       (30,947)
                                                      ------------  ------------  -------------

Net (decrease) increase in cash and cash equivalents   (1,553,143)     (621,483)         8,897

Cash and cash equivalents, beginning of period          1,562,040       756,661              -
                                                      ------------  ------------  -------------

Cash and cash equivalents, end of period              $     8,897   $   135,178   $      8,897
                                                      ============  ============  =============

Supplemental disclosures of cash flow information

  Interest paid                                             4,664   $     7,897   $    121,932
                                                      ============  ============  =============

The  accompanying  notes  are  an  integral  part of these financial statements.

                                                                 NS8 CORPORATION
                                                   (A DEVELOPMENT STAGE COMPANY)
                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                                  SEPTEMBER 30, 2005 (UNAUDITED)
--------------------------------------------------------------------------------

Supplemental schedule of non-cash investing and financing activities: During the nine months ended September 30, 2005, the Company:

- Issued 11,424,916 shares of common stock to Cornell Capital Partners, LP for the conversion of note payable of $1,675,000.

- Converted Cornell Capital Partners, LP convertible debenture of $300,000 and issued 3,118,912 shares of common stock for this conversion.

- Revalued the beneficial conversion feature on convertible debentures of approximately $1,229,000 as a result of partial conversions to common stock which triggered a "reset" of the conversion price pursuant to EITF 98-5 as modified by EITF 00-27.

- Cancelled 225,000 options issued to a consultant for services for a total of approximately $123,000.

- Revalued 7,439,504 warrants issued to consultants for services for a total of approximately $1,644,000 pursuant to EITF-96-18, Accounting for Equity Instruments that are issued to Other than Employees for Acquiring, or in Conjunction with Selling, Goods or Services.

NOTE  1  -  ORGANIZATION  AND  LINE  OF  BUSINESS

CanOnline Global Media, Inc. ("CGMI") was formed in the state of Washington on March 15, 2000. On September 12, 2000, CGMI entered into a Share Consideration, Assignment, and Transfer Agreement, whereby it acquired all of the outstanding common stock of CanOnline Media Corporation ("CMC") in exchange for an aggregate of 38,405,517 shares of newly issued common stock. For accounting purposes, the transaction has been treated as a recapitalization of CMC, with CMC as the accounting acquirer (reverse acquisition). Accordingly, the financial statements of CGMI reflect the historical financial statements of CMC from its incorporation on June 18, 1999 in Vancouver, British Columbia, Canada, and the operations of CGMI subsequent to September 12, 2000. CGMI did not have any assets or liabilities at the date of the acquisition and did not have any operations prior to the acquisition. Therefore, pro forma information is not presented.

On December 18, 2003, CGMI closed a merger agreement with Delivery Now Corp., a Delaware corporation and publicly traded company (the "Parent"), and DLVN Acquisition Co., a Delaware corporation and wholly owned subsidiaries of the Parent (the "Merger Sub"). Delivery Now Corp. was incorporated in the state of Delaware on October 3, 2000. As part of

     NOTE  1  -  ORGANIZATION  AND  LINE  OF  BUSINESS  (continued)

the reverse merger, on December 17, 2003, Delivery Now Corp. changed its fiscal year end from September 30 to December 31 and changed its name to NS8 Corporation ("NS8").

NS8, CGMI and CMC (collectively, the "Company") design and produce online business applications in the areas of streaming software, digital media rights, data-content management, audio-video communications, and corporate collaboration systems.

NOTE  2  -  GOING  CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company has suffered recurring losses from developmental activities and operations since its inception and has an accumulated deficit of $21,487,575 at September 30, 2005. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classifications of liabilities that might be necessary should the Company be unable to continue its existence. The recovery of the Company's assets is dependent upon continued operations of the Company as well as future events, the outcome of which is undetermined. The Company intends to continue to attempt to raise additional capital, but there can be no certainty that such efforts will be successful.

NOTE  3  -  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES

Principles  of  Consolidation
The consolidated financial statements include the accounts of NS8 and its wholly owned subsidiaries, CGMI and CMC. All significant inter-company accounts and transactions are eliminated in consolidation.

Development  Stage  Enterprise
------------------------------
The Company is a development stage company as defined in Statement of Financial Accounting Standards ("SFAS") No. 7, "Accounting and Reporting by Development Stage Enterprises." The Company is devoting substantially all of its present efforts to establish a new business, and its planned principal operations have not yet commenced. All losses accumulated since inception have been considered as part of the Company's development stage activities.

Comprehensive  Loss
-------------------
The Company utilizes SFAS No. 130, "Reporting Comprehensive Income." This statement establishes standards for reporting comprehensive income (loss) and its components in a financial statement. Comprehensive income (loss) as defined includes all changes in equity (net assets) during a period from non-owner sources. Examples of items to be included in comprehensive income (loss), which are excluded from net income (loss), include foreign currency translation adjustments, minimum pension liability adjustments, and unrealized gains and losses on available-for-sale securities.

NOTE  3  -  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES  (continued)

Stock-Based  Compensation
-------------------------
SFAS No. 123, "Accounting for Stock-Based Compensation," as amended by SFAS No.148, "Accounting for Stock-Based Compensation-Transition and Disclosure," defines a fair value based method of accounting for stock-based compensation. However, SFAS No. 123 allows an entity to continue to measure compensation cost related to stock and stock options issued to employees using the intrinsic method of accounting prescribed by Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees."

Entities electing to remain with the accounting method of APB Opinion No. 25 must make pro forma disclosures of net income and earnings per share as if the fair value method of accounting defined in SFAS No. 123 had been applied. The Company has elected to account for its stock-based compensation to employees under APB Opinion No. 25 using the intrinsic value method.

If the Company had elected to recognize compensation expense based upon the fair value at the grant date for awards under its plan consistent with the methodology prescribed by SFAS No. 123, the Company's net loss and loss per share would be reduced to the pro forma amounts indicated below for the three and nine months ended September 30, 2005 and 2004:


                                                 For the Three Months Ended   For the Nine Months Ended
                                                        September 30                September 30
                                                     2005          2004          2005          2004
Net Loss
   As reported                                   $(1,232,208)  $(3,481,583)  $(6,245,250)  $(8,761,666)

  Add total stock based employee
   compensation expense determined under
   fair value method for all awards, net of tax     (565,261)   (1,163,181)     (946,326)   (1,163,181)
                                                 ------------  ------------  ------------  ------------

  Proforma                                       $(1,797,469)  $(4,644,764)  $(7,191,576)  $(9,924,847)
                                                 ============  ============  ============  ============

Loss per common share
  Basic and diluted - as reported                $     (0.01)  $     (0.04)  $     (0.06)  $     (0.04)
  Basic and diluted - pro forma                  $     (0.02)  $     (0.05)  $     (0.07)  $     (0.06)

For purposes of computing the pro forma disclosures required by SFAS No. 123, the fair value of each option granted to employees and directors is estimated using the Black-Scholes option-pricing model with the following weighted-average assumptions for the nine months ended September 30, 2005: dividend yield of 0%; expected volatility of 100%; risk-free interest rate of 4.11%; and expected life of five years.

NOTE  3  -  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES  (continued)

Loss  Per  Share
----------------
The Company utilizes SFAS No. 128, "Earnings per Share." Basic loss per share is computed by dividing loss available to common shareholders by the weighted-average number of common shares outstanding. Diluted loss per share is computed similar to basic loss per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. Common equivalent shares are excluded from the computation if their effect is anti-dilutive.

The following potential common shares have been excluded from the computation of diluted net loss per share for the periods presented because the effect would have been anti-dilutive:


                               For the Three Months    For the Nine Months
                                      Ended                   Ended
                                   September 30           September 30
                             ----------------------  ----------------------
                                2005        2004        2005        2004
                             ----------  ----------  ----------  ----------
  Options outstanding under
    the Company's stock
    option plans             28,941,410  19,197,614  28,941,410  19,197,614
  Warrants                    9,112,001   7,112,001   9,112,001   7,112,001
  Convertible debenture       1,684,800           -   1,684,800           -

Foreign  Currency  Translation
------------------------------
Assets and liabilities in foreign currencies are translated at the exchange rate prevailing at the balance sheet date. Revenues and expenses are translated at the exchange rate prevailing at the transaction date, and the resulting gains and losses are reflected in the statements of operations. Gains and losses arising from translation of a subsidiary's foreign currency financial statements are shown as a component of shareholders' equity (deficit) as accumulated other comprehensive income (loss).

Estimates
---------
The preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

NOTE  4  -  NOTES  PAYABLE

Amounts  due  under  notes  payable  include  the  following:

- On August 16, 2005, the Company entered into a one-year term promissory note agreement with Clarion Finance for gross proceeds of $150,000. The note earns interest at 7% per annum.

- Short term loans for gross proceeds of $225,000. The loans earn interest at 8% per annum, and the principal and any unpaid interest are payable on demand.

- Promissory note agreement for gross proceeds of $100,000. The note earns interest at 10% per annum, and the principal and any unpaid interest is due September 27, 2005. During May 2005, the Company received an extension on the promissory note pursuant to which the due date was extended to December 26, 2005.

NOTE  5  -  CONVERTIBLE  DEBENTURES:  RELATED  PARTY

During May and June 2004, the Company issued two convertible secured debentures in the amount of $750,000 each to Cornell Capital for a total price of $1,500,000. The convertible debentures bore interest at 5.0% per annum and were set to mature on May 19, 2007 and June 25, 2007. The debentures were secured by all of the assets of the Company.

The secured debentures are convertible into the Company's common stock at the holder's option any time up to maturity at a conversion price equal to the lower of:

- 120% of the closing bid price of the common stock as of the closing date, or
- 80% of the lowest closing bid price of the common stock during the five trading days immediately preceding the conversion date.

At maturity, the Company has the option to either pay the holder the outstanding principal balance and accrued interest or to convert the debenture into shares of common stock at a conversion price similar to the terms described above. The Company has the right to redeem the debenture upon three business days notice for 120% of the amount redeemed. Upon such redemption, the holder shall receive warrants equal to 50,000 shares of common stock for each $100,000 redeemed pro rata.

Each warrant entitles the holder to purchase one share of the Company's common stock at an exercise price equal to 120% of the closing bid price of the common stock on the closing date. The warrant has "piggy-back" and demand registration rights which survive for two years from the closing date. If the Company elects to redeem a portion or all of the debentures prior to maturity the amount allocated to the warrants as a debt discount will be calculated and recognized as an expense at that time.

In accordance with generally accepted accounting principles, the difference between the conversion price and the Company's stock price on the date of issuance of the debentures was calculated at $428,571 and is considered to be interest expense. This interest expense is recognized in the statement of operations during the period from the issuance of the notes to the maturity date of the notes. Due to certain "triggering events", which includes partial conversions into common stock, the Company revalued the related beneficial conversion feature pursuant to EITF 98-5 as modified by EITF 00-27, and as of September 30, 2005 the remaining debt discount on the convertible debentures is $942,135.

As of September 30, 2005, the Company received five conversion notices from Cornell Capital totaling $300,000 which represents a conversion under the terms of the Convertible Debenture. The Company issued 3,118,912 free trading shares to Cornell Capital at an average price of $0.096 per share. The outstanding principal of the Convertible Debentures was $1,200,000 plus accrued interest less the remaining debt discount for warrants and beneficial conversion feature as discussed above.

NOTE  6  -  SHAREHOLDERS'  DEFICIT

Common  Stock
-------------

During the nine months ended September 30, 2005, the Company completed the following transactions:

- In September 2005, the Company issued 2,484,192 common shares for an advance received under the Standby Equity Distribution Agreement.

- From January 2005 through September 2005, Cornell Capital Partners converted $1,675,000 of the promissory note agreement discussed in Note 7 into 11,424,916 common shares.

- Reversed compensation expense of $7,000 for the value of stock options granted to an employee at an exercise price less than the Company's stock price on the date of grant. The employee was terminated in June 2005 and the unvested stock options were cancelled in accordance with the 2004 stock option plan.

- Recorded, in June 2005, deferred consulting fees of $54,000 for 450,000 stock options issued to a consultant.

- In May 2005, the Company received $125,000 for 446,429 shares of restricted common stock.

- In April 2005, the Company recorded a consulting fee of $315,000 for 4,500,000 fully vested stock options issued to a consultant.

- In April 2005, the Company received $240,398 for 3,167,083 shares of restricted common stock.

- In March 2005, the Company received $30,000 for 300,000 shares of restricted common stock.

- From February 2005 through April 2005, Cornell Capital Partners converted $300,000 of the convertible debentures into 3,118,912 common shares as discussed in Note 5.

- In February 2005 recorded compensation cost of $8,250 for the value of stock options granted to employees at exercise prices less than the Company's stock price on the date of grant.

- In January 2005, recorded a capital contribution from Anthony Alda in the amount of $34,386.

Employee  Stock  Options
------------------------

The following summarizes the stock options transactions under the stock option plans:

                                                      Weighted
                                                       Average
                                       Shares      Exercise  Price
                                   --------------  -----------------
Outstanding December 31, 2004          23,176,114           0.377

Options Cancelled - Compensation       (1,605,500)          1.392
Options Granted - Services                397,500          (0.232)
                                   --------------  -----------------

Outstanding at March 31, 2005          21,968,114           0.290

Options Granted - Compensation          1,023,296          (0.108)
                - Services              4,950,000           0.096
                                   --------------  -----------------

Outstanding at June 30, 2005           27,941,410           0.243

Options Granted - Compensation          1,000,000           0.120
                                   --------------  -----------------

Outstanding at September 30, 2005      29,563,910           0.243
                                   ==============  =================

     Warrants
     --------

On May 18, 2004, the Company entered into an Exclusive Advisory Agreement with Maximum Ventures, Inc. ("MVI"). Based in New York, MVI specializes in business strategy and corporate advisory services for emerging growth companies. Pursuant to the agreement, MVI agreed to act as a business advisor to NS8 with respect to equity and debt financings, strategic planning, mergers and acquisitions, and business development activities. Upon the execution of the agreement, NS8 issued to MVI warrants to purchase 5,439,501 shares of common stock, which equaled 4.99% of the shares of NS8 common stock then outstanding, on a fully diluted basis. The warrants were issued with an exercise price of $2.00 per share and a term of five years from the date of issuance. The Exclusive Advisory Agreement with MVI has a term of one year. The Company recorded a prepaid expense of $4,134,021 for the value of the warrants. During December 2004, due to fluctuations in the price of the Company's common stock all warrants outstanding were re-priced to an exercise price of $0.61 per share. The Company did not record any adjustments to consulting expense as a result of the warrant re-pricing. The Company recorded consulting expense of $1,019,348 for the value of the warrants earned during the three months ended March 31, 2005. Pursuant to EITF 96-18, the Company adjusted the related prepaid expense at March 31, 2005 to $20,398. The company recorded consulting expense of $10,197 for the three months ended June 30, 2005 and $49,543 for the three months ended September 30, 2005

NOTE  7  -  RELATED  PARTY  TRANSACTIONS

Notes  Payable  -  Shareholders
-------------------------------
Loans from shareholders at September 30, 2005 consisted of loans from several shareholders to finance the Company's operations. At September 30, 2005, $3,355,795 was due to the shareholders. Various due dates and interest rates are stated below for the nine months ended September 30, 2005.

Note  and  Warrant  to  Shareholder
-----------------------------------

On July 15, 2005, the Company entered into a promissory note agreement with a shareholder for gross proceeds of $129,195. The note earns interest at 7% per annum, and the principal and any unpaid interest is due January 15, 2006.

On July 29, 2005, the Company entered into a promissory note agreement with a shareholder for gross proceeds of $86,130. The note earns interest at 7% per annum, and the principal and any unpaid interest is due January 29, 2006.

On July 15 and July 29, 2005, the Company entered into a short-term loan agreement with a shareholder for gross proceeds of $15,000 each. This has since been paid in installment payments. Balance remaining on the loan is $2,550.

On July 29, 2005, the company entered into a short-term note loan agreement with a shareholder for gross proceeds of $12,919.50. No terms were set on this loan.

On June 9, 2005, the Company entered into a promissory note agreement with Cornell Capital for gross proceeds of $500,000. The note earns interest at 12% per annum, and the principal and any unpaid interest is due March 1, 2006.

On May 27 2005, the Company entered into a promissory note agreement with a shareholder for gross proceeds of $125,000. The note earns interest at 7% per annum, and the principal and any unpaid interest is due November 27, 2005.

On May 13 2005, the Company entered into a promissory note agreement with a shareholder for gross proceeds of $150,000. The note earns interest at 7% per annum, and the principal and any unpaid interest is due November 13, 2005. On June 27, 2005, the Company paid $50,000 to the shareholder as a partial payment on the promissory note.

On December 10, 2004, the Company entered into a promissory note agreement with Cornell Capital for gross proceeds of $2,500,000. The note earns interest at 12% per annum, and the principal and any unpaid interest is due July 1, 2005. As disclosed in the Shareholder's Deficit section, the Company had previously entered into a Standby Equity Distribution Agreement ("SEDA") with Cornell Capital, pursuant to which the Company agreed to sell shares of its common stock to Cornell Capital. The shares of common stock to be issued to Cornell Capital under the SEDA may be resold by Cornell under an effective registration statement filed by the Company with the Securities and Exchange Commission on November 1, 2004. Cornell Capital applied the proceeds from the sales of the shares issued under the SEDA to the repayment of the loan. The SEDA was terminated as part of the new financing arrangement made between the Company and Cornell Capital which closed on November 14, 2005. See Note 9 "Subsequent Events".

On October 28, 2004, the Company entered into a promissory note agreement with a shareholder for gross proceeds of $175,000. The note earns interest at 10% per annum, and the principal and any unpaid interest is due October 28, 2005. During May 2005, the Company received an extension on the promissory note pursuant to which the due date was extended to January 26, 2006.

On October 14, 2004, the Company entered into a promissory note agreement with a shareholder for gross proceeds of $175,000. The note earns interest at 10% per annum, and the principal and any unpaid interest is due October 14, 2005.
During May 2005, the Company received an extension on the promissory note pursuant to which the due date was extended to January 12, 2006.

On September 24, 2004, the Company entered into a promissory note agreement with a shareholder for gross proceeds of $175,000. The note earns interest at 10% per annum, and the principal and any unpaid interest is due September 24, 2005. During May 2005, the Company received an extension on the promissory note pursuant to which the due date was extended to December 23, 2005.

On September 9, 2004, the Company entered into a promissory note agreement with a shareholder for gross proceeds of $175,000. The note earns interest at 10% per annum, and the principal and any unpaid interest is due September 9, 2005. During May 2005, the Company received an extension on the promissory note pursuant to which the due date was extended to December 8, 2005.

On August 23, 2004, the Company entered into a promissory note agreement with a shareholder for gross proceeds of $200,000. The note earns interest at 10% per annum, and the principal and any unpaid interest is due August 23, 2005. During May 2005, the Company received an extension on the promissory note pursuant to which the due date was extended to November 21, 2005.

On May 12, 2004, the Company entered into a promissory note agreement with a shareholder for gross proceeds of $150,000. The note earns interest at 10% per annum, and the principal and any unpaid interest is due May 12, 2005. During May 2005, the Company received an extension on the promissory note pursuant to which the due date was extended to November 10, 2005.

On March 11, 2004, the Company entered into a promissory note agreement and a warrant agreement with a shareholder to purchase 100,000 shares of the Company's common stock for gross proceeds of $250,000. The note earns interest at 10% per annum. During February 2005, the Company received an extension on the promissory note pursuant to which the due date was extended to September 11, 2005. During July 2005, the company received an additional extension on the promissory note pursuant to which the due date was extended to December 11, 2005.

Each warrant entitles the holder to purchase one share of the Company's common stock at $1.00 per share, and expires two years from the date of issuance. The Company allocates the proceeds received from debt or convertible debt with detachable warrants using the relative fair value of the individual elements at the time of issuance. The amount allocated to the warrants as a debt discount was calculated at $51,587 and will be recognized as interest expense over the period until the note matures or is converted. In the event the debt is settled prior to the maturity date, an expense will be recognized based on the difference between the carrying amount and the amount of the payment. The Company recognized $9,893 as interest expense related to the accretion of the debt discount during the three months ended March 30, 2005 and the discount has been fully recognized.

NOTE  8  -  CONTRACTS

On August 4, 2005, the Company entered into a Master Services Agreement with SAVVIS Communications Corporation ("SAVVIS") pursuant to which we will jointly deliver a secure, IP-based, entertainment-on-demand platform. Under the terms of the Agreement, SAVVIS will provide hosting and network services to store, manage and deliver digital content over the Internet. We intend that the resulting integrated solution will provide a secure, IP-based, direct to consumer, digital content-on-demand platform that will be marketed to local telephone companies and independent Internet Service Providers as "iWave Interactive Media Distribution System". This platform is intended to enable customers to securely deliver video-on-demand, music, games and digital content to PC-based media devices.

On June 13, 2005, the Company entered into a consulting services agreement with Paradigm Technology Partners, LLC ("Paradigm"). The services to be performed by Paradigm relate to sales and marketing initiatives, and any other duties as assigned by Company management. The term of the consulting services agreement is six months ending December 13, 2005, unless terminated by Paradigm or the Company on 30-day notice. Paradigm will be paid a consulting fee of $13,200 per month. Paradigm also receives non-qualified stock options to purchase 450,000 shares of the Company's common stock at an exercise price of $0.16 per share. The Company recorded a deferred compensation expense of $54,000 for these options which will be recognized over the term of the consulting agreement. As of June 30, 2005, the Company recognized $5,100 from deferred compensation. These options are subject to the vesting provisions as outlined in the 2004 Stock Option Plan, and subject to meeting certain performance criteria as outlined in the consulting agreement. Paradigm is also eligible to receive an additional 225,000 or 450,000 stock options contingent upon achieving certain performance goals as outlined in the consulting agreement.

On April 14, 2005, the company entered into an advisory services agreement with Bill Kunzweiler. Mr. Kunzweiler will provide advisory services to the Board of Directors and its Executives with respect to sales, management strategies, strategic acquisitions, financing and capital policies, executive compensation and recruitment. The term of the advisory services agreement is two years ending April 14, 2007. Mr. Kunzweiler has been compensated for his advisory services in the form of 4,500,000 fully vested stock options to purchase the Company's common stock at an exercise price of $0.09 per share, exercisable for a period of five years from April 14, 2005.

In consideration for the services of Lifelong Educational Properties Inc. ("LEAP"), the Company will pay LEAP $20,000 per month, $10,000 in cash and $10,000 as an accrual of debt. The debt accrual will be paid when the Company has adequate capital from revenues or financing transactions. At the election of LEAP, the debt accrual may be paid with Company common stock. LEAP will also earn commissions of 7% of sales it completes and 5% of compensation realized from strategic partnerships it arranges. The Company also issued to LEAP warrants to purchase 2,000,000 shares of the Company's common stock. The exercise price is $1.03 per share for 1,000,000 of the warrants and $1.13 per share for 1,000,000 of the warrants. The warrants were issued on October 7, 2004, and have a term of five years. During December 2004, due to fluctuations in the price of the Company's common stock all warrants outstanding were re-priced to an exercise price of $0.61 per share. The Company did not record any adjustments to consulting expense as a result of the warrant re-pricing. The Company recorded a prepaid expense of $1,590,000 for the value of the warrants. The Company recorded consulting expense of $198,750 for the value of the warrants earned during the three months ended March 31, 2005. Pursuant to EITF 96-18, the Company adjusted the related prepaid expense at March 31, 2005 to $71,896. During the three months ended June 30, 2005 the Company recorded consulting expense of $11,982.

On March 15, 2005, 30 days advance written notice of termination were given to QED Management ("QED"). As per the terms of the consulting agreement, QED shall receive compensation for any earned but unpaid compensation plus additional compensation for the 30 days notice period at the compensation rate then in effect plus expenses submitted by QED within 30 days of the date of termination. QED shall be paid all amounts owing pursuant to the consulting agreement within 10 days of receipt of the expense statement or invoice. The Company and QED reached a final arrangement pursuant to which the Company will pay QED $58,000 plus interest accruing on the unpaid principal balance at the rate of 9% per annum. This is payable in three payments dated August 23, September 21, and October 21, 2005. As of September 30, 2005, $19,200 plus interest remained outstanding.

Option  Agreement
-----------------
On February 10, 2005, the Company entered into an Option Agreement with ezTel, LLC ("ezTel") pursuant to which the Company was granted an option to purchase 100% of the equity interests of ezTel for a purchase price of $1,500,000 (the "Option"). The Option was exercisable at the sole discretion of the Company, subject to confirmation of the Option by the Bankruptcy Court and confirmation of a revised Plan of Reorganization by the Bankruptcy Court in a final, non-appealable order. The Company was under no obligation to exercise the Option. As consideration for the Option, the Company advanced a Term Loan (the
"Loan") in the amount of $200,000 to Long Distance Billing Services, Inc., a wholly-owned subsidiary of ezTel ("LDBS") pursuant to a Promissory Note, Security Agreement and Deed of Covenants. The Loan is in the principal amount of $200,000, contains customary events of default and provides for an annual rate of interest equal to 12%.

The entire principal balance and any accrued interest on the Loan was due and payable on August 1, 2005. Following any default under the terms of the Loan, the Company could elect to (i) declare the Note due and payable, and/or (ii) increase the rate of interest payable under the Loan by three percent (3.00%) per annum. LDBS's obligations under the Loan were secured by a pledge of all of the assets of LDBS, and the Company had all the rights and remedies available upon default to a secured party under the Uniform Commercial Code. LDBS was to use the proceeds of the Loan only for working capital, payment of outstanding tax liabilities and other costs and expenses approved by the Company in writing. Although the Promissory Note evidencing the Loan was dated as of February 3, 2005, the Loan proceeds were not advanced to LDBS until the Option was executed on February 10, 2005.

On February 22, 2005 LDBS filed for protection under Chapter 11 of the Bankruptcy Code. Accordingly, at this time we do not anticipate exercising our option to acquire ezTel pursuant to the Option Agreement. The Company has taken appropriate action to protect its collateral security. LDBS's bankruptcy proceeding is ongoing and as a result, during the course of we filed a Limited Objection and Motion to Lift the Automatic Stay, objecting to a request by LDBS that certain accounts be paid from funds held in its accounts and requesting repayment of our loan of $200,000. A hearing date of August 3, 2005 had been set for that motion. As a potential source of financing for LDBS had been identified, we agreed to postpone the hearing to September 21, 2005 to permit us to pursue a possible settlement opportunity which might have allowed us to realize a partial repayment of the debt owing to us. The possible settlement opportunity did not finalize. Subsequently, we did receive a payment from LDBS in the amount of $50,000.00 from our cash collateral as an adequate protection payment. Future payments from cash collateral may become available, but we cannot guarantee receipt of any such payments.

NOTE  9  -  SUBSEQUENT  EVENTS

On October 18, 2005, the Company granted 50,000 incentive stock options to an employee at an exercise price of $0.07 per share for a period of five years from the date of grant.

On October 20, 2005 the Company granted 1,500,000 incentive stock options to an executive at an exercise price of $0.06 per share for a period of five years from the date of grant. 500,000 of these options vested immediately as a signing bonus and the balance of 1,000,000 options will vest as earned performance options as performance-based goals are met pursuant to a pre-determined vesting schedule.

On October 21, 2005, the Company granted 100,000 performance stock options to a consultant at an exercise price of $0.06 per share for a period of five years from the date of grant.

On October 26, 2005, the Company granted 125,000 incentive stock options to an employee at an exercise price of $0.05 per share for a period of five years from the date of grant.

On October 12, 2005, Cornell Capital Partners, LP delivered a conversion notice to the Company's transfer agent, Continental Stock Transfer & Trust Company ("Continental"), whereby it exercised its right to convert $100,000 of the Company's debt under its outstanding convertible debenture into 2,500,000 of the Company's registered common shares held for that purpose by Continental. The shares were issued to Cornell on October 14, 2005.

On October 28, 2005, Cornell Capital Partners, LP delivered a conversion notice to Continental, whereby it exercised its right to convert $124,900 of the Company's debt under its outstanding convertible debenture into 3,061,275 of the Company's registered common shares held for that purpose by Continental. The shares were issued to Cornell on November 16, 2005.

On November 14, 2005, the Company closed on the sale of secured convertible debentures to Cornell Capital Partners, LP in the amounts of $1,863,430 and $1,300,000 respectively. Of the approximately $3.16 million of debentures, approximately $1.86 million had been previously paid to the Company in connection with promissory notes issued by the Company on May 27, 2005 and on June 9, 2005. The remainder of the purchase price of the convertible debentures will be paid in two installments of $500,000 and a final installment of $300,000, due to $2.36 million paid back to Cornell Capital in connection with the November 14th closing. The timing of the payment of such installments relates to the Company's compliance with the related registration rights agreement. The debentures carry an interest rate of 10%, have a term of three years and are convertible into common stock at the lower of $0.075 per share or 90% of the average of the three lowest volume weighted daily average prices of the Company's common stock for the 30 days prior to the conversion. The Company has also issued warrants to purchase 5,000,000 shares of common stock at an exercise price of $0.075 per share, 10,000,000 shares of common stock at an exercise price of $0.06 per share and 10,000,000 shares of common stock at an exercise price of $0.05 per share.

The underlying agreements to the secured convertible debentures are filed as Exhibits to this 10-QSB filing.

PART  II

INFORMATION  NOT  REQUIRED  IN  PROSPECTUS

ITEM  24.  INDEMNIFICATION  OF  DIRECTORS  AND  OFFICERS

Our Articles of Incorporation include an indemnification provision under which we have agreed to indemnify our directors and officers from and against certain claims arising from or related to future acts or omissions as directors or officers. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

ITEM  25.  OTHER  EXPENSES  OF  ISSUANCE  AND  DISTRIBUTION

The following table sets forth estimated expenses expected to be incurred in connection with the issuance and distribution of the securities being registered. We will pay all expenses in connection with this offering.

Securities  and  Exchange  Commission  Registration  Fee    $ 2,006
Accounting  Fees  and  Expenses                             $15,000
Legal  Fees  and  Expenses                                  $35,000
Miscellaneous                                               $ 7,994

    Total                                                   $60,000

ITEM  26.  SALES  OF  UNREGISTERED  SECURITIES

We were incorporated under the name Delivery Now Corp in the State of Delaware on October 3, 2000. On December 18, 2003, the Company merged with CanOnline Global Media, Inc. (the "Merger"). In connection with the Merger, the Company changed its name to NS8 Corporation. The following discussion relates to transactions involving CanOnline Global Media, Inc. ("Canonline") prior to the Merger and involving the Company following the Merger:

The following table sets forth certain information regarding issuances of our common stock within in the past three years in consideration for the conversion of debt:

                    Name of                                       Number of Common  Amount of Debt
Date of Conversion  Shareholder                 Price Per Share    Shares Issued       Converted
------------------  --------------------------  ----------------  ----------------  ---------------
2/8/2003            David Aisenstat           $          0.035         2,857,143  $       100,000
2/14/2003           Peter Hogendoorn          $          0.035         3,000,000  $       105,000
4/1/2003            Ron and Mary Lou Calvert  $          0.035           714,285  $        26,021

The following table sets forth certain information regarding issuances of our common stock within in the past three years in consideration for services rendered under contract:

                     Name of                              Number of Common      Total
Date of Transaction  Shareholder        Price Per Share    Shares Issued    Consideration
-------------------  -----------------  ----------------  ----------------  --------------
3/14/2003            Terry Fields     $          0.035           500,000  $       17,500
2/24/2004            George T. Cowan  $          1.470            25,170  $       37,000

The following table sets forth certain information regarding issuances of our common stock within the past three years in private placements made under section  4(2)  and  rule  506  of  the  Securities  Act  of  1933,  as  amended:

                     Name of                                           Number of Common   Consideration
Date of Transaction  Shareholder                     Price Per Share     Shares Issued         Paid
-------------------  ------------------------------  ----------------  -----------------  --------------
4/15/2003            George Cowan                    $          0.250           200,000   $       50,000
6/11/2003            Tempus Private Bank Ltd         $          0.250           400,000   $      100,000
6/15/2003            Entrust Administration FBO:     $          0.250           400,000   $      100,000
                     George Cowan #27740
6/16/2003            Webster Mrak and                $          0.250           400,000   $      100,000
                     Blumberg Profit Sharing
                     Plan FBO: Richard
                     Blumberg
7/23/2003            Steve D. Normann                $          0.500           100,000   $       50,000
8/13/2003            Richard G. Pruner               $          0.500           400,000   $      200,000
8/28/2003            Keith Stadlman Trustee for:     $          0.500           200,000   $      100,000
                     Sound Insurance Agency Inc
                     Defined Benefit Pension Plan
9/18/2003            Michelle Murphy                 $          0.500           100,000   $       50,000
10/16/2003           S.L. Feldman Enterprises Ltd    $          0.500           200,000   $      100,000
10/20/2003           Jeffrey G. Maxwell              $          0.500           100,000   $       50,000
12/29/2003           Centrum Bank AG                 $          0.750       2,333,334(1)  $    1,750,000
03/30/2005           Ronald B. Calvert               $           0.07         2,000,000   $      175,000
04/07/2005           Ronald B. Calvert               $           0.10           350,000   $       35,000
04/14/2005           William Kunzweiler              $           0.09           671,083   $    60,397.50
05/02/2005           William Kunzweiler              $           0.28           446,429   $      125,000

(1) Centrum Bank was also issued warrants to purchase 1,166,667 shares of common stock at an exercise price of $1.00 per share with a term of two years from the date of issuance. Clarion Finance AG was issued warrants to acquire 233,333 shares of common stock at an exercise price of $1.00 per share with a term of two years from the date of issuance as a fee in connection with this transaction.

During  2004,  we  received  loans  from  various  parties,  including:

- On March 11, 2004, we received a loan from Turbo International, Inc. in the amount of $250,000. The loan was due on March 11, 2005 and bore interest at the rate of 10% per annum. The loan is currently under review to extend the due date to January 2, 2006. Upon repayment of the loan to Turbo, we will issue to Turbo warrants to purchase 100,000 shares of our common stock.

- On April 26, 2004, we received a loan received from 4Com Corporation in the amount of $150,000. The loan was due on July 25, 2004 and bore interest at the rate of 8.5% per annum. Upon the date of the loan with 4Com, we issued to 4Com warrants to purchase 75,000 shares of common stock at an exercise price of $0.61 per share with a term of two years from the date of issuance. The loan plus accrued interest was repaid in June 2004, and the warrants remain unexercised.

- During May 2004, a loan received from Turbo International, Inc. in the amount of $150,000. The loan is due on due May 12, 2005 and bears interest at a rate of 10% per annum. The loan is currently under review to extend the due date to January 2, 2006. The loan was subsequently extended a further ninety days to November 10, 2005.

- On May 13, 2004, a loan received from Martin Calvert, then a director of ours, for $95,000. The loan was initially due on May 13, 2005 and bore interest at the rate of 8% per annum, but on June 1, 2004, the loan plus accrued interest was fully paid to Martin Calvert. Pursuant to the terms of the loan, upon its repayment, we issued to Mr. Calvert warrants to purchase 47,500 shares of common stock at an exercise price equal to the market price of the shares on the date the warrants were issued with a term of two years from the date of issuance. The warrants remain unexercised and have an exercise price of $0.61 per share.

- During August 2004, a loan received from Ming Capital Enterprises, Inc. in the amount of $200,000. The loan is due on demand and bears interest at a rate of 10% per annum.

- In August 2004, we received a loan from Martin Calvert, then a director, for $100,000. The loan was due on August 12, 2005 with interest at a rate of 9.5% per annum. Upon repayment of the loan to Martin Calvert, we issued to Mr. Calvert warrants to purchase 50,000 shares of our common stock at an exercise price equal to market price on the date the warrants are issued with a term of two years from the date of issuance. A portion of the loan plus accrued interest was repaid in September 2004. The balance remaining on the loan plus accrued interest was repaid in December 2004. The warrants were issued with an exercise price of $0.61 per share and remain unexercised.

- In September 2004, a loan received from Ming Capital Enterprises, Inc. in the amount of $175,000. The loan was due on September 7, 2005 and bears interest at a rate of 10% per annum. On May, 20, 2005, the due date on this loan was extended to December 8, 2005

- During September 2004, received a loan received from Turbo International, Inc. in the amount of $175,000. The loan was due on September 24, 2005 and bears interest at a rate of 10% per annum. On May 20, 2005, the due date on this loan was extended to December 23, 2005.

- In September 2004, a loan received from Aton Select Fund Limited in the amount of $100,000. The loan was due on September 27, 2005 and bears interest at the rate of 10% per annum. On May 20, 2005, the due date on this loan was extended to December 26, 2005.

- On October 14, 2004, a loan received from Turbo International, Inc. in the amount of $175,000. The loan was due on October 14, 2005 and bears interest at the rate of 10% per annum. On May 20, 2005, the due date of this loan was extended to January 12, 2006.

- On October 28, 2004, a loan received from Turbo International, Inc. in the amount of $175,000. The loan is due on October 28, 2005 and bears interest at the rate of 10% per annum. On May 20, 2005, the due date of this loan was extended to January 26, 2006.

- On December 10, 2004, a loan received from Cornell Capital Partners in the amount of $2,500,000. The loan bore interest at the rate of 12% per annum and was due on July 1, 2005. The loan was cancelled as part of the Company's 2005 debenture financing with Cornell Capital which closed on November 14, 2005.

- In May 2004, we entered into a $1.5 million Securities Purchase Agreement with Cornell Capital Partners for the sale of secured convertible debentures. On May 19, 2004, Cornell Capital Partners purchased $750,000 principal amount of the Secured Convertible Debenture. On June 25, 2004, Cornell Capital Partners purchased the additional $750,000 principal amount of the Secured Convertible Debenture after we filed on June 22, 2004 a Form SB-2 registration statement relating to the shares of common stock resulting from the conversion of the Secured Convertible Debenture. None of the shares subject of that registration statement were sold and we filed a post-effective amendment to remove from registration the shares registered by that registration statement. Approximately $950,000 of those 2004 debentures are remain outstanding and are convertible into the common stock being registered in this registration statement.

On May 19, 2004, we entered into a Standby Equity Distribution Agreement (the "2004 Equity Distribution Agreement") with Cornell Capital Partners. Under the 2004 Equity Distribution Agreement, we could issue and sell to Cornell Capital Partners common stock for a total purchase price of up to $20,000,000. The purchase price for the shares was equal to their market price, which was defined in the 2004 Equity Distribution Agreement as the lowest volume weighted average price of the common stock during the five trading days following the date we gave notice that we desired an advance. The amount of each advance was subject to an aggregate maximum advance amount of $750,000, with no advance occurring within seven trading days of a prior advance. Cornell Capital Partners received a one-time commitment fee of 925,234 shares of our common stock valued at $990,000. Cornell Capital Partners was paid a fee equal to 5% of each advance, which was retained by Cornell Capital Partners from each advance. The shares of common stock to be issued to Cornell Capital Partners under the 2004 Equity Distribution Agreement may be resold by Cornell Capital Partners under an effective registration statement filed by us with the Securities and Exchange Commission. Cornell Capital Partners will apply the proceeds from the sale of the shares issued under the 2004 Equity Distribution Agreement to the repayment of the loan. As of September 30, 2005, we issued an aggregate of 12,022,456 registered shares to Cornell Capital Partners under the 2004 Equity Distribution Agreement.

On May 19, 2004, we entered into a Placement Agent Agreement with Newbridge Securities Corporation, a registered broker-dealer, in connection with the 2004 Equity Distribution Agreement. Pursuant to the Placement Agent Agreement, we paid a one-time placement agent fee of 9,346 restricted shares of common stock equal to approximately $10,000 based on our stock price on May 19, 2004. This agreement was terminated effective November 14, 2005.

The following table sets forth certain information regarding issuances of common stock within the past three years to employees in consideration for services:

                     Name of                                   Number of Common   Value of Services
Date of Transaction  Shareholder             Price Per Share        Shares             Rendered
-------------------  ----------------------  ----------------  -----------------  ------------------
         12/11/2002    Leslie J. Ames        $          0.035           300,000   $           10,500
         12/18/2002    Carla Ullrich         $          0.035           225,000   $            7,875
         12/18/2002    Ryan Christiansen     $          0.035           150,000   $            5,250
         12/18/2002    Clayton Bell          $          0.035           275,000   $            9,625
          2/21/2003    Nicole Krancj         $          0.035           125,000   $            4,375
          2/21/2003    Timothy Fox           $          0.035           250,000   $            8,750
          2/21/2003    Zubin Balsara         $          0.035           500,000   $           17,500
          2/21/2003    Andrew Poystilla      $          0.035           100,000   $            3,500
          2/21/2003    Carla Ullrich         $          0.035           150,000   $            5,250
          2/21/2003    Clayton Bell          $          0.035           200,000   $            7,000
          2/21/2003    Ryan Christiansen     $          0.035           125,000   $            4,375
          3/11/2003    Glen Gaupholm         $          0.035           250,000   $            8,750
          3/11/2003    Meaghan McCallum      $          0.035            75,000   $            2,625
          3/11/2003    Melanie Thomson       $          0.035           275,000   $            9,625
           5/3/2003    David Brett Rudd      $          0.250           200,000   $           50,000
           6/4/2003    Shazron Abdullah      $          0.250           175,000   $           43,750
           6/4/2003    Nathan Robb           $          0.250            50,000   $           12,500
          6/10/2003    Kerri Hayden          $          0.250           175,000   $           43,750
          7/17/2003    Stephane Vaudandaine  $          0.250           275,000   $           68,750
          7/17/2003    Russ Davidson         $          0.250           100,000   $           25,000
          7/17/2003    Agnieszka Zytniak     $          0.250           100,000   $           25,000
          7/17/2003    Jaime Kwok            $          0.250           125,000   $           31,250
          7/17/2003    Donna Stacey          $          0.250           125,000   $           31,250
          7/28/2003    Tyler Kraft           $          0.500           125,000   $           62,500
           9/8/2003    Andrew Andreev        $          0.500           150,000   $           75,000
           9/8/2003    Sasha Ahmadi          $          0.500           125,000   $           62,500
          9/15/2003    Navrup Johal          $          0.500           125,000   $           62,500
          9/27/2003    Kerri Hayden          $          0.500           125,000   $           62,500
          9/27/2003    Melanie Thomson       $          0.500           150,000   $           75,000
         10/15/2003    Carla Ullrich         $          0.500           125,000   $           62,500
         10/15/2003    Igor Kakhai           $          0.500           100,000   $           50,000
         10/15/2003    Vincent Sui           $          0.500           100,000   $           50,000
         10/15/2003    Joseph Wai            $          0.500           100,000   $           50,000
         10/15/2003    Ignatius Cheng        $          0.500           100,000   $           50,000
          1/29/2004    Thomas J. Routt       $          1.330       2,000,000(1)  $        2,660,000
          2/20/2004    Marc Strauch          $          1.400       2,000,000(1)  $        2,800,000

(1) These stock grants were forfeited voluntarily by Dr. Routt and Mr. Strauch on November 26, 2004.

The following table sets forth certain information concerning the sale by the Company of $600,000 of Convertible Debentures on January 28, 2003. The Debentures had an interest rate of 7.25% on a maturity date of January 28, 2004:

Name of Purchaser                                           Interest Rate   Due Date   Amount Per Share ($)   Conversion Price
----------------------------------------------------------  --------------  ---------  ---------------------  ----------------
Ming Capital Enterprises Inc.                                        7.25%  1/28/2004  $             100,000             0.035
Debentures repaid on December 12, 2003

Turf Holding Inc                                                     7.25%  1/28/2004  $             100,000             0.035
Debentures repaid on December 12, 2003

Thomas Christen                                                      7.25%  1/28/2004  $             100,000             0.035
Debentures repaid on December 12, 2003

Hans Schopper                                                        7.25%  1/28/2004  $             100,000             0.035
Debentures repaid on December 12, 2003

Peter Hogendoorn                                                     7.25%  1/28/2004  $             100,000             0.035
Converted into 2,857,143 common shares on October 24, 2003

David Aisenstat                                                      7.25%  1/28/2004  $             100,000             0.035
Converted into 2,857,143 common shares on October 24, 2003

With respect to the sale of these securities, all transactions were exempt from registration pursuant to Section 4(2) of the Securities Act of 1933 (the "1933 Act"), and Regulation D promulgated under the 1933 Act. In each instance, the purchaser had access to sufficient information regarding us so as to make an informed investment decision. More specifically, we had a reasonable basis to believe that each purchaser was an "accredited investor" as defined in Regulation D of the 1933 Act and otherwise had the requisite sophistication to make an investment in our securities.

ITEM  27.  EXHIBITS

                                                     EXHIBIT

Number  Description
------  ---------------------------------------------------------------------------------------------------------
   2.1    Agreement and Plan of Merger dated November 3, 2003 among Registrant, DLVN Acquisition, Inc. and
          CanOnline Global Media, Inc. (1)
   2.2    Correction Agreement dated November 3, 2003 among Registrant, DLVN Acquisition, Inc. and CanOnline
          Global Media, Inc. (1)
   2.3    Certificate of Merger filed with Delaware Secretary of State (1)
   2.4    Certificate of Merger filed with Washington Secretary of State (1)
   3.1    Certificate of Incorporation (2)
   3.2    Amendment of Certificate of Incorporation-dated October 13, 2003 (3)
   3.3    Amendment of Certificate of Incorporation-dated December 17, 2003 (3)
   3.4    Amendment of Certificate of Incorporation-dated June 6, 2005 (9)
   3.5    Amendment of Certificate of Incorporation-dated December 5, 2005 (filed herewith)
   3.6    By-Laws (2)
   3.7    Amended By-Laws (2)
   5.1    Opinion of McGuireWoods LLP re: Legality (filed herewith)
  10.1    Stock Option Plan of 2001 (2)
  10.2    Stock Option Plan of 2004 (4)
  10.3    Employment Agreement of Ricardo Rosado with CanOnline Global Media Corp.  (5)
  10.4    Amended Employment Agreement of Ricardo Rosado with CanOnline Global Media Corp.  (5)


Number  Description
------  ---------------------------------------------------------------------------------------------------------
  10.5    Amendment to Employment Agreement of Ricardo Rosado with NS8 Corp. (4)
  10.6    Addendum to Amendment to Employment Agreement of Ricardo Rosado with NS8 Corp. (4)
  10.7    Employment Agreement of Anthony Alda with CanOnline Global Media Corp.  (5)
  10.8    Amended Employment Agreement of Anthony Alda with CanOnline Global Media Corp. (5)
  10.9    Employment Agreement of Leslie J. Ames with CanOnline Global Media Corp.  (5)
 10.10    Amended Employment Agreement of Leslie J. Ames with CanOnline Global Media Corp.  (5)
 10.11    Amendment to Employment Agreement of Leslie J. Ames with NS8 Corp. (4)
 10.12    Addendum to Amendment to Employment Agreement of Leslie J. Ames with NS8 Corp. (4)
 10.13    Employment Agreement of Brent S. Bysouth with CanOnline Global Media Corp.  (5)
 10.14    Amended Employment Agreement of Brent S. Bysouth with CanOnline Global Media Corp.  (5)
 10.15    Amendment to Employment Agreement of Brent Bysouth with NS8 Corp. (4)
 10.16    Addendum to Amendment to Employment Agreement of Brent Bysouth with NS8 Corp. (4)
 10.17    Employment Agreement of Thomas Routt with NS8 Corporation (5)
 10.18    Employment Agreement of Ricardo Rosado with CanOnline Media Corp. (5)
 10.19    Amended Employment Agreement of Ricardo Rosado with CanOnline Media Corp. (4)
 10.20    Employment Agreement of Anthony Alda with CanOnline Media Corp. (5)
 10.21    Amended Agreement of Anthony Alda with CanOnline Media Corp. (4)
 10.22    Agreement of Leslie J. Ames with CanOnline Media Corp.  (5)
 10.23    Amended Agreement of Leslie J. Ames with CanOnline Media Corp. (4)
 10.24    Agreement of Brent Bysouth with CanOnline Media Corp.  (5)
 10.25    Amended Agreement of Brent Bysouth with CanOnline Media Corp. (4)
 10.26    Employment Agreement of Melanie Thomson with CanOnline Media Corp. (4)
 10.27    Amended Employment Agreement of Melanie Thomson with CanOnline Media Corp. (4)
 10.28    Employment Agreement of Peter Hogendoorn with CanOnline Global Media Corp.  (5)
 10.29    Consulting Agreement between Peter Hogendoorn and NS8 Corporation, Inc. (4)
 10.30    Standby Distribution Agreement dated May 19, 2004 between NS8Corp and
         Cornell Capital Partners LP (6)
 10.31    Registration Rights Agreement dated May 19, 2004 between NS8Corp and Cornell Capital Partners LP (7)
 10.32    Escrow Agreement dated May 19, 2004 among NS8Corp, Cornell Capital Partners LP, and
          Butler Gonzalez LLP (7)
 10.33    Placement Agent Agreement dated May 19, 2004 between NS8Corp and
          Newbridge Securities Corporation (7)
 10.34    Irrevocable Transfer Agent Instructions dated May 19, 2004 among NS8 Corporation,
          Butler Gonzalez LLP and Continental Stock Transfer & Trust Company (7)
 10.35    Securities Purchase Agreement dated May 19, 2004 among NS8Corp and Cornell Capital Partners, LP (7)
 10.36    Secured Convertible Debenture dated May 19, 2004 issued by NS8 Corp to Cornell Capital Partners, LP (7)
 10.37    Security Agreement dated May 19, 2004 between NS8Corp and Cornell Capital Partners LP (7)
 10.38    Escrow Agreement dated May 19, 2004 among NS8Corp, the Buyers and Butler Gonzalez, LP (7)
 10.39    Investors Registration Rights Agreement dated May 19, 2004 between NS8Corp and the Investors (7)
 10.40    Strategic Alliance Agreement dated May 19, 2004 between NS8 Corporation and BU-Solutions, LLC
          d/b/a Broadband Utility Solutions (7)
 10.41    Exclusive Advisory Agreement dated May 18, 2004 between NS8Corp and Maximum Ventures, Inc. (7)
 10.42    Common Stock Purchase Warrant dated May 18, 2004 issued to Maximum Ventures, Inc. (7)
 10.43    $2,500,000 Promissory Note, dated December 10, 2004, from NS8 Corporation to
          Cornell Capital Partners, LP (8)
 10.44    Amended and Restated Promissory Note, dated as of December 10, 2004, from NS8 Corporation to
          Cornell Capital Partners, LP (filed herewith)
 10.45    Promissory Note, dated June 9, 2005, from NS8 Corporation to Cornell Capital Partners (7)
 10.46    Termination Agreement with respect to the Standby Equity Distribution
          Agreement made between the Corporation and Cornell dated May 19, 2004 dated November 10, 2005 (10)
 10.47    Secured Convertible Debenture No. CCP-3 in the amount of $1,863.430 dated November 10, 2005 (10)
 10.48    Secured Convertible Debenture No. CCP-4 in the amount of $500,000 dated November 10, 2005 (10)
 10.49    Amended and Restated Security Agreement made between the Corporation and Cornell dated
          November 10, 2005 (10)
 10.50    Securities Purchase Agreement made between the Corporation and Cornell dated November 10, 2005 (10)
 10.51    Escrow Agreement made between the Corporation, the Buyers listed in the Securities Purchase Agreement and David Gonzalez, Esq., as Escrow Agent dated November 10, 2005 (10)
 10.52    Subsidiary Security Agreement made between CanOnline Media Corporation and Cornell dated
          November 10, 2005 (10)


Number  Description
------  ---------------------------------------------------------------------------------------------------------
 10.53    Subsidiary Security Agreement made between CanOnline Global Media, Inc. and Cornell dated
          November 10, 2005 (10)
 10.54    Investor Registration Rights Agreement made between the Corporation and various investors dated November 10, 2005 (10)
10.55.    Pledge and Escrow Agreement made between the Corporation, various Pledgors, Cornell and
          David Gonzalez, Esq. as Escrow Agent dated November 10, 2005 (10)
10.56.    Irrevocable Transfer Agent Instructions given to Continental Stock Transfer & Trust Company by the Corporation on behalf of Cornell dated November 10, 2005 (10)
 10.57    Warrant No. CCP-001 entitling Cornell Capital to purchase 5,000,000 common shares of the Company at an exercise price of $0.075 per share for a period of five years from November 10, 2005 (10)
 10.58    Warrant No. CCP-002 entitling Cornell Capital to purchase 10,000,000 common shares of the Company at an exercise price of $0.06 per share for a period of five years from November 10, 2005 (10)
 10.59    Warrant No. CCP-003 entitling Cornell Capital to purchase 10,000,000 common shares of the Company at an exercise price of $0.05 per share for a period of five years from November 10, 2005 (10)
 10.60    Master Service Agreement, dated August 4, 2005, between NS8 Corporation and
          SAVVIS Communications Corporation (11)
  23.1    Consent of McGuireWoods LLP (included in Exhibit 5.1 hereto)
  23.2    Consent of Independent Certified Public Accountants (filed herewith)
  24.1    Power of Attorney (included on signature page)

(1)     Previously  filed  in  Registrant's Form 8-K/A filed on January 31, 2004
(2)     Previously  filed  in  Registrant's Form SB-2 filed on December 26, 2001
(3) Previously filed in Registrant's Form 10-KSB for the year ended September 30, 2003 filed on January 1, 2004
(4) Previously filed in Registrant's Form 10-KSB for the year ended December 31, 2004 filed on April 5, 2005
(5) Previously filed in Registrant's Form 10-KSB for the year ended December 31, 2003 filed on April 15, 2004
(6)     Previously  filed  in  Registrant's  Form  SB-2/A  on  October 28, 2004.
(7)     Previously  filed  in  Registrant's  Form  SB-2  on  June 22, 2004.
(8) Previously filed in Registrant's Current Report on Form 8-K dated December 14, 2004.
(9)     Previously  filed in Registrant's Form SB-2 filed on June 10, 2005.
(10) Previously filed in Registrant's Form 10-QSB for the quarter ended September 30, 2005 and filed on November 23, 2005.
(11)    Previously  filed  in  Registrant's  form 8-K filed on October 6, 2005.

ITEM  28.  UNDERTAKINGS

The  undersigned  registrant  hereby  undertakes:

(1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

   (i) Include any prospectus required by Sections 10(a)(3) of the Securities Act of 1933 (the "Act");

   (ii) Reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

   (iii) Include any additional or changed material information on the plan of distribution;

(2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities that remain unsold at the end of the offering.

Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on our behalf by the undersigned, on December 12, 2005.

Date: December 12, 2005                     NS8  CORPORATION

                                            /s/ Anthony Alda
                                            ------------------------------------
                                            Name: Anthony Alda
                                            Title: Chairman of the Board and CEO

In accordance with the Securities Exchange Act, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

POWER  OF  ATTORNEY

Each person whose signature appears below constitutes and appoints Anthony Alda and Leslie J. Ames, or either of them, his true and lawful attorney-in-fact, and agents, with full power and resubstitution, for him and in his name, stead and place, in any and all capacities, to sign any and all amendments to this Report, and to file the same with all exhibits thereto and any other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Date:  December 12,  2005                   /s/  Anthony  Alda
                                            ------------------------------------
                                            Anthony Alda, Chairman of the Board
                                            of Directors,  President  and  CEO

Date:  December 12,  2005                   /s/  Ricardo  Rosado
                                            ------------------------------------
                                            Ricardo Rosado, Chief Financial
                                            Officer, Officer  and  Director

Date:  December 12,  2005                   /s/  Leslie  J.  Ames
                                            ------------------------------------
                                            Leslie  J  Ames,  Director

Date:  December 12,  2005                   /s/  Michael  W.  Waage
                                            ------------------------------------
                                            Michael  W  Waage,  Director

Date:  December 12,  2005                   /s/  Brent  R.  Bysouth
                                            ------------------------------------
                                            Brent  R  Bysouth,  Director


Date:  December 12,  2005                   /s/  William  Kunzweiler
                                            ------------------------------------
                                            William  Kunzweiler,  Director

EXHIBIT  INDEX

Number  Description
------  ---------------------------------------------------------------------------------------------------------
   2.1    Agreement and Plan of Merger dated November 3, 2003 among Registrant, DLVN Acquisition, Inc. and
          CanOnline Global Media, Inc. (1)
   2.2    Correction Agreement dated November 3, 2003 among Registrant, DLVN Acquisition, Inc. and CanOnline
          Global Media, Inc. (1)
   2.3    Certificate of Merger filed with Delaware Secretary of State (1)
   2.4    Certificate of Merger filed with Washington Secretary of State (1)
   3.1    Certificate of Incorporation (2)
   3.2    Amendment of Certificate of Incorporation-dated October 13, 2003 (3)
   3.3    Amendment of Certificate of Incorporation-dated December 17, 2003 (3)
   3.4    Amendment of Certificate of Incorporation-dated June 6, 2005 (9)
   3.5    Amendment of Certificate of Incorporation-dated December 5, 2005 (filed herewith)
   3.6    By-Laws (2)
   3.7    Amended By-Laws (2)
   5.1    Opinion of McGuireWoods LLP re: Legality (filed herewith)
  10.1    Stock Option Plan of 2001 (2)
  10.2    Stock Option Plan of 2004 (4)
  10.3    Employment Agreement of Ricardo Rosado with CanOnline Global Media Corp.  (5)
  10.4    Amended Employment Agreement of Ricardo Rosado with CanOnline Global Media Corp.  (5)
  10.5    Amendment to Employment Agreement of Ricardo Rosado with NS8 Corp. (4)
  10.6    Addendum to Amendment to Employment Agreement of Ricardo Rosado with NS8 Corp. (4)
  10.7    Employment Agreement of Anthony Alda with CanOnline Global Media Corp.  (5)
  10.8    Amended Employment Agreement of Anthony Alda with CanOnline Global Media Corp. (5)
  10.9    Employment Agreement of Leslie J. Ames with CanOnline Global Media Corp.  (5)
 10.10    Amended Employment Agreement of Leslie J. Ames with CanOnline Global Media Corp.  (5)
 10.11    Amendment to Employment Agreement of Leslie J. Ames with NS8 Corp. (4)
 10.12    Addendum to Amendment to Employment Agreement of Leslie J. Ames with NS8 Corp. (4)
 10.13    Employment Agreement of Brent S. Bysouth with CanOnline Global Media Corp.  (5)
 10.14    Amended Employment Agreement of Brent S. Bysouth with CanOnline Global Media Corp.  (5)
 10.15    Amendment to Employment Agreement of Brent Bysouth with NS8 Corp. (4)
 10.16    Addendum to Amendment to Employment Agreement of Brent Bysouth with NS8 Corp. (4)
 10.17    Employment Agreement of Thomas Routt with NS8 Corporation (5)
 10.18    Employment Agreement of Ricardo Rosado with CanOnline Media Corp. (5)
 10.19    Amended Employment Agreement of Ricardo Rosado with CanOnline Media Corp. (4)
 10.20    Employment Agreement of Anthony Alda with CanOnline Media Corp. (5)
 10.21    Amended Agreement of Anthony Alda with CanOnline Media Corp. (4)
 10.22    Agreement of Leslie J. Ames with CanOnline Media Corp.  (5)
 10.23    Amended Agreement of Leslie J. Ames with CanOnline Media Corp. (4)
 10.24    Agreement of Brent Bysouth with CanOnline Media Corp.  (5)
 10.25    Amended Agreement of Brent Bysouth with CanOnline Media Corp. (4)
 10.26    Employment Agreement of Melanie Thomson with CanOnline Media Corp. (4)
 10.27    Amended Employment Agreement of Melanie Thomson with CanOnline Media Corp. (4)
 10.28    Employment Agreement of Peter Hogendoorn with CanOnline Global Media Corp.  (5)
 10.29    Consulting Agreement between Peter Hogendoorn and NS8 Corporation, Inc. (4)
 10.30    Standby Distribution Agreement dated May 19, 2004 between NS8Corp and
          Cornell Capital Partners LP (6)
 10.31    Registration Rights Agreement dated May 19, 2004 between NS8Corp and Cornell Capital Partners LP (7)
 10.32    Escrow Agreement dated May 19, 2004 among NS8Corp, Cornell Capital Partners LP, and
          Butler Gonzalez LLP (7)


Number  Description
------  ---------------------------------------------------------------------------------------------------------
 10.33    Placement Agent Agreement dated May 19, 2004 between NS8Corp and
          Newbridge Securities Corporation (7)
 10.34    Irrevocable Transfer Agent Instructions dated May 19, 2004 among NS8 Corporation,
          Butler Gonzalez LLP and Continental Stock Transfer & Trust Company (7)
 10.35    Securities Purchase Agreement dated May 19, 2004 among NS8Corp and Cornell Capital Partners, LP (7)
 10.36    Secured Convertible Debenture dated May 19, 2004 issued by NS8 Corp to Cornell Capital Partners, LP (7)
 10.37    Security Agreement dated May 19, 2004 between NS8Corp and Cornell Capital Partners LP (7)
 10.38    Escrow Agreement dated May 19, 2004 among NS8Corp, the Buyers and Butler Gonzalez, LP (7)
 10.39    Investors Registration Rights Agreement dated May 19, 2004 between NS8Corp and the Investors (7)
 10.40    Strategic Alliance Agreement dated May 19, 2004 between NS8 Corporation and BU-Solutions, LLC
          d/b/a Broadband Utility Solutions (7)
 10.41    Exclusive Advisory Agreement dated May 18, 2004 between NS8Corp and Maximum Ventures, Inc. (7)
 10.42    Common Stock Purchase Warrant dated May 18, 2004 issued to Maximum Ventures, Inc. (7)
 10.43    $2,500,000 Promissory Note, dated December 10, 2004, from NS8 Corporation to
          Cornell Capital Partners, LP (8)
 10.44    Amended and Restated Promissory Note, dated as of December 10, 2004, from NS8 Corporation to
          Cornell Capital Partners, LP (filed herewith)
 10.45    Promissory Note, dated June 9, 2005, from NS8 Corporation to Cornell Capital Partners (7)
 10.46    Termination Agreement with respect to the Standby Equity Distribution
          Agreement made between the Corporation and Cornell dated May 19, 2004 dated November 10, 2005 (10)
 10.47    Secured Convertible Debenture No. CCP-3 in the amount of $1,863.430 dated November 10, 2005 (10)
 10.48    Secured Convertible Debenture No. CCP-4 in the amount of $500,000 dated November 10, 2005 (10)
 10.49    Amended and Restated Security Agreement made between the Corporation and Cornell dated
          November 10, 2005 (10)
 10.50    Securities Purchase Agreement made between the Corporation and Cornell dated November 10, 2005 (10)
 10.51    Escrow Agreement made between the Corporation, the Buyers listed in the Securities Purchase Agreement and David Gonzalez, Esq., as Escrow Agent dated November 10, 2005 (10)
 10.52    Subsidiary Security Agreement made between CanOnline Media Corporation and Cornell dated
          November 10, 2005 (10)
 10.53    Subsidiary Security Agreement made between CanOnline Global Media, Inc. and Cornell dated
          November 10, 2005 (10)
 10.54    Investor Registration Rights Agreement made between the Corporation and various investors dated November 10, 2005 (10)
 10.55    Pledge and Escrow Agreement made between the Corporation, various Pledgors, Cornell and
          David Gonzalez, Esq. as Escrow Agent dated November 10, 2005 (10)
 10.56    Irrevocable Transfer Agent Instructions given to Continental Stock Transfer & Trust Company by the Corporation on behalf of Cornell dated November 10, 2005 (10)
 10.57    Warrant No. CCP-001 entitling Cornell Capital to purchase 5,000,000 common shares of the Company at an exercise price of $0.075 per share for a period of five years from November 10, 2005 (10)
 10.58    Warrant No. CCP-002 entitling Cornell Capital to purchase 10,000,000 common shares of the Company at an exercise price of $0.06 per share for a period of five years from November 10, 2005 (10)
 10.59    Warrant No. CCP-003 entitling Cornell Capital to purchase 10,000,000 common shares of the Company at an exercise price of $0.05 per share for a period of five years from November 10, 2005 (10)
 10.60    Master Service Agreement, dated August 4, 2005, between NS8 Corporation and
          SAVVIS Communications Corporation (11)
  23.1    Consent of McGuireWoods LLP (included in Exhibit 5.1 hereto)
  23.2    Consent of Independent Certified Public Accountants (filed herewith)
  24.1    Power of Attorney (included on signature page)

(1)     Previously  filed  in  Registrant's Form 8-K/A filed on January 31, 2004
(2)     Previously  filed  in  Registrant's Form SB-2 filed on December 26, 2001
(3) Previously filed in Registrant's Form 10-KSB for the year ended September 30, 2003 filed on January 1, 2004
(4) Previously filed in Registrant's Form 10-KSB for the year ended December 31, 2004 filed on April 5, 2005
(5) Previously filed in Registrant's Form 10-KSB for the year ended December 31, 2003 filed on April 15, 2004
(6)     Previously  filed  in  Registrant's  Form  SB-2/A  on  October 28, 2004.
(7)     Previously  filed  in  Registrant's  Form  SB-2  on  June 22, 2004.
(8) Previously filed in Registrant's Current Report on Form 8-K dated December 14, 2004.
(9)     Previously  filed in Registrant's Form SB-2 filed on June 10, 2005.
(10) Previously filed in Registrant's Form 10-QSB for the quarter ended September 30, 2005 and filed on November 23, 2005.
(11)    Previously  filed  in  Registrant's  form 8-K filed on October 6, 2005.